As filed with the Securities and Exchange Commission on August 6, 2003

No. 333-107215

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment

No. 1

to

FORM S-4

REGISTRATION STATEMENT  UNDER  THE SECURITIES ACT OF 1933

MUZAK LLC

MUZAK FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	04-3433729 56-2187963 (I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(additional registrants listed on succeeding pages)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public:    The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MLP ENVIRONMENTAL MUSIC, LLC

(Exact name of registrant as specified in its charter)

Washington		91-1936098
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BUSINESS SOUND, INC.

(Exact name of registrant as specified in its charter)

Ohio		34-169525
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, South Carolina 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

MUZAK CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		19-1722302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

AUDIO ENVIRONMENTS, INC.

(Exact name of registrant as specified in its charter)

California		95-2834111
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BI ACQUISITION, LLC

(Exact name of registrant as specified in its charter)

Delaware		91-1996049
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BACKGROUND MUSIC BROADCASTERS, INC.

(Exact name of registrant as specified in its charter)

California		95-3673014
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TELEPHONE AUDIO PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Texas		75-2074894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

VORTEX SOUND COMMUNICATIONS

COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware		13-3783711
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

MUSIC INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware		13-3783710
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

MUZAK HOUSTON, INC.

(Exact name of registrant as specified in its charter)

Texas		74-1699984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

MUZAK HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware		04-3433730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Zendan II, Esq.

3318 Lakemont Blvd.

Fort Mill, SC 29708

(803) 396-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 6, 2003

Muzak LLC

Muzak Finance Corp.

Exchange Offer  for 10% Senior Notes due 2009

Material Terms of Exchange Offer

■	The terms of the notes to be issued in the exchange offer are substantially identical to the existing notes, except that the transfer restrictions and registration rights relating to the existing notes will not apply to the exchange notes.

■	The exchange notes are guaranteed by certain of our domestic subsidiaries on a senior unsecured basis.

■	There is no existing public market for the existing notes or the exchange notes.

■	This exchange offers expires at 5:00 p.m., New York City time on , 2003 unless we extend this date.

■	The exchange of the existing notes for the exchange notes will not be a taxable event for U.S. federal income tax purposes.

■	The exchange offer is not subject to any conditions other than that:

■	the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC,

■	no proceedings have been instituted or threatened against us which would impair our ability to proceed with the exchange offer, and

■	we have received all necessary governmental approvals to proceed with the exchange offer.

■	We will not receive any proceeds from the exchange offer.

For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As used in this prospectus and unless the context indicates otherwise, “notes” refers, collectively, to (a) our 10% Senior Notes due 2009, also referred to as the “old notes,” and (b) our 10% Senior Exchange Notes due 2009 also referred to as the “exchange notes.”

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations, or “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

ii

PROSPECTUS SUMMARY

The following is a summary of important information about Muzak and the exchange notes. We encourage you to read this entire document and the documents we have referred you to for more complete information. Unless otherwise indicated, references to “we,” “our,” “us,” “Muzak” and the “Company” refer to Muzak LLC and its subsidiaries, references to “Muzak Holdings” or the “Parent” refer to Muzak Holdings LLC, and references to “MEM Holdings” refer to MEM Holdings, LLC. References to “guarantors” are references to the entities identified as guarantors under “Description of Exchange Notes—The Guarantees.”

Muzak

Muzak is the leading provider of business music programming in the United States based on market share. We believe that, together with our franchisees, we have a market share of approximately 60% of the estimated number of U.S. business locations currently subscribing to business music programming. We maintain owned operations in 9 of the 10 largest U.S. designated market areas, or DMAs, and 21 of the largest 25 DMAs and serve and install over 300,000 client locations. We generated revenues, cash flows from operations and Adjusted EBITDA (as defined) of $217.8 million, $31.6 million and $71.2 million, respectively, for the fiscal year ended December 31, 2002. We generated revenues, cash flows from operations and EBITDA (as defined) of $56.7 million, $9.2 million and $17.7 million, respectively, for the three months ended March 31, 2003.

Our two core products are Audio ArchitectureSM and VoiceSM. We provide our products to numerous types of businesses including specialty retailers, restaurants, department stores, supermarkets, drug stores, financial institutions, hotels, health and fitness centers, business offices, manufacturing facilities and medical centers, among others. In the fiscal year ended December 31, 2002, our top twenty clients included McDonald’s, The Gap, Eckerd, Kinko’s, Wells Fargo, The Home Depot and Burger King. Our clients typically enter into a non-cancelable five-year contract that renews automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. Our average length of service per Audio Architecture client is approximately 10 to 12 years. We believe that our clients use our products because they recognize them as a key element in establishing their desired business environment, in promoting their corporate identities and in strengthening their brand images at a low monthly cost.

Audio Architecture is business music programming designed to enhance a client’s brand image. We assist our clients in selecting programming that is appropriate for their business and consistent with the experiences they are trying to create for their customers. Our staff of in-house audio architects analyzes a variety of music to develop and to maintain 60 core music programs in 10 genres ranging from current top-of-the-charts hits to jazz, classic rock, urban, country, Latin, classical music and others. Our audio architects change our music programs on a daily basis, incorporating newly released original artists’ music recordings and drawing from our library of approximately one million recordings. In addition, we offer individual music programs to clients who seek further customization beyond that offered by our core music programs. For example, The Gap contracted Muzak to design music programming consistent with the different brand images of its Gap, Gap Kids, Baby Gap, Gap Body, Banana Republic and Old Navy divisions. During 2002, our owned operations added approximately 23,000 gross new Audio Architecture client locations through our marketing efforts.

Voice is telephone music and marketing on-hold as well as in-store messaging. Our Voice staff creates customized music and messages that allow our clients’ telephone systems to deliver targeted music and messaging during their customers’ time on hold. In addition, they also produce customized in-store messages that allow our clients to deliver targeted music and messaging to support their in-store point of sale merchandising. Our fully integrated sound studios and editing and tape duplication facilities provide us with flexibility in responding to clients’ needs. Our telephone, satellite and website technologies allow us to expeditiously change our clients’ music and messages. During 2002, our owned operations added approximately 11,000 gross new Voice client locations through our marketing efforts.

For a typical Audio Architecture client generated by our owned operations, we make an initial one-time investment of approximately $1,200 (including equipment, installation labor, sales commissions and net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 26 months and generate a 55% annual return on investment per Audio Architecture client location, based on a client relationship of 10 years.

For a typical Voice client generated by our owned operations, we make an initial one-time investment of approximately $600 (including equipment, installation labor, sales commissions and net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 14 months and generate a 132% annual return on investment per Voice client location, based on a typical five-year contract term.

For clients generated by our franchisees, we receive a net monthly fee of approximately $5 for each Audio Architecture client location and a fee for each program that we produce for a Voice client. The initial one-time investment for a new Audio Architecture or Voice client location generated by a franchisee is borne exclusively by the franchisee.

We provide our products and services domestically through our integrated, nationwide network of owned operations and franchisees. We believe our nationwide network is the largest in the industry and provides us with a key competitive advantage in effectively marketing and servicing clients ranging from local accounts with single or multiple locations to national accounts with significant geographic presence. We believe that approximately 71% of locations subscribing to Muzak products are clients of our owned operations. The remaining 29% of locations are clients of our franchisees. In 2002, 96% of our revenues were generated by our owned operations and the remaining 4% were generated from fees from our franchises and other sources.

Operating Strengths

We believe the following attributes have helped us become the leading provider of business music programming in the United States:

Market Leadership.    We believe that Muzak is the most widely recognized brand name in the industry. We have been providing business music services for over 65 years and, together with our franchisees, we believe that we have an estimated 60% share of the U.S. business music market, which we believe is significantly under-penetrated. We believe we benefit from the widespread recognition of the Muzak name, our nationwide network, the quality and variety of our music programming, the talent of our audio architects and our multiple delivery systems. We also have an extensive music library, which contains approximately one million recordings and is continually updated with newly released original artists’ recordings.

Nationwide Presence.    We believe our nationwide network is the largest in the industry and would be costly and difficult to replicate. As a result, we believe this nationwide network is a key competitive advantage. Our nationwide network enables us to provide sales, installation and service to clients throughout the country and to service clients with multiple geographically dispersed locations efficiently. We believe that the franchise component of our network is very stable, as a significant majority of our franchisees have been associated with us for over 20 years.

Large and Diverse Client Base.    Our music products appeal to a variety of clients, including specialty retailers, restaurants, department stores, supermarkets, drug stores, financial institutions, hotels, health and fitness centers, business offices, manufacturing facilities and medical centers, among others. Together with our franchisees, we have nationwide coverage and serve an installed base of over 300,000 client locations. In the fiscal year ended December 31, 2002, our top twenty clients included McDonald’s, The Gap, Eckerd, Kinko’s, Wells Fargo, The Home Depot and Burger King. During the fiscal year ended December 31, 2002, our top twenty clients represented in the aggregate less than 18% of our revenues with no single client representing more than 5% of our revenues.

Long Term Contracts; Recurring Revenue Base; Low Churn.    Our client contracts generally have a non-cancelable term of five years that renews automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. Our long term contracts provide us with stable, recurring monthly revenues per client location. In the majority of cases, we also have the right to match any increase in our operating costs with a corresponding price increase of up to 10% each year. We define our churn rate as the percentage of monthly recurring revenue cancelled as a percentage of our recurring revenue base at the beginning of the applicable year. During the fiscal year ended December 31, 2002, our monthly churn rate averaged approximately 0.9% and our annual churn rate was approximately 10.7%. We have an average length of service per Audio Architecture client of approximately 10 to 12 years. Based on our experience, economic downturns have not significantly affected our revenues. During the fiscal year ended 2002, we were able to reduce the churn rate by 9.3% from the previous year. We believe such reduction is primarily a result of company initiatives on a local and national level targeted to lower churn. We further believe our historically low churn is primarily because we deliver products to a geographically diverse client base in a range of industries and at a low monthly cost.

Attractive Economics to Clients and Muzak.    We believe that our products and services provide our clients with an important business tool at a low monthly cost. We also believe that our business provides us with attractive economics. The nature of our business enables us to leverage our corporate infrastructure (including programming, marketing and general administrative costs), our established music library, and our nationwide network and music delivery system. As a result, our financial results are favorably impacted by growth through incremental client locations. Our annual return on investment is 55% per Audio Architecture client location, based on a 10 year client relationship, and 132% per Voice client location, based on the initial five year contract term.

Demand-Based Investments.    The substantial majority of our investments are comprised of the initial outlay for each new client location. We incur those costs only after receiving a signed contract from a client. Our typical initial one-time investment per Audio Architecture and Voice client location (including equipment, installation labor, sales commissions and net of installation fees) averages approximately $1,200 and $600, respectively. In the event of a contract termination, we can typically recover and reuse the installed equipment and recover a portion of the unamortized portion of the sales commission. During the fiscal year ended December 31, 2002, demand-based investments for new client locations totaled $47.7 million, while capital expenditures (excluding expenditures for intangibles) unrelated to new client locations totaled $4.5 million.

Experienced Management.    Our senior management team has extensive experience in the business music programming industry. Muzak is led by Mr. William Boyd, our Chief Executive Officer, who has over 30 years of experience in the industry, and by Mr. Stephen Villa, our Chief Operating Officer and Chief Financial Officer. Prior to re-joining Muzak’s predecessor in 1996, Mr. Boyd owned a large franchise and also served as President of our franchise organization. In addition, we have a dedicated and energetic senior management team that has an average of approximately 10 years of experience in the business music programming industry.

Business Strategy

Since the acquisition of Muzak’s predecessor by an investor group led by ABRY Partners, LLC in March 1999, our strategy has been to increase monthly recurring revenue and cash flow by concentrating on our

Audio Architecture and Voice products. Our strategy recognizes the operating leverage inherent to our business. We are also focused on increasing equipment and related services revenues through our sale of sound systems, noise masking, drive-through systems, and closed circuit television.

Increase United States Market Penetration.    We have identified the potential market for our products to include over six million U.S. business locations that are operating in industries that we currently serve. We believe that less than 10% of our identified market currently subscribes to business music services. As a result of our large nationwide network and 60% market share, we believe we are well positioned to capitalize on the substantial growth opportunities available within this significantly under-penetrated market. We strive to increase not only our market share, but also the market penetration of business music, music and marketing on-hold and in-store messaging. As a result of our marketing efforts, during 2002 our owned operations have added approximately 23,000 gross new Audio Architecture client locations, including Red Lobster, Men’s Wearhouse, Washington Mutual and Wild Oats Markets and approximately 11,000 gross new Voice client locations, including Orkin Pest Control, Popeyes and Microsoft. We will also continue to focus on cross-selling our products to our new and existing clients in order to increase the average revenue per client location. National clients currently subscribing to both of our products include The Home Depot, Kinko’s, Eckerd, Kroger, Fifth Third Bank and Leslie Pools.

Improve Operating Efficiencies.    We are committed to improving our operating efficiencies by reducing our operating costs. In order to reduce our labor costs and our service and installation backlog, we introduced our Voice installation by mail program and a scheduling software system designed to better manage and utilize our internal and external labor resources. Under our Voice installation program, we ship message playback equipment and installation instructions directly to new Voice clients thereby reducing the need for installation service calls. In addition, our Voice interactive fulfillment website enables our clients to review and change their marketing messages on-line, thereby reducing our production workload. In addition, we have consolidated the number of vendors we use and negotiated with vendors for more favorable pricing and terms. As a result, we have reduced, for example, our telecommunications costs, our shipping costs for tapes and compact discs distributed to our clients, our printing costs for marketing and promotional materials and our equipment costs associated with a new client location.

Improve Delivery and Fulfillment Systems.    We seek to implement enhancements to our delivery and fulfillment systems in order to make our products more attractive to existing and potential clients and improve our operating efficiency. For example, we have developed a digital playback device which automates portions of our programming process, improves our ability to service our clients and reduces our production and distribution costs. We believe our digitized music library increases the productivity of our audio architects by enabling us to produce music programs in one-third the time that it took previously. In addition, our interactive Voice website improves our Voice production efficiency by allowing our clients to review and change their marketing messages on-line. We will continue to explore new delivery and fulfillment methods that improve our ability to increase market penetration or improve our operating efficiency.

Selectively Pursue Acquisitions.    We continually evaluate opportunities to acquire our franchises, other music contract portfolios and complementary music and marketing on-hold and in-store messaging businesses if they become available and are an appropriate use of our available capital. Through acquisitions, we seek to realize cost savings by eliminating duplicative programming, distribution, sales and marketing, technical and other general and administrative expenses.

New Senior Credit Facility

In connection with the closing of the offering of the old notes on May 20, 2003, we replaced our senior secured credit facility with a new five-year senior secured credit facility which consists of a revolver with borrowing availability of up to $60 million. Simultaneously with the offering of the old notes we borrowed $7.5 million from our new senior secured credit facility. For more information regarding our new senior credit facility, see “Description of Other Debt.”

The Sponsors

Our two largest equity investors are ABRY Partners, LLC and Clear Channel Communications, Inc. (NYSE: CCU). ABRY Partners is one of the largest private equity investment firms in North America dedicated solely to investing in media businesses. ABRY Partners currently manages $1.8 billion of private equity and mezzanine funds. Since its formation in 1989, ABRY Partners has completed over $7 billion of leveraged acquisitions and other private equity transactions in the media sector. ABRY Partners’ investments have included Citadel Communications Corporation, Avalon Cable LLC and Nexstar Broadcasting Group LLC. Clear Channel Communications is a diversified media company with a market capitalization of approximately $20 billion.

ABRY Partners’ investment in and commitment to Muzak has been significant as demonstrated by the $91.9 million of equity invested since October 1998 when it began acquiring Muzak franchises. In March 1999, ABRY Partners combined the operations of Muzak’s predecessor with the franchises ABRY had previously acquired in a merger transaction with total consideration (including debt repayment) of $274.2 million. In connection with the merger transaction, Capstar Broadcasting Corporation contributed its Muzak franchises in exchange for cash and voting membership interests in Muzak Holdings, which interests are now held by AMFM Systems, Inc., a subsidiary of Clear Channel Communications, Inc.

In March 2002, the sponsors, including ABRY Partners, contributed $10.0 million in the form of junior subordinated unsecured notes (the “Sponsor Notes”) to Muzak. The Sponsor Notes were repaid from the proceeds from the issuance of the old notes and borrowings under our new senior credit facility. See “Use of Proceeds.”

As of December 31, 2002, Muzak Holdings has contributed a total of approximately $260.2 million of cash to Muzak as equity.

Purpose of the Exchange Offer

On May 20, 2003, we sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, $220,000,000 of our 10% Senior Notes due 2009. We refer to these notes as “old notes” in this prospectus.

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we are required to use our best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the old notes, to become effective on or within 180 days of issuance of the old notes. We refer to the notes to be registered under this exchange offer registration statement as “exchange notes” and collectively with the old notes, we refer to them as the “notes” in this prospectus. You may exchange your old notes for exchange notes in this exchange offer. You should read the discussion under the headings “— Summary of the Exchange Offer,” “The Exchange Offer” and “Description of the Exchange Notes” for further information regarding the exchange notes.

We did not register the old notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their old notes in the exchange offer, they lose their right to have the old notes registered under the Securities Act, subject to certain limitations. Anyone who still holds old notes after the exchange offer may be unable to resell their old notes.

However, we believe that holders of the exchange notes may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings “—Summary of the Exchange Offer” and “The Exchange Offer” for further information regarding the exchange offer and resales of the exchange notes.

Summary of the Exchange Offer

The Initial Offering of Old Notes

We sold the old notes on May 20, 2003 to Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Fleet Securities, Inc. We collectively refer to these parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the old notes to (1) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (2) outside the United States in accordance with Regulation S under the Securities Act.

Registration Rights Agreement

Simultaneously with the initial sale of the outstanding securities, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, (i) to file a registration statement with the SEC as soon as practicable after the issuance of the old notes, but in no event later than 90 days after the issuance of the old notes and (ii) to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC at the earliest possible time, but in no event later than 180 days after the issuance of the old notes. We also agreed to use our reasonable best efforts to cause the exchange offer to be consummated on the earliest practicable day after the registration statement is declared effective, but in no event later than 35 days after the exchange registration statement is declared effective, unless required by the Securities Act or the Exchange Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The Exchange Offer

We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your old notes. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer. Any old notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	the exchange notes are being acquired in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer. See “Plan of Distribution.”

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of the outstanding securities on , 2003.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2003, unless we decide to extend the expiration date.

Conditions to the Exchange Offer

The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC, that no proceedings have been instituted or threatened against us which would impair our ability to proceed with the exchange offer, and that we have received all necessary governmental approvals to proceed with the exchange offer.

Procedures for Tendering Old Notes

We issued the old notes as global securities. When the old notes were issued, we deposited the global securities representing the old notes with U.S. Bank National Association, as book-entry depositary. U.S. Bank National Association issued a certificateless depositary interest in each global security we deposited with it, which together represent a 100% interest in the old notes, to The Depository Trust Company, known as DTC. Beneficial interests in the old notes, which are held by direct or indirect participants in DTC through the certificateless depositary interests, are shown on records maintained in book-entry form by DTC.

You may tender your old notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your old notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter of transmittal. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the old notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer—Procedures for Tendering Old Notes” for more information.

Do not send letters of transmittal and certificates representing old notes to us. Send these documents only to the exchange agent. See “The Exchange Offer—Exchange Agent” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or old notes in the exchange offer, you should contact the person in whose name your book-entry interests or old notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to the expiration date.

Federal Income Tax Considerations	The exchange of old notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

The Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The exchange notes represent the same debt as the old notes. The old notes and the exchange notes are governed by the same indenture and are together considered a “series” of securities under that indenture. We use the term “notes” in this prospectus to collectively refer to the old notes and the exchange notes.

Issuers	Muzak LLC and Muzak Finance Corp., as joint and several obligors, which we refer to as the issuers.

The Exchange Notes	$220,000,000 principal amount of 10% Senior Notes due 2009.

Maturity	February 15, 2009.

Interest Payment Dates	Each May 15 and November 15, beginning November 15, 2003.

Guarantees

Our parent company and our present and future domestic restricted subsidiaries will guarantee the exchange notes on a joint and several basis with unconditional guarantees of payment that will rank equal in right of payment to their existing and future senior debt.

Denominations	$1,000 minimum and $1,000 integral multiples thereof.

Security and Ranking	The exchange notes will not be secured by any collateral.

The exchange notes will rank equal in right of payment to our existing and future senior debt. The exchange notes will be effectively subordinated to our and the guarantors’ existing and future secured debt.

We estimate that, as of March 31, 2003, on an as adjusted basis, we would have had $347.5 million of debt and capital leases, including $7.5 million of senior secured debt outstanding, and approximately $51.4 million (net of outstanding letters of credit) of unused borrowing availability under our new senior credit facility.

Optional Redemption	Except in the case of equity offerings by us, we cannot choose to redeem the exchange notes prior to February 15, 2006.

At any time from and after that date (which may be more than once), we can choose to redeem some or all of the exchange notes at specified prices, plus accrued but unpaid interest.

Optional Redemption after Equity Offerings

At any time (which may be more than once) before February 15, 2006, we can choose to purchase up to 35% of the outstanding notes (old notes and exchange notes) with money that we raise in one or more equity offerings, as long as:

•	we pay 110.0% of the face amount of the notes purchased, plus accrued but unpaid interest;

•	we purchase the notes within 60 days of completing the equity offering; and

•	at least 65% of the notes originally issued remain outstanding afterwards.

Change of Control	If we experience a change of control, we must offer to purchase your exchange notes at 101% of their face amount, plus accrued but unpaid interest.

We might not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because:

•	we might not have enough funds at that time; or

•	the terms of our other debt may prevent us from paying.

Asset Sales	We may have to use the net cash proceeds from selling assets to offer to purchase your exchange notes at their face amount, plus accrued but unpaid interest.

Covenants	The indenture governing the exchange notes will limit what we (and most or all of our subsidiaries) may do. The provisions of the indenture will limit our ability to:

•	incur more debt;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make investments;

•	repurchase stock;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	merge or consolidate; and

•	transfer and sell assets.

These covenants are subject to a number of important exceptions.

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We used the proceeds raised from the old notes to repay outstanding debt plus accrued but unpaid interest under our existing credit facility and our Sponsor Notes, to distribute proceeds to Muzak Holdings to allow Muzak Holdings to purchase a portion of its 13% Senior Discount Notes due 2010, and to pay related fees and expenses.

See the “Use of Proceeds” section of this prospectus for further details.

Risk Factors	You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth under “Risk Factors.”

For more complete information about the notes, see the “Description of Exchange Notes” section of this prospectus.

Our principal offices are located at 3318 Lakemont Blvd., Fort Mill, South Carolina 29708. Our telephone number is (803) 396-3000.

Summary Consolidated Financial Data

The following table presents summary historical statement of operations and balance sheet data as of and for the three months ended March 31, 2003 and 2002, as of December 31, 2002, 2001 and 2000 and for each of the three years in the period ended December 31, 2002 and unaudited pro forma financial data as of and for the three months ended March 31, 2003 and should be read in conjunction with the “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the consolidated financial statements of Muzak and Muzak Holdings and the related notes thereto included elsewhere in this prospectus. The historical statement of operations and balance sheet data as of and for the three months ended March 31, 2003 and 2002 have been derived from the unaudited consolidated financial statements and the notes thereto of Muzak Holdings included elsewhere in this prospectus. The historical statement of operations and balance sheet data as of December 31, 2002, 2001 and 2000 and for each of the three years in the period ended December 31, 2002 have been derived from the audited consolidated financial statements and the notes thereto of Muzak included elsewhere in this prospectus. All amounts are presented in thousands unless otherwise indicated.

The unaudited as adjusted other financial data gives effect to the issuance of the old notes and, the entering into of the new senior credit facility and the use of proceeds therefrom, as if they had occurred at March 31, 2003.

	Year Ended December 31,			For the Three Months Ended March 31,
	2000	2001	2002	2002	2003
				(unaudited)
Statement of Operations Data:
Revenues	$192,148	$203,361	$217,756	$50,963	$56,690
Cost of revenues	68,775	71,507	78,221	17,318	19,073

	123,373	131,854	139,535	33,645	37,617
Selling, general and administrative expenses	63,798	68,107	72,023	18,071	19,951
Depreciation and amortization expense	63,125	75,668	70,109	17,850	17,534

Income (loss) from operations	(3,550)	(11,921)	(2,597)	(2,276)	132
Interest expense	(40,033)	(32,339)	(28,580)	(7,747)	(6,576)
Other, net	(437)	(481)	192	19	36
Loss from extinguishment of debt	(1,418)	—	—	—	—

Loss before income taxes	(45,438)	(44,741)	(30,985)	(10,004)	(6,408)
Income tax benefit	(1,082)	(595)	(956)	(303)	(198)

Net loss(a)(b)	$(44,356)	$(44,146)	$(30,029)	$(9,701)	$(6,210)

Balance Sheet Data (End of Period):
Working capital (deficit)	$10,297	$(491)	$1,260	$(1,133)	$1,975
Total assets	537,363	495,942	474,195	487,930	466,906
Total debt(c)	323,016	307,553	315,362	311,572	314,829
Total member’s interest	159,427	146,533	118,378	137,714	112,138

Other Data:
EBITDA(d)	$57,505	$63,167	$67,654	$15,586	$17,697
Pro forma senior debt(c)					230,385
Pro forma total debt(c)					345,385

(a)	We adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002 which required us to reclassify trained workforce to goodwill and cease amortization on goodwill. Excluding the amortization expense for these items, net loss would have been $35.5 million, and $34.9 million, respectively, for the years ended December 31, 2000, and 2001.
(b)	Net loss for the year ended December 31, 2002 includes a $3.1 million charge to increase reserves for estimated prior period licensing royalties and related expenses and a charge of $0.5 million in connection with exploring various financing alternatives. Net loss for the year ended December 31, 2001 includes a $1.2 million charge related to a license fee audit and a charge of $0.7 million related to the postponed private placement of Senior Subordinated Notes.

(c)	Excludes debt of Electro Systems that is non-recourse to Muzak and includes capitalized leases. Electro Systems will be an unrestricted subsidiary under the indenture governing the notes. As of March 31, 2003, Electro Systems debt was $2.1 million and capitalized leases were $3.7 million.
(d)	We evaluate our liquidity using several measures, one of them being EBITDA (defined as earnings before interest, income taxes (benefits), depreciation, and amortization). EBITDA is not intended to be a liquidity measure that should be regarded as an alternative to, or more meaningful than, cash flows from operating activities as a measure of liquidity as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA is a meaningful measure of liquidity and is commonly used in similar industries to analyze and compare companies on the basis of leverage and liquidity, however, it is not necessarily comparable to similarly titled amounts of other companies. See reconciliation of cash flows from operations to EBITDA below.

The following table provides a reconciliation of cash flows provided by (used in) operating activities to EBITDA.

				For the Three Months Ended March 31,
	2000	2001	2002	2002	2003
	(in thousands)
Cash flows provided by (used in) operating activities	$(3,456)	$38,035	$31,589	$4,668	$9,164
Loss on extinguishment of debt	(1,418)	—	—	—	—
Interest expense net of amortization	38,353	30,659	26,552	7,345	6,036
Change in working capital	11,159	(12,998)	3,725	2,544	1,545
Current tax expense	29	33	409	—	54
Change in unearned installation income	807	659	1,384	418	(8)
Amortization of deferred subscriber acquisition costs	(5,786)	(9,516)	(12,387)	(2,879)	(3,617)
Deferred subscriber acquisition costs	18,371	16,404	16,355	3,479	4,517
(Loss) gain on disposal of fixed assets	(554)	(109)	27	11	6

EBITDA	$57,505	$63,167	$67,654	$15,586	$17,697

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before purchasing the notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. In such case, you may lose all or part of your original investment.

Risks Relating to the Exchange Notes

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

We understand that the initial purchasers presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

In addition, any old note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.

We did not register the old notes, nor do we intend to do so following the exchange offer. Old notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws. As a result, if you hold old notes after the exchange offer, you may be unable to sell your old notes.

If a large number of outstanding old notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you exchange your old notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.

You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

•	holders who are not “affiliates” of Muzak LLC or Muzak Finance Corp. Inc. within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their exchange notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the exchange notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell notes they acquire in the exchange offer in order not to be deemed an underwriter.

Our substantial debt could make us unable to make payments on the notes and could adversely affect our financial health and we may be required to incur more debt to meet our obligations.

Following the offering of the old notes, we will continue to have a significant amount of debt. The following chart shows important credit statistics and is presented assuming we had completed the offering of the old notes as of March 31, 2003 and applied the proceeds as described herein:

	At March 31, 2003 As adjusted
	(in millions)
Total debt	$347.5
Member’s interest	$92.6
Debt to equity ratio	3.75	x

On a pro forma basis, Muzak’s earnings would have been inadequate to cover fixed charges by approximately $14.2 million for the three months ended March 31, 2003. The ratios provided above are often used by investors to evaluate a company’s capital structure and its ability to make payments on its debt.

Our substantial debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our obligations under our other debt;

•	require us to dedicate a substantial portion of our cash flows from operations to payments on our debt, which will reduce the funds available for working capital, capital expenditures and other general corporate purposes and may require us to limit new client installations, which require an initial outlay for equipment;

•	limit our flexibility in planning for, or reacting to, changes in the production, distribution or marketing of our products, client demand, competitive pressures, and the business music industry;

•	place us at a competitive disadvantage compared to our competitors that have proportionately less debt;

•	increase our vulnerability to general adverse economic and business music industry conditions; and

•	limit our ability to borrow additional funds.

Our ability to incur additional debt in the future could increase the risks facing the holders of the notes.

We may be able to incur substantial additional debt in the future, and we may do so in order to finance future acquisitions and investments relating to new client locations. The terms of the indenture will not fully prohibit us or our subsidiaries from doing so. Upon consummation of the offering of the old notes, we expect that our new senior credit facility will permit additional borrowing and all of those borrowings would be effectively senior to the notes. The addition of further debt to our current debt levels could intensify the leverage related risks that we now face.

Although the exchange notes are referred to as “senior notes,” they will be effectively subordinated to our secured indebtedness.

The exchange notes will be our unsecured obligations and will be guaranteed by Muzak Holdings and certain of our domestic subsidiaries. As a result of this structure, the exchange notes will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the collateral. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us and the guarantors, our and our guarantors’ assets could not be used to pay you until all secured claims against us have been fully paid.

On March 31, 2003, after giving effect to the issuance of the exchange notes and the entering into of our new senior credit facility, we and our guarantors would have had outstanding an aggregate of $7.5 million of secured indebtedness that would be effectively senior to the exchange notes and, subject to certain limitations, we would be able to borrow up to $51.4 million (net of outstanding letters of credit) under our new senior credit facility. We may incur additional secured indebtedness in the future.

Our net losses from operations may continue and we may not have sufficient earnings to make payments on the exchange notes.

Our ability to make payments on and refinance our debt, including the exchange notes, and to fund planned investments relating to new client locations and acquisitions, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If our future cash flows from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities, investments relating to new client locations and acquisitions, sell assets, obtain additional equity capital or restructure or refinance all or part of our debt, including the notes. We cannot assure you that we could accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all.

Muzak had net losses of $30.0 million and $44.1 million for the years ended December 31, 2002 and 2001, respectively and $6.2 million for the three months ended March 31, 2003. Muzak expects that it will continue to incur net losses in the future, in part because of costs we incur in connection with new client locations and interest on our debt.

The terms of our debt impose operational and financial restrictions on us.

The indenture will contain and our other debt agreements contain various provisions that limit our management’s discretion by restricting our ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	make investments and other restricted payments;

•	enter into sale-leaseback transactions;

•	create liens;

•	merge or consolidate;

•	enter into transactions with affiliates;

•	transfer and sell assets;

•	make capital expenditures and investments in new client locations;

•	amend or otherwise alter debt and other material agreements; and

•	alter the business we conduct.

The new senior credit facility will also require us to meet financial ratios. If we do not comply with the restrictions in our new senior credit facility or our other debt agreements a default may occur. A default may allow our creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to provide us with further funds.

Your investment in the exchange notes is not guaranteed by all of our subsidiaries.

The indenture will not require our future foreign subsidiaries and those domestic subsidiaries that we may designate in accordance with the terms of the indenture, to guarantee the exchange notes. In addition, Electro Systems Corporation is our only current subsidiary that is not a guarantor of the exchange notes, and Muzak Heart & Soul Foundation is not considered to be a subsidiary and has not guaranteed the exchange notes. The assets of Electro Systems Corporation are not available to satisfy the obligations of Muzak under the exchange notes until all the debts have been paid in full. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, holders of their debt and their trade payables will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Subsidiary guarantors can be released from their obligations as guarantors under the indenture.

A subsidiary guarantor may be released from its obligations as a guarantor if:

•	all of its capital stock is sold;

•	all or substantially all of its assets are sold; or

•	it merges or consolidates with another entity.

Our ability to purchase your exchange notes on a change of control may be limited.

If we undergo a change of control, we may need to refinance large amounts of our debt, including the exchange notes, our 9 7/8% senior subordinated notes and our new senior credit facility and we must offer to buy back the exchange notes for a price equal to 101% of the face amount, plus interest that has accrued but has not been paid as of the repurchase date. We cannot assure you that we will have sufficient funds available to make the required repurchases of the exchange notes in that event, or that we will have sufficient funds to pay our other debts.

In addition, we expect that our new senior credit facility will prohibit us from repurchasing the exchange notes after a change of control until we have repaid in full our debt under our new senior credit facility. If we fail to repurchase the exchange notes upon a change of control, we will be in default under the indenture governing the notes, the indenture governing our 9 7/8% senior subordinated notes and our new senior credit facility. Any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. These repurchase requirements may delay or make it harder for others to obtain control of Muzak.

You should not expect the co-issuer of the exchange notes to participate in making payments on the exchange notes.

Muzak Finance Corp. is a wholly-owned subsidiary of Muzak that was incorporated to accommodate the issuance of the 9 7/8% senior subordinated notes and these exchange notes by Muzak. Muzak Finance will not have any operations or assets of any kind and will not have any revenues other than as may be incidental to its activities as co-issuer of the 9 7/8% senior subordinated notes and the exchange notes. You should not expect Muzak Finance to participate in servicing the interest or principal obligations or additional interest, if any, on the exchange notes.

The exchange notes and the guarantees could be voided or subordinated to our and the guarantors’ other debt if the issuance of the exchange notes constituted a fraudulent conveyance.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of either issuer, the debt represented by the exchange notes and the guarantees may be reviewed under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, the debt could be voided, or claims in respect of the exchange notes and the guarantees could be subordinated to all other debts of either issuer or the guarantors if, among other things, the court found that, at the time we incurred the debt represented by the exchange notes and the subsidiary guarantors executed the guarantees, we or any guarantor:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the debt; and

•	were insolvent or rendered insolvent by reason of this incurrence; or

•	were engaged in a business or transaction for which the remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or a guarantor would incur, debts beyond that entity’s ability to pay them as they matured; or

•	intended to hinder, delay or defraud creditors.

The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We believe that we will receive fair value for the exchange notes and that the guarantors will receive fair value for their guarantees. On the basis of historical financial information, recent operating history and other factors, we believe that after giving effect to the offering of the old notes, neither Muzak nor any guarantor will be insolvent, will have unreasonably small capital for the business in which such entity is engaged, or will have incurred debts beyond such entity’s ability to pay them as they mature. We can give no assurance, however, what standard a court would apply in reviewing the transactions or that a court would agree with our conclusions in this regard.

Risks Relating to Our Business

We are dependent on satellite delivery capabilities of third parties.

During the year ended December 31, 2002, we delivered our music programs via direct broadcast satellite to approximately 84% of our music client locations. Our transmissions via direct broadcast satellite to clients are primarily from transponders leased from Microspace and EchoStar Satellite Corporation. Microspace provides us with facilities for uplink transmission of medium-powered direct broadcast satellite signals to the transponders. Microspace, in turn, leases its transponder capacity on satellites operated by third parties. Such satellites include the Galaxy IIIC satellite operated by PanAmSat and Telstar 4, operated by Loral Skynet. We have in the past experienced satellite failures that disrupted our transmissions, and we cannot assure you that we will not experience satellite failures in the future, or that the satellites we use will remain in operation through their projected useful lives. Satellite failure could result in disruptions in service to our clients, additional expenditures for satellite receiver re-pointing or new receiving equipment, and could damage our relationships with our clients. As a result, satellite failure could have a material adverse effect on our financial condition and results of operations. To mitigate our expenditures, we have secured insurance to cover our re-pointing costs of up to $5.0 million in the event of a Galaxy IIIC satellite failure and up to $1.25 million of coverage for our re-pointing costs in the event of a Telstar 4 satellite failure.

There are a limited number of satellites with orbital positions suitable for direct broadcast satellite transmission of our signals and a limited number of available transponders on those satellites. Satellite transponders receive signals, translate signal frequencies and transmit signals to receiving satellite dish antennas. If our current transponder lessors were unable to provide us with transponder services, we would have to seek alternative transponder or satellite facilities and to repoint satellite dishes at our clients’ locations. However, alternative facilities may not be available on a timely or cost-effective basis, may be available only on a satellite that is not positioned as favorably as our current satellites or may require a change in the frequency currently used to transmit and receive our signal. If we are required to enter into new transponder lease agreements, we cannot assure you that we will be able to do so on terms as favorable as those in our current agreements.

Our costs for music rights licensed from third parties are expected to increase in the future.

We license rights to re-record and distribute music from a variety of sources and pay royalties to songwriters and publishers through contracts negotiated with performing rights societies such as the American Society of Composers, Authors and Publishers, known as ASCAP, Broadcast Music, Inc., known as BMI, and the Society of European Stage Authors and Composers, known as SESAC.

The industry-wide agreement between business music providers and BMI expired in December 1993. Since then, we have been operating under an interim agreement pursuant to which we have continued to pay royalties at the 1993 rates and business music providers and BMI have been negotiating the terms of a new agreement. We are currently involved in a rate court proceeding, initiated by BMI in federal court in New York, regarding the music license fees payable by us, our owned operations and our franchisees to BMI during the period from January 1, 1994 to December 31, 2002, and likely several years thereafter. BMI contends that the fee levels understate reasonable fee levels by as much as 100%. We are vigorously contesting BMI’s assessment. A court ruling setting final fees for the period covered may require retroactive adjustment, upward or downward, likely back to January 1, 1994, and may also entail payment of pre-judgment interest. Any such retroactive adjustments could have a material adverse effect on our results of operations. Discovery in the proceeding has commenced but has not yet been completed. As of the date hereof, a trial date has not been set.

The industry-wide agreement between business music providers and ASCAP expired in May 1999. We began negotiations with ASCAP in June 1999, and we have continued to pay ASCAP royalties at the 1999 rates. The agreement between business music providers and ASCAP allowed either party to pursue a rate court proceeding in federal court in New York to seek a court determined reasonable rate if a mutually acceptable rate was not obtained by November 29, 2002. ASCAP notified us that it would pursue such a rate court proceeding and on January 29, 2003 made an application to the court to commence such a proceeding.

We cannot predict what the terms of the new BMI or ASCAP agreements with business music providers will be or when agreements will be reached, although BMI and ASCAP have indicated they are seeking royalty rate increases and a retroactive royalty rate increase. As of December 31, 2002, we have not accrued any amounts in connection with any such potential retroactive rate increases. In 2002, we paid approximately $8.5 million in royalties to ASCAP, BMI and SESAC. Increases in the fees that we must pay under future agreements with ASCAP, BMI and SESAC could adversely affect our results of operations.

In connection with ASCAP’s periodic audit program, ASCAP conducted audits during 2001 of license fee calculations in local sales offices and for national accounts. Based on those audits, ASCAP indicated that they believed past license fee calculations were incorrect and additional license fees were due. We settled the discrepancy with respect to all sales offices and national accounts for all open audit periods prior to and including 2001 and paid such settlement in December 2001. In 2002, BMI conducted an audit of our license fee calculations in local sales offices and for national accounts. All discrepancies for all open audit periods prior to and including 2001 were settled and we paid such settlement in September 2002. In light of the audit results, our 2002 license fees to ASCAP and BMI were higher than in the past and future license fees may be similarly affected.

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings. Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings. The Digital Millennium Copyright Act did not specify the rate and terms of the license. As a result, the United States Copyright Office convened a Copyright Arbitration Royalty Panel to recommend an ephemeral royalty rate. In February 2002, the Panel recommended an ephemeral royalty rate of ten percent (10%) of gross proceeds applicable to the use of ephemeral copies. That recommendation was subject to review by the Librarian of Congress, who could have modified or adopted such recommendation.

In June 2002, the Librarian of Congress published his final decision to adopt the Copyright Arbitration Royalty Panel’s recommendation of a ten percent (10%) ephemeral royalty rate, which covers the period from October 1998 through December 31, 2002. As required by such determination, we remitted payment on October 20, 2002 for royalties payable for the period from October 28, 1998 through August 31, 2002. We believe that the United States Copyright Office will once again convene a Copyright Arbitration Royalty Panel sometime in 2003, to recommend an ephemeral royalty rate for the period from January 1, 2003 through December 31, 2007.

With respect to future revenue subject to such ephemeral royalty rate, we believe our exposure is minimal, as we believe our current satellite technologies do not require use of ephemeral copies. Nonetheless, there can be no assurances that the collective for the copyright owners will refrain from investigating or otherwise challenging the applicability of the statute to our satellite technologies.

During the fiscal year ended December 31, 2002, we increased our estimated reserve for prior period licensing royalties and related expenses by $3.1 million. The charge is recorded in cost of music and other business services revenues. This adjustment was not related to exposures posed by potential retroactive rate increases in the ASCAP and BMI rate court proceedings. During the course of the fiscal year ended  December 31, 2002, payments of $1.6 million were made from this reserve, and, as a result, as of December 31, 2002, our reserve for licensing royalties and related expenses was $2.9 million.

We may be unable to integrate acquired businesses in the future.

We may selectively pursue acquisitions from time to time. The process of integrating acquired businesses into our operations may result in unforeseen difficulties. Integrating acquired businesses may also require a disproportionate amount of resources and management attention. There can be no assurances that we will be successful in integrating acquired businesses or that the acquired businesses will perform as expected or generate significant revenues or profits.

Our controlling equityholder may have interests that conflict with your interests.

MEM Holdings, as beneficial owner, controls 64.2% of the voting membership interests of Muzak Holdings, our sole member. MEM Holdings can therefore direct Muzak Holdings’ policies and those of Muzak, and can select a majority of our managers and directors. MEM Holdings is in turn controlled by affiliates of ABRY Partners. The interests of MEM Holdings, ABRY Partners, their affiliates and the members of our management may conflict with the interests of the noteholders.

ABRY Partners and its affiliates make controlling investments in media businesses and businesses that support or enhance media properties. ABRY Partners, its affiliates and members of management, may at any time own controlling or non-controlling interests in media and related businesses other than through Muzak, some of which may compete with Muzak. ABRY Partners and its affiliates other than Muzak and members of Muzak’s management may identify, pursue and consummate acquisitions of media businesses that would be complementary to the business of Muzak. If this were to occur, these acquisition opportunities would not be available to Muzak.

We may be unable to successfully compete in our industry.

We compete with many local, regional, national, and international providers of business music services. National competitors include DMX Music, Inc., Music Choice, and PlayNetworks. Local and regional competitors are typically smaller entities that target businesses with few locations.

We compete on the basis of service, the quality, and variety of our music programs, versatility and flexibility, the availability of our non-music services and, to a lesser extent, price. Even though we are seldom the lowest-priced provider of business music in any territory, we believe that we can compete effectively due to the widespread recognition of the Muzak name, our nationwide network, the quality and variety of our music programming, the talent of our audio architects and our multiple delivery systems.

We also compete with companies that are not principally focused on providing business music services. Such competitors include traditional radio broadcasters that encourage workplace listening, satellite digital audio radio services, video services that provide business establishments with music videos or television programming, and performing rights societies (ASCAP, BMI, and SESAC) that license business establishments to play sources such as CD’s, tapes, MP3 files, and the radio. While we believe that we compete effectively against such services for many of the same reasons stated above, such competitors have established client bases and are continually seeking new ways to expand such client bases and revenue streams.

We may be unable to keep pace with technological change affecting the production and delivery of our products.

There are numerous methods by which our existing and future competitors can deliver programming, including various forms of direct broadcast satellite services, wireless cable, fiber optic cable, digital compression over existing telephone lines, advanced television broadcast channels, Digital Audio Radio Service and the Internet. Competitors may use different forms of delivery for the services we offer, and clients may prefer these alternative delivery methods. We may not have the financial or technological resources to adapt to changes in available technology and our clients’ preferences.

We cannot assure you that we will be able to use, or compete effectively with competitors that adopt new delivery methods and technologies, or keep pace with discoveries or improvements in the communications, media and entertainment industries. We also cannot assure you that the technology we currently rely upon will not become obsolete. Advances in telecommunications technology and Internet music delivery systems could lower the barriers to entry in the business music industry and result in increased competitive pressure on us.

Our business results could be adversely affected if we lose key personnel.

Our success depends in large part upon the abilities and continued service of our senior management personnel. The loss of members of senior management, particularly Mr. Boyd, our Chief Executive Officer, or Mr. Villa, our Chief Operating Officer and Chief Financial Officer, could seriously affect our business prospects. We do not maintain key man life insurance on any of our senior management personnel.

Changes in the regulation of the transmission of our products could adversely affect our business.

We are subject to governmental regulation by the United States and by the governments of other countries in which we provide services. Our business prospects could be adversely affected by the adoption of new laws, policies or regulations that change the present regulatory environment. We currently provide music services in a few areas in the United States through 928 to 960 megahertz radio frequencies licensed by the Federal Communications Commission. Additionally, the Federal Communications Commission licenses the radio frequencies used by satellites on which we transmit our direct broadcast satellite services in the United States. If the Federal Communications Commission or any other person revokes or refuses to extend authorizations for any of these satellites, we would be required to seek alternate satellite facilities. Laws, regulations and policies, or changes therein, in other countries could adversely affect our existing services or restrict the growth of our business in these countries.

Increased subscriber turnover may affect our financial performance.

Our historical churn rate has been approximately 10.7% and 11.8% in 2002 and 2001, respectively. We define our churn rate as the percentage of monthly recurring revenue cancelled as a percentage of our recurring revenue base at the beginning of the applicable year. Since the beginning of 2000, we have experienced rapid growth in our subscriber base and thus our historical churn rate may not be a good indicator of our ability to retain subscribers in the future. We must continually add new subscribers both to replace subscribers who cancel and to continue to grow our business beyond our current subscriber base.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

Simultaneously with the sale of the old notes, we entered into a registration rights agreement with Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Fleet Securities, Inc. In the registration rights agreement, we agreed, among other things, (i) to file a registration statement with the SEC as soon as practicable after the issuance of the old notes, but in no event later than 90 days after the issuance of the old notes and (ii) to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC at the earliest possible time, but in no event later than 180 days after the issuance of the old notes. We also agreed to use our best efforts to cause the exchange offer to be consummated on the earliest practicable day after the registration statement is declared effective, but in no event later than 35 days after the exchange registration statement is declared effective, unless required by the Securities Act or the Exchange Act. A copy of the registration rights agreement has been filed as an exhibit herewith.

We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act, and holders of the exchange notes will not be entitled to the payment of any additional amounts pursuant to the terms of the registration rights agreement, as described below.

The registration rights agreements provides that, promptly after the registration statement has been declared effective, we will offer to holders of the old notes the opportunity to exchange their existing notes for exchange notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their old notes. We will keep the exchange offer open for at least 30 days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes and use our reasonable best efforts to complete the exchange offer no later than 35 days after the exchange registration statement is declared effective. The exchange notes will be accepted for clearance through The Depository Trust Company (“DTC”), Clearstream, Luxembourg and the Euroclear System with a new CUSIP and ISIN number and common code. All of the documentation prepared in connection with the exchange offer will be made available at the offices of U.S. Bank National Association, our paying agent.

Based on existing interpretations of the Securities Act by the staff of the SEC, we believe that the holders of the exchange notes (other than holders who are broker-dealers) may freely offer, sell and transfer the exchange notes. However, holders of old notes who are our affiliates, who intend to participate in the exchange offer for the purpose of distributing the exchange notes, or who are broker-dealers who purchased the old notes from us for resale, may not freely offer, sell or transfer the old notes, may not participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or transfer of old notes.

Each holder of old notes who is eligible to and wishes to participate in the exchange offer will be required to represent that it is not our affiliate, that it is not a broker-dealer tendering securities directly acquired from us for its own account and that it acquired the old notes and will acquire the exchange notes in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the exchange notes. In addition, any broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus (which may be the prospectus contained in the registration statement if the broker-dealer is not reselling an unsold allotment of old notes) meeting the requirements of the Securities Act in connection with any resales of the exchange notes. We will agree to provide sufficient copies of the latest version of such prospectus to such broker-dealers, if subject to similar prospectus delivery requirements for a period ending on the earlier of (i) 180 days from the date on which the exchange offer is consummated (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the we are not permitted to effect the exchange offer, (ii) the exchange offer is not consummated within 225 days of the date of issuance of the old notes, (iii) any initial purchaser who holds private exchange notes so requests in writing to us or (iv) in the case of any holder that participates in the exchange offer (and tenders its notes prior to the expiration thereof), such holder does not receive exchange notes that may be sold without restriction under federal securities laws (other than due solely to the status of such holder as an affiliate of us within the meaning of the Securities Act) and so notifies us within 30 days following the consummation of the exchange offer (and providing a reasonable basis for its conclusions), in the case of each of clauses (i)-(iv), then we shall promptly deliver to the holders and the trustee written notice thereof, or give shelf notice and shall file a shelf registration covering the resale of the affected securities within 90 days after the shelf notice is given to the holders and shall use our reasonable best efforts to cause the shelf registration to be effective under the Securities Act on or prior to the 90th day after the shelf notice is given. We will use our reasonable best efforts to keep effective the shelf registration statement until the earlier of (i) two years following the effective date of the initial shelf registration statement or (ii) the time when all of the securities have been sold thereunder or have been registered under a subsequent shelf registration statement that has been declared effective.

In the event that a shelf registration statement is filed, we will provide to each affected holder copies of the prospectus that is a part of the shelf registration statement, notify each affected holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the securities. A holder that sells securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a prospectus to purchasers. A selling holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with sales and will be bound by the provisions of the registration rights agreement that are applicable to it, including certain indemnification rights and obligations.

If we are permitted under SEC rules to conduct the exchange offer and we have not filed an exchange offer registration statement or a shelf registration statement by a specified date, if the exchange offer registration statement or the shelf registration statement is not declared effective by a specified date, or if either we have not consummated the exchange offer within a specified period of time or, if applicable, we do not keep the shelf registration statement effective from a specified period of time, then, in addition to the interest otherwise payable on the notes, the interest that is accrued and payable on the principal amount of the old notes will increase at a rate of 0.5% per year at the end of the first 90-day period until the requirement is satisfied and the interest will increase at a rate of 0.25% per year at the end of each subsequent 90-day period until the requirement is satisfied, but in no event shall the aggregate additional interest rate exceed 2.0% per annum. Upon the filing of the registration statement, the effectiveness of the exchange offer registration statement, the consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the additional interest will cease to accrue from the date of filing, effectiveness or consummation, as the case may be.

If a registration statement is declared effective and we fail to keep it continuously effective or useable for resales for the period required by the registration rights agreement, then from the day that the registration statement ceases to be effective until the earlier of the date that the registration statement is again deemed effective or is useable, the date that is the second anniversary of our issuance of these securities (or, if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, the shorter period) or the date as of which all of the applicable securities are sold pursuant to the shelf registration statement, the interest that is accrued and payable on the principal amount of the existing notes will increase at a rate of 0.5% per year at the end of the first 90-day period until the requirement is satisfied and the interest will increase at a rate of 0.25% per year at the end of each subsequent 90-day period until the requirement is satisfied, but in no event shall the aggregate additional interest rate exceed 2.0% per year.

Any additional amounts will be payable in cash on May 15 and November 15 of each year to the holders of record on the preceding May 1 and November 1, respectively.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the existing notes except that:

(i)	the exchange notes bear a series B designation and a different CUSIP Number from the old notes;

(ii)	the exchange notes have been registered under the Securities Act and will therefore not bear legends restricting their transfer; and

(iii)	the holders of the exchange notes will be deemed to have agreed to be bound by the provisions of the registration rights agreement and each security will bear a legend to that effect.

The exchange notes will evidence the same debt as the outstanding securities and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $220,000,000 aggregate principal amount of the old notes were outstanding. We have fixed the close of business on                     , 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of old notes do not have any appraisal or dissenters’ rights under the Delaware General Corporations Law, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on             , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(i)	notify the exchange agent of any extension by oral or written notice and

(ii)	mail to the registered holders an announcement of any extension.

We reserve the right, in our sole discretion,

(1)	if any of the conditions below under the heading “—Conditions” shall have not been satisfied,

(A)	to delay accepting any old notes,

(B)	to extend the exchange offer, or

(C)	to terminate the exchange offer, or

(2)	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders. We will give oral or written notice of any delay, extension or termination to the exchange agent.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of existing notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on November 15, 2003. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 2003.

Procedures for Tendering Old Notes

Only a holder of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer; and

•	mail or otherwise deliver the letter of transmittal or the facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

To tender old notes effectively, the holder must complete a letter of transmittal or an agent’s message and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the old notes shall be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal including being deemed to have made the representations set forth above in the fifth paragraph under the heading “Purpose of the Exchange Offer”; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the fifth paragraph under the heading “—Purpose of the Exchange Offer.”

The tender by a holder and the acceptance of the tender by us will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of the existing notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is that the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

An institution that is a member firm of the Medallion system must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

(1)	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(2)	for the account of a member firm of the Medallion system.

If the letter of transmittal is signed by a person other than the registered holder of any existing notes listed in that letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the old notes. An institution that is a member firm of the Medallion System must guarantee the signature.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding securities at DTC for the purpose of facilitating the exchange offer, and subject to the establishment of this account, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding securities by causing DTC to transfer the old notes into the exchange agent’s account with respect to the old notes in accordance with DTC’s procedures for the transfer. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any existing notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of old notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding securities and:

(1)	whose old notes are not immediately available;

(2)	who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent; or

(3)	who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

1.	they tender through an institution that is a member firm of the Medallion System;

2.	prior to the expiration date, the exchange agent receives from an institution that is a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

3.	the exchange agent receives

(A)	such properly completed and executed letter of transmittal or facsimile of the letter of transmittal,

(B)	the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of the old notes into the exchange agent’s account at DTC, and

(C)	all other documents required by the letter of transmittal

upon three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, we will send a notice of guaranteed delivery to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn, including the certificate number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of the old notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination will be final and binding on all parties. We will not deem old notes so withdrawn to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for withdrawn old notes unless you validly retender the withdrawn old notes. We will return any old notes which have been tendered but which are not accepted for exchange to the holder of the old notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above under “—Procedures for Tendering Existing Notes” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

(2)	the exchange offer violates any applicable law or any applicable interpretation by the staff of the SEC; or

(3)	any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may

(1)	refuse to accept any old notes and return all tendered old notes to the tendering holders;

(2)	extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their old notes (see “—Withdrawal of Tenders”); or

(3)	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. You should direct all

•	executed letters of transmittal,

•	questions,

•	requests for assistance,

•	requests for additional copies of this prospectus or of the letter of transmittal, and

•	requests for Notices of Guaranteed Delivery

to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION

By Registered, Certified or Overnight Mail or Hand.

US Bank National Association

Corporate Trust Services

180 East Fifth Street

St. Paul, MN 55101

Attention: Specialized Finance

Phone: (800) 934-6802

By Facsimile Transmission

(for Eligible Institutions Only)

(651) 244-1537

Confirm: (651) 244-1197

Attention: Specialized Finance

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes, which is the accreted value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than a registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

Consequences of Failure to Exchange

The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for exchange notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

The net proceeds from the sale of the old notes, after deducting estimated fees and expenses, were approximately $218.9 million. We used the net proceeds, together with funds from borrowings under our new senior credit facility, as follows:

Amount
(in millions)
Repayment of existing revolving credit facility and accrued but unpaid interest thereon(a)	$32.3
Repayment of the existing senior term loans and accrued but unpaid interest thereon(b)	159.8
Repayment of Sponsor Notes and accrued but unpaid interest thereon(c)	11.9
Distribution to Muzak Holdings(d)	14.4
Fees and expenses	7.9

Total	$226.3

(a)	We repaid all outstanding balances under our then revolving credit facility and entered into a new senior credit facility consisting of a revolver with borrowing availability of up to $60.0 million. Our existing credit facility was to mature on December 31, 2005 and bore interest at rates that fluctuated and were based on one or more of the prime rate, the federal funds rate or LIBOR, plus a margin that varies based on Muzak’s total leverage ratio. As of April 30, 2003, the interest rate on revolving credit borrowings under our existing credit facility was 4.5%.
(b)	Includes full repayment of Term Loan A and Term Loan B under the existing credit facility. Term Loan A and Term Loan B were to mature on December 31, 2005 and 2006, respectively, and bore interest at rates that fluctuated and were based on one or more of the prime rate, the federal funds rate or LIBOR plus a margin that varies based on Muzak’s total leverage ratio. As of April 30, 2003, the interest rate on Term Loan A and Term Loan B borrowings was 4.5% and 5.8%, respectively.
(c)	We repaid the Sponsor Notes under which we owed together with accrued but unpaid interest, $11.9 million.
(d)	We distributed $14.4 million of the net proceeds from the offering of the old notes to Muzak Holdings for the purpose of purchasing a portion of the outstanding 13% Senior Discount Notes due 2010 of Muzak Holdings in privately negotiated transactions.

CAPITALIZATION

The following table sets forth our cash and capitalization on an actual basis, and as adjusted to give effect to the issuance of the old notes, the entering into of our new senior credit facility and the use of proceeds therefrom as if they had occurred on March 31, 2003.

	March 31, 2003
	Actual	As adjusted
	(unaudited)
	(dollars in thousands)
Cash	$262	$262

Debt (including current maturities):
Existing revolving credit facility(a)	$26,300	$—
Existing senior term loans	159,514	—
New senior credit facility	—	7,500
Notes offered hereby(b)	—	218,869
9 7/8% senior subordinated notes due 2009	115,000	115,000
Sponsor Notes	10,000	—
Other debt(c)	6,141	6,141

Total debt(d)	316,955	347,510
Member’s interest(e)	112,138	92,621

Total capitalization	$429,093	$440,131

(a)	We had a balance of approximately $31.0 million under our existing revolving credit facility immediately prior to the closing of the offering of the old notes.
(b)	The old notes were offered at a discount of approximately $1.1 million.
(c)	Other debt includes $2.1 million of debt of Electro Systems that is non-recourse to Muzak, capital lease obligations of $3.7 million and $0.3 million of other debt.
(d)	Total debt that is recourse to Muzak was $314.8 million and will be $345.4 million on an as adjusted basis and in each case excludes debt of $2.1 million of Electro Systems that is non-recourse to Muzak. Electro Systems is an unrestricted subsidiary under the terms of the indenture governing the notes.
(e)	Member’s interest includes contributions made to Muzak Holdings and contributed as equity into Muzak, reduced by net losses incurred of approximately $147.6 million generated by Muzak for the period from October 7, 1998 through March 31, 2003, $5.1 million loss on extinguishment of debt on an as adjusted basis, and a $14.4 million distribution to Holdings on an as adjusted basis.

SELECTED CONSOLIDATED FINANCIAL DATA

Set forth below is selected consolidated financial data for Audio Communications Network, Inc. (the “Predecessor Company”) for the period from January 1, 1998 to October 6, 1998 and for Muzak for the period from October 7, 1998 to December 31, 1998, for the years ended December 31, 1999, 2000, 2001 and 2002 and for the three months ended March 31, 2003 and 2002. The table should be read in conjunction with “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” and our consolidated financial statements included elsewhere in this prospectus. All amounts are presented in thousands unless otherwise indicated.

	Period from January 1, 1998 Through October 6, 1998	Period From October 7, 1998 Through December 31, 1998	Year Ended December 31,				For the Three Months Ended March 31,
			1999	2000	2001	2002	2002	2003
							(unaudited)
Statement Of Operations Data:
Revenues(a)	$18,917	$5,914	$130,016	$192,148	$203,361	$217,756	$50,963	$56,690
Cost of revenues	8,206	2,556	48,319	68,775	71,507	78,221	17,318	19,073

	10,711	3,358	81,697	123,373	131,854	139,535	33,645	37,617
Selling, general and administrative expenses	7,245	1,794	42,495	63,798	68,107	72,023	18,071	19,951
Depreciation and amortization expense	4,372	1,683	36,479	63,125	75,668	70,109	17,850	17,534

Income (Loss) from operations	(906)	(119)	2,723	(3,550)	(11,921)	(2,597)	(2,276)	132
Interest expense	2,520	1,033	24,918	40,033	32,339	28,580	(7,747)	(6,576)
Other, net	(6)	(5)	(20)	437	481	(192)	(19)	(36)
Loss from extinguishment of debt	—	—	—	1,418	—	—	—	—
Loss before income taxes	(3,420)	(1,147)	(22,175)	(45,438)	(44,741)	(30,985)	(10,004)	(6,408)
Income tax provision (benefit)	8	—	(439)	(1,082)	(595)	(956)	(303)	(198)

Net loss(b)(c)	$(3,420)	$(1,147)	$(21,736)	$(44,356)	$(44,146)	$(30,029)	$(9,701)	$(6,210)
Balance Sheet Data (End of Period):
Cash	$390	$1,293	$2,275	$3,012	$2,583	$1,781	$514	$262
Total assets	43,854	72,927	485,202	537,363	495,942	474,195	487,930	466,906
Intangible assets, net	24,152	49,039	314,364	324,544	292,546	270,756	286,654	266,084
Working capital (deficit)	(1,726)	(41,676)	(10,253)	10,297	(491)	1,260	(1,133)	1,975
Long-term debt, including current portion	34,589	42,643	338,114	320,032	305,059	313,285	309,040	313,263
Total member’s interest	4,758	26,260	84,241	159,427	146,533	118,378	137,714	112,138
Other Data:
Capital expenditures for property and equipment	$3,538	$1,308	$28,078	$43,638	$41,476	$37,384	$9,101	$9,419
Cash flows provided by (used in) operations	1,593	1,167	(14,394)	(3,456)	38,035	31,589	4,668	9,164
Cash flows used in investing activities	(3,538)	(68,336)	(336,911)	(90,109)	(42,908)	(38,789)	(9,454)	(9,710)
Cash flows provided by (used in) financing activities	1,655	68,072	352,287	94,302	4,444	6,398	2,717	(973)
EBITDA(d)			39,222	57,505	63,167	67,654	15,586	17,697
Ratio of earnings to fixed charges(e)	—	—	—	—	—	—	—	—

(a)	ABRY Partners formed Audio Communications Network LLC in October 1998 to acquire eight Muzak franchises from Audio Communication Network, Inc, (the “Predecessor Company”). In March 1999, Muzak Limited Partnership, the franchisor, was merged into Audio Communications Network LLC. In connection with the merger, Audio Communications Network LLC changed its name to Muzak LLC. After the merger, Muzak made one, 10, and 11 acquisitions during 2001, 2000, and 1999, respectively. Muzak did not make any acquisitions in 2002.

(b)	Net loss for the year ended December 31, 2002 includes a $3.1 million charge to increase reserves for estimated prior period licensing royalties and related expenses and a charge of $0.5 million in connection with exploring various financing alternatives. Net loss for the year ended December 31, 2001 includes a $1.2 million charge related to a license fee audit and a charge of $0.7 million related to the postponed private placement of Senior Subordinated Notes.
(c)	We adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002 which required us to reclassify trained workforce to goodwill and cease amortization on goodwill. Excluding the amortization expense for these items, net loss would have been $0.9 million, $16.2 million, $35.5 million and $34.9 million for the period from October 7, 1998 through December 31, 1998, and the years ended December 31, 1999, 2000, and 2001, respectively.
(d)	We evaluate our liquidity using several measures, one of them being EBITDA (defined as earnings before interest, income taxes (benefits), depreciation and amortization). EBITDA is not intended to be a liquidity measure that should be regarded as an alternative to, or more meaningful than, cash flows from operating activities as a measure of liquidity as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA is a meaningful measure of liquidity and is commonly used in similar industries to analyze and compare companies on the basis of leverage and liquidity, however, it is not necessarily comparable to similarly titled amounts of other companies.

Reconciliation of cash flows provided by (used in) operating activities to EBITDA:

	Years Ended December 31,				For the Three Months Ended March 31,
	1999	2000	2001	2002	2002	2003
					(unaudited)
Cash flows provided by (used in) operating activities	$(14,394)	$(3,456)	$38,035	$31,589	$4,668	$9,164
Loss on extinguishment of debt	—	(1,418)	—	—	—	—
Interest expense net of amortization	23,950	38,353	30,659	26,552	7,345	6,036
Change in working capital	23,585	11,159	(12,998)	3,725	2,544	1,545
Current tax expense	19	29	33	409	—	54
Change in unearned installation income	(1,110)	807	659	1,384	418	(8)
Amortization of deferred subscriber acquisition costs	(2,488)	(5,786)	(9,516)	(12,387)	(2,879)	(3,617)
Deferred subscriber acquisition costs	9,734	18,371	16,404	16,355	3,479	4,517
(Loss) gain on disposal of fixed assets	(74)	(554)	(109)	27	11	6
EBITDA	$39,222	$57,505	$63,167	$67,654	$15,586	$17,697

(e)	For the period from January 1, 1998 through October 6, 1998 the Predecessor Company’s earnings were inadequate to cover fixed charges by $3.4 million. For the period from October 7, 1998 through December 31, 1998 our earnings were inadequate to cover fixed charges by $1.1 million. For the years ended December 31, 1999, 2000, 2001 and 2002, our earnings were insufficient to cover fixed charges by $22.2 million, $45.4 million, $44.7 million and $31.0 million, respectively. For the three months ended March 31, 2002 and 2003, our earnings were insufficient to cover fixed charges by $10.0 million and $6.4 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

Muzak is the leading provider of business music programming in the United States based on market share. We believe that, together with our franchisees, we have a market share of approximately 60% of the estimated number of U.S. business locations currently subscribing to business music programming.

For a typical Audio Architecture client generated by our owned operations, we make an initial one-time investment of approximately $1,200 (including equipment, installation labor, and sales commissions, net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 26 months and generate a 55% annual return on investment per Audio Architecture client location, based on a client relationship of 10 years.

For a typical Voice client generated by our owned operations, we make an initial one-time investment of approximately $600 (including equipment, installation labor and sales commissions, net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 14 months and generate a 132% annual return on investment per Voice client location based on a typical five-year contract term.

For clients generated by our franchisees, we receive a net monthly fee of approximately $5 for each Audio Architecture client location and a fee for each program that we produce for a Voice client. The initial one-time investment for a new Audio Architecture or Voice client location generated by a franchisee is borne exclusively by the franchisee.

Revenues, Cost of revenues, Expenses and New client investment

Revenues from the sale of music and other business services represented 74.9% of our total revenue in 2002, while equipment and other services revenue represented the remaining 25.1% of our total revenue in 2002.

Revenues

Our music and other business services revenue is generated from:

•	the sale of our core products, Audio Architecture and Voice, by our owned operations to clients who pay monthly subscription fees;

•	fees received from franchisees related to Audio Architecture, Voice and the servicing of drive-thru systems; and

•	service contract revenues for maintenance and repair of drive-thru systems used by our quick-service restaurant clients.

We derive equipment and related services revenues from the sale of audio system-related products such as sound systems, noise masking, and intercoms, and non audio system related products such as closed circuit television to business music clients and other clients. Equipment and related services revenues also include revenue from the installation, service and repair of equipment installed under a client contract. Installation, service and repair revenues consist principally of revenues from the installation of sound systems and other equipment that is not expressly part of a client contract. Installation revenues from sales of music and other business services are deferred and recognized over the term of the respective contracts.

Costs of revenues

The cost of revenues for music and other business services consists primarily of broadcast delivery, programming and licensing costs associated with providing music and other business programming to a client or a franchisee. The cost of revenues for equipment represents the purchase cost plus handling, shipping and warranty expenses. The cost of revenues for related services, which includes installation, service and repair, consists primarily of service and repair labor and labor for installation that is not associated with new client locations. The costs for installation that are associated with new client locations are capitalized as part of property and equipment and are depreciated over the initial contract term of five years.

Expenses

Selling, general and administrative expenses include salaries, benefits, commissions, travel, marketing materials, training and occupancy costs associated with staffing and operating local sales offices. These expenses also include personnel and other costs in connection with our headquarters functions. Subscriber acquisition costs (sales commissions) are amortized as a component of selling, general and administrative expense over the initial contract term of five years. If a client’s contract is terminated early, the unamortized sales commission is typically recovered from the salesperson.

New client investment

The majority of our investments are comprised of our initial outlay for each new client location. We incur these costs only after receiving a signed contract from a client. Our typical initial one-time client installation investment per client location (including equipment, installation labor and sales commissions, net of installation fees) is approximately $1,200 and $600 per Audio Architecture and Voice client location, respectively. The cost of equipment installed at the client’s premises is recorded within property and equipment and amortized over five years. In the event of a contract termination, we can typically recover and reuse the installed equipment. Subscriber acquisition costs incurred in connection with acquiring new client locations are amortized as a component of selling, general and administrative expense over the initial contract term of five years. If a client’s contract terminates early, the unamortized sales commission is typically recovered from the salesperson.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and our financial condition. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, fixed assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions which could materially affect the financial statements.

Allowance for doubtful accounts.    Muzak maintains allowances for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments under their contracts. Management evaluates the credit risk and financial viability of the client to estimate the allowance. Although Muzak does not believe that it has a concentration of risk in one industry or client, the deterioration in its clients’ financial condition, resulting in an impairment of its clients’ ability to make payments, may require additional allowances.

Property and equipment.    Muzak has significant property and equipment on its balance sheet which is primarily comprised of equipment provided to subscribers and the labor associated with the installation of the equipment provided to subscribers. Muzak periodically reviews its property and equipment for possible impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. Such review is based on undiscounted cash flow analysis and Muzak reduces the assets to fair value when the carrying amount exceeds the undiscounted cash flows. The undiscounted cash flow analysis requires management to estimate future cash flows which includes assumptions regarding sales growth and associated costs. Additionally, the valuation and classification of these assets and the assignment of useful depreciable lives involves judgment and the use of estimates. Changes in business conditions, technology, or customer preferences could potentially require future adjustments to asset valuations.

Intangible Assets.    Muzak has significant intangible assets on its balance sheet that include goodwill and other intangibles resulting from numerous acquisitions. The valuation and classification of these assets and the assignment of useful amortization lives involves significant judgments and the use of estimates. The testing of these intangibles under established accounting guidelines for impairment also requires significant use of judgment and assumptions. Muzak’s assets are tested and reviewed for impairment on an ongoing basis under the established accounting guidelines. Changes in business conditions could potentially require future adjustments to asset valuations.

Muzak adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) on January 1, 2002, which changed the methodology for assessing goodwill impairments. In connection with the adoption of SFAS No. 142, Muzak evaluated the useful lives of its existing intangible assets and concluded that, with the exception of goodwill, all of its intangible assets have definite lives and that the existing useful lives are reasonable. Muzak completed its testing of goodwill in accordance with SFAS No. 142 during the quarter ended June 30, 2002. As the fair value of goodwill exceeds the carrying amount of goodwill, Muzak did not record an impairment charge. SFAS No. 142 requires goodwill of a reporting unit to be tested for impairment on an annual basis and between annual tests in certain circumstances.

A detailed determination of the fair value of a reporting unit may be carried forward from one year to the next if the assets and liabilities that make up the reporting unit have not changed significantly since the most recent fair value determination, the most recent fair value determination resulted in an amount that exceeded the carrying amount of the reporting unit by a substantial margin, and based on the analysis and events that have occurred since the most recent fair value determination, the likelihood that a current fair value determination would be less than the current carrying amount of the reporting unit is remote. Based on the most recent fair value determination, Muzak has elected to carry forward the detailed determination performed during the second quarter of 2002 to 2003.

Contingencies.    Muzak is involved in various claims and lawsuits arising out of the normal conduct of its business. Muzak reviews a claim and records a charge when it is both probable and can be reasonably estimated. The determination of when a claim is both probable and can be reasonably estimated is based upon numerous factors including information available, historical experience, and the advice of internal and external counsel. Management’s evaluation of a claim may change based upon changes in these and other factors.

Recently Issued Accounting Standards

In May 2003, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Standard specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. The effective date of this standard is for interim periods beginning after June 15, 2003. We are currently assessing the impact of SFAS 150.

The Emerging Issues Task Force has issued EITF 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF 00-21) which is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. We are currently assessing the impact of EITF 00-21.

Results of Operations

Set forth below are discussions of the results of operations for Muzak for the periods indicated.

Three Months Ended March 31, 2003 Compared to the Three Months Ended March 31, 2002

Revenues.    Revenues were $56.7 million and $51.0 million for the quarters ended March 31, 2003 and 2002, respectively, an increase of 11.2%. Music and other business services revenue increased $3.1 million, or 7.8% in 2003 as compared to the quarter ended March 31, 2002. The growth in music and other business services revenue is due to an increase in new client locations, offset by a 10.4% cancellation rate during the twelve months ended March 31, 2003. As a result of our efforts on reducing our client cancellation rate, we experienced a 9.8% cancellation rate in the first quarter of 2003 down from 10.0% in the first quarter of 2002. During the twelve months ended March 31, 2003, we added, net of cancellations, 7,100 Audio Architecture, 4,750 Voice, and 1,500 other locations.

Equipment and related services revenue increased 23.0% or $2.6 million in the first quarter of 2003 as compared to the quarter ended March 31, 2002. The increase in equipment sales revenue reflects our targeted efforts to develop our equipment sales such as sound systems, noise masking, closed circuit television, and drive thru systems. Our targeted efforts include dedicating resources in the form of product specialists to facilitate this sales process.

Cost of revenues.    Cost of revenues was $19.1 million and $17.3 million for the quarters ended March 31, 2003 and 2002, respectively, an increase of 10.1%. Total cost of revenues as a percentage of revenues was 33.6% and 34.0% for the quarters ended March 31, 2003 and 2002, respectively. Costs of music and other business services revenue as a percentage of music and other business services revenue was 18.3% and 19.6% for the quarters ended March 31, 2003 and 2002, respectively. The improvement in costs of music and other business services revenue is primarily due to the leveraging of fixed costs over a larger client base and labor savings achieved from the use of our Voice website.

Costs of equipment and related services revenue as a percentage of equipment and related services revenue was 80.4% and 83.7% for the quarters ended March 31, 2003 and 2002, respectively. The decrease in the cost of equipment and related services revenues as a percentage of revenues is due to higher equipment and related services revenues together with a relatively fixed technician workforce as well as savings achieved from the efficient management of our internal and external labor resources.

Selling, general and administrative expenses.    Selling, general and administrative expenses were $20.0 million and $18.1 million for the quarters ended March 31, 2003 and 2002, respectively, an increase of $1.9 million. A portion of this increase is due to a $0.8 million increase in amortization of subscriber acquisition costs, a non-cash component of selling, general, and administrative expenses. This increase is directly related to the increase in music and other business services revenue. The remaining increase of $1.1 million is due to higher commissions directly related to the increase in equipment and related services revenue, increased overhead expenses such as insurance premiums, and an increase in sales support positions. Excluding the amortization of subscriber acquisition costs, selling, general and administrative expenses as a percentage of revenues were 28.8% and 29.8% for the quarters ended March 31, 2003 and 2002, respectively. The first quarter of 2002 includes $0.5 million of charges incurred in connection with exploring various financing alternatives.

Depreciation and amortization expense.    Depreciation and amortization was $17.5 million and $17.9 million for the quarters ended March 31, 2003 and 2002, respectively, a decrease of 1.8%. The decrease is due to several of our non compete agreements becoming fully amortized during 2002. Depreciation was $12.5 million and $11.6 million in the quarters ended March 31, 2003 and 2002, respectively. This increase is due to increase in property and equipment in conjunction with the Company’s growth in the number of client locations.

Interest expense.    Interest expense was $6.6 million and $7.7 million for the quarters ended March 31, 2003 and 2002, respectively, a decrease of $1.1 million, or 15.3%. This decrease is due to lower interest rates during the first quarter of 2003 as compared to the first quarter of 2002. The effective interest rate for the quarters ended March 31, 2003 and 2002 was 7.6% and 10.1%, respectively.

Income tax benefit.    Income tax benefit was $0.2 million and $0.3 million for the quarters ended March 31, 2003 and 2002, respectively, a decrease of 34.7%. Although the Company is a limited liability company and is treated as a partnership for income tax purposes, the Company has several subsidiaries that are corporations. The income tax benefit relates to these corporate subsidiaries.

Net loss.    The combined effect of the foregoing resulted in a net loss of $6.2 million for the quarter ended March 31, 2003, compared to a net loss of $9.7 million for the comparable 2002 period.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Revenues.    Revenues were $217.8 million and $203.4 million for the years ended December 31, 2002 and 2001, respectively, an increase of 7.1%. Music and other business services revenue increased $12.5 million, or 8.3% in 2002 as compared to the year ended December 31, 2001. The growth in music and other business services revenue is due to an increase in new client locations, offset by a 10.7% churn rate. In response to higher than historical cancellation rates during 2001, Muzak implemented programs at the local and national level to minimize churn. These efforts have been successful and we were able to reduce the churn rate by 9.3% in 2002 from the previous year. During 2002, we added, net of churn, 7,350 Audio Architecture, 5,050 Voice, and 1,300 other locations.

Equipment and related services revenue increased $1.9 million, or 3.5% in 2002 as compared to 2001. Due to an expected further reduction in new store location build outs among our national clients in 2002, particularly within the retail sector, Muzak committed resources and renewed its focus on system sales such as sound systems, noise masking, drive-thru systems, and closed circuit television as a means to replace this expected reduction in equipment and labor revenues. The significant increase in equipment and related services revenue in the second half of 2002 is a direct result of these efforts. We expect that 2003 equipment and related services revenues will exceed 2002 levels.

Cost of revenues.    Cost of revenues was $78.2 million and $71.5 million for the years ended December 31, 2002 and 2001, respectively, an increase of 9.4%. During the fiscal year ended December 31, 2002, Muzak increased its reserves for estimated prior period licensing royalties and related expenses by $3.1 million. During the fiscal year ended December 31, 2001, Muzak recorded a charge of $1.2 million in connection with a license fee audit. Excluding these expenses, cost of music and other business services revenues as a percentage of revenues was 19.2% and 19.9% for the years ended December 31, 2002 and 2001, respectively. This improvement was primarily due to the leveraging of fixed costs over a larger client base and labor savings achieved from the use of Muzak’s Voice website and various cost saving initiatives, despite an increase in licensing royalties and satellite expenses.

Costs of equipment and related services as a percentage of revenues was 79.9% and 76.3% for the years ended December 31, 2002 and 2001, respectively. The increase in the cost of equipment and related services revenues as a percentage of revenues as compared to the 2001 period is due to the relatively fixed technician workforce and an increase in certain technician related costs, such as insurance, contractual union wage increases, and higher fuel and repair costs. Muzak is focused on efficiently managing its labor technician costs and fully implemented its scheduling software in June 2002, which is designed to better manage and utilize internal and external labor resources. Muzak has achieved savings from the efficient management of its labor resources in the second half of 2002 as evidenced by increased equipment and related services margins in the second half of 2002. Muzak believes that equipment and related services margins will improve in 2003 as compared to 2002.

Selling, general and administrative expenses.    Selling, general, and administrative expenses were $72.0 million and $68.1 million for the years ended December 31, 2002 and 2001, respectively. This increase is largely attributable to the amortization of sales commissions, a non-cash component of selling, general, and administrative expenses. Amortization of sales commissions was $12.4 million and $9.5 million for the years ended December 31, 2002 and 2001, respectively. This increase is directly related to the increase in music and other business services revenues. Excluding the amortization of sales commissions, selling, general, and administrative expenses as a percentage of revenues were 27.4% and 28.8% for the fiscal years ended December 31, 2002 and 2001, respectively. This improvement is attributable to Muzak’s continued focus on controlling expenses, primarily salaries and other employee related expenses. The years ended December 31, 2002 and 2001 include $0.5 million and $0.7 million, respectively, of charges incurred in connection with exploring various financing alternatives.

Depreciation and amortization expense.    Depreciation and amortization expense was $70.1 million and $75.7 million for the years ended December 31, 2002 and 2001, respectively, a decrease of 7.3%. This decrease is due to the adoption of SFAS No. 142 on January 1, 2002. In connection with the adoption, Muzak ceased amortization of goodwill on January 1, 2002. During 2001, Muzak recorded $9.2 million of amortization expense related to goodwill and trained workforce. Depreciation was $46.9 million and $40.8 million in the years ended December 31, 2002 and 2001, respectively. This increase is due to the increase in property and equipment in conjunction with the growth in the number of client locations generated by our sales force.

Interest expense.    Interest expense was $28.6 million and $32.3 million for the years ended December 31, 2002 and 2001, respectively, a decrease of 11.6%. This decrease is due to lower interest rates during 2002 as compared to the 2001 period. The effective interest rate for the fiscal years ended December 31, 2002 and 2001 was 8.6% and 10.1%, respectively.

Income tax benefit.    Income tax benefit was $1.0 million and $0.6 million for the fiscal years ended December 31, 2002 and 2001, respectively, an increase of 60.7%. Muzak is a limited liability company and is treated as a partnership for income tax purposes.

Net loss.    The combined effect of the foregoing resulted in a net loss of $30.0 million for the fiscal year ended December 31, 2002 as compared to a loss of $44.1 million for the comparable 2001 period.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Revenues.    Revenues were $203.4 million and $192.1 million for the years ended December 31, 2001 and 2000, respectively, an increase of 5.8%. Music and other business services revenue increased $12.3 million, or 8.9% in 2001 as compared to the year ended December 31, 2000. The growth in music and other business services revenue is due to an increase in new client locations, offset by an 11.8% churn rate. The 2001 churn rate was higher than historical levels due to more bankruptcies and business closures in our client base. During 2001, we added, net of churn of both acquisition locations and locations obtained through our sales and marketing efforts, 12,450 Audio Architecture, 1,870 Voice, and 1,900 other locations. Equipment and related services revenue decreased $1.1 million, or 2.0% in 2001 as compared to 2000. This decrease is largely due to less capital spending associated with a reduction in new location store build outs among national clients, particularly within the retail sector.

Cost of revenues.    Cost of revenues was $71.5 million and $68.8 million for the years ended December 31, 2001 and 2000, respectively, an increase of 4.0%. Cost of revenues as a percentage of revenues was 35.2% and 35.8% for the years ended December 31, 2001 and 2000, respectively. This improvement was primarily due to the leveraging of fixed costs over a larger client base, offset by additional fixed charges for transponder capacity on Telstar 4, as well as a charge taken in the fourth quarter of 2001 in connection with a license fee audit. In addition, decreased equipment and related services revenues, coupled with disruptions in our technician work force’s ability to install new client locations in the days following September 11, 2001, resulted in lower equipment and related services margins.

Selling, general and administrative expenses.    Selling, general, and administrative expenses were $68.1 million and $63.8 million for the years ended December 31, 2001 and 2000, respectively. This increase is largely attributable to the amortization of sales commissions, a non-cash component of selling, general, and administrative expenses. Amortization of sales commissions was $9.5 million and $5.8 million for the years ended December 31, 2001 and 2000, respectively. This increase is directly related to the increase in music and other business services revenue since the merger. Excluding the amortization of sales commissions, selling, general, and administrative expenses as a percentage of revenues were 28.8% and 30.2% for the fiscal years ended December 31, 2001 and 2000, respectively. This improvement is attributable to Muzak’s continued focus on controlling expenses, including travel, salaries and other employee related expenses, telephone and other administrative expenses.

Depreciation and amortization expense.    Depreciation and amortization expense was $75.7 million and $63.1 million for the years ended December 31, 2001 and 2000, respectively, an increase of 19.9%. This increase is due to the increase in property and equipment in conjunction with the growth in the number of client locations generated by our sales force.

Interest expense.    Interest expense was $32.3 million and $40.0 million for the years ended December 31, 2001 and 2000, respectively, a decrease of 19.2%. This decrease is due to lower outstanding debt balances and lower interest rates during 2001 as well as to the conversion of the $27.0 million sponsor notes into equity in May 2001.

Income tax benefit.    Income tax benefit was $0.6 million and $1.1 million for the years ended December 31, 2001 and 2000, respectively, a decrease of 45.0%. Muzak is a limited liability company and is treated as a partnership for income tax purposes.

Net loss.    The combined effect of the foregoing resulted in a net loss of $44.1 million for the year ended December 31, 2001 as compared to a loss of $44.4 million for the comparable 2000 period.

Liquidity and Capital Resources

Sources and uses.    Our principal sources of funds have been cash generated from operations, borrowings under our existing senior credit facility, and contributions from the sponsors. During the quarter ended March 31, 2003, $9.2 million of cash was provided by our operating activities, $9.7 million of cash was used in investing activities, and $1.0 million of cash was used in financing activities. During the year ended December 31, 2002, $31.6 million of cash was provided by our operating activities, $38.8 million of cash was used in investing activities, and $6.4 million of cash was provided by financing activities. Cash was primarily used during the first quarter of 2003 and the year ended December 31, 2002 to make investments relating to new client locations and to make principal and interest payments on our existing senior credit facility.

We expect that our primary source of funds will continue to be cash flows from operations and expect funding from borrowings under our new senior credit facility to be minimal. As of March 31, 2003, we had outstanding debt of $185.8 million under our existing senior credit facility, with additional available borrowings of up to $27.9 million. We expect that our new five-year senior credit facility will provide for a revolver with borrowing availability of up to $60 million, a portion of which shall be available for the issuances of letters of credit. Based upon current and anticipated levels of operations, we believe that the proceeds from the offering of the old notes and our cash flows from operations, combined with availability under our new senior credit facility, will be adequate to meet our liquidity needs for the foreseeable future. We are continuing our efforts to improve working capital balances, while implementing additional cost-saving initiatives, such as more efficiently utilizing our capital resources associated with new client locations. Overall, our business plan anticipates continued growth in new client locations, operational improvements, and increases in equipment and related services revenue. We strive to fund both investments in new client locations and interest and principal payments primarily through cash generated from operations rather than through borrowings. During the first quarter of 2003, we funded both investments in new client locations and interest payments through cash flows from operations.

During 2002, we funded investments in new client locations through cash generated from operations and borrowed under our existing senior credit facility for partial interest and principal payments. Our future performance is subject to industry based factors such as the level of competition in the business music industry, competitive pricing, concentrations in and dependence on satellite delivery capabilities, rapid technological changes, the impact of legislation and regulation, our dependence on license agreements and other factors that are somewhat beyond our control.

Capital Investments.    The majority of our capital expenditures are comprised of the initial one-time investment for the installation of equipment for new client locations. During the quarter ended March 31, 2003, our total initial investment in new client locations was $12.7 million which was comprised of equipment and installation costs attributable to new client locations of $8.2 million and $4.5 million in subscriber acquisition costs (included in cash provided by operating activities in the consolidated statement of cash flows) relating to these new locations. During the year ended December 31, 2002, our total initial investment in new client locations was $47.7 million, which was comprised of equipment and installation costs attributable to new client locations of $31.4 million and $16.3 million in subscriber acquisition costs (included in cash provided by operating activities in the consolidated statement of cash flows) relating to these new locations. The subscriber acquisition costs are capitalized and are amortized as a component of selling, general and administrative expenses over the initial contract term of five years. We also receive installation revenue relating to new locations. This revenue is deferred and amortized as a component of equipment and related services revenue over the initial contract term of five years.

We also invest in property and equipment to be used at our headquarters and within our owned operations. Our investment for such property and equipment for the quarter ended March 31, 2003 and year ended December 31, 2002 was approximately $1.2 million and $4.5 million, respectively, consisting of system upgrades, furniture and fixtures, computers, and equipment to replenish the equipment exchange pool relating to our drive-thru systems client locations. In addition, during 2002, we incurred equipment and installation costs of $1.4 million relating to approximately 4,000 conversions from local broadcast technology to direct broadcast satellite transmission for existing client locations. We re-used existing receivers for the majority of these conversions, but incurred installation costs and costs associated with procuring satellite dishes.

We currently anticipate that our total initial investment in new client locations during 2003 will be approximately $51.0 million including $34.0 million of equipment and installation costs attributable to new client locations, and $17.0 million in subscriber acquisition costs relating to new client locations. These levels are higher than 2002 because of the anticipated increase of new client locations in 2003. We are focused on reducing the initial investment associated with new client locations through the re-use of equipment and efficiencies gained from vendor consolidation and labor management. In addition, we anticipate our investment in property and equipment to be used at headquarters, equipment for use in the exchange pool for servicing drive-thru systems client locations, and equipment for conversions during 2003 will be approximately $3.8 million.

Contractual Obligations.    The following table summarizes contractual obligations and commitments, as if the offering of the old notes and the use of proceeds therefrom had occurred on March 31, 2003 (in thousands).

	Payments due by period
	1 year(a)	2-3 years	4-5 years	After 5 years	Total
Long-term debt	$390	$195	$228	$343,006	$343,819
Interest	25,648	68,208	68,042	40,514	202,412
Capital lease obligations	1,493	2,670	197	—	4,360
Operating leases	6,638	13,351	7,565	23,596	51,150
Unconditional purchase obligations	7,983	15,741	6,825	—	30,549

Total contractual cash obligations	$42,152	$100,165	$82,857	$407,116	$632,290

(a)	Represents the remaining obligations through December 31, 2003.

Debt Maturities.    The 9 7/8% senior subordinated notes mature in March 2009. The indenture governing the 9 7/8% senior subordinated notes provides that in the event of certain asset dispositions, Muzak must apply net proceeds first to repay senior indebtedness. To the extent the net proceeds have not been applied within 360 days from the asset disposition to an investment in capital expenditures or other long term tangible assets used in the business, and to the extent the remaining net proceeds exceed $10.0 million, we must make an offer to purchase outstanding 9 7/8% senior subordinated notes at 100% of their principal amount plus accrued interest. Muzak must also make an offer to purchase outstanding 9 7/8% senior subordinated notes at 101% of their principal amount plus accrued and unpaid interest if a change in control of Muzak occurs.

We used the proceeds from the offering of the old notes to repay, among other things, our existing senior credit facility and simultaneously replaced it with a new five year senior secured credit facility with a commitment of up to $60.0 million.

Seasonality

Muzak historically has experienced slight seasonality in its equipment and related services revenues and costs of revenues resulting primarily from a significant retail client base which constructs and opens new retail stores in time for the fourth quarter holiday season. However, this seasonality became less of a factor during 2001 due to less capital spending associated with a reduction in new location store build outs among national clients, particularly within the retail sector. Due to an expected further reduction in new store location build outs among national chains in 2002, Muzak committed resources and renewed its focus on system sales such as sound systems, noise masking, drive-thru systems and closed circuit television as a means to replace this expected reduction in equipment and labor revenues. The significant increase in equipment and related services revenue for the second half of 2002 as compared to the first half of 2002 is a direct result of this focus. We continue to focus on system sales and expect the full year 2003 equipment and related services revenue to exceed the 2002 levels and that seasonality will be a minor factor in the level and timing of equipment revenues.

Inflation and Changing Prices

We do not believe that inflation and other changing prices have had a significant impact on our operations.

BUSINESS

Muzak is the leading provider of business music programming in the United States based on market share. We believe that, together with our franchisees, we have a market share of approximately 60% of the estimated number of U.S. business locations currently subscribing to business music programming. We maintain owned operations in 9 of the 10 largest U.S. designated market areas, or DMAs, and 21 of the largest 25 DMAs and serve and install over 300,000 client locations. We generated revenues, cash flows from operations and Adjusted EBITDA (as defined) of $217.8 million, $31.6 million and $71.2 million, respectively, for the fiscal year ended December 31, 2002. We generated revenues, cash flows from operations and EBITDA (as defined) of $56.7 million, $9.2 million and $17.7 million, respectively, for the three months ended March 31, 2003.

Our two core products are Audio ArchitectureSM and VoiceSM. We provide our products to numerous types of businesses including specialty retailers, restaurants, department stores, supermarkets, drug stores, financial institutions, hotels, health and fitness centers, business offices, manufacturing facilities and medical centers, among others. In the fiscal year ended December 31, 2002, our top twenty clients included McDonald’s, The Gap, Eckerd, Kinko’s, Wells Fargo, The Home Depot and Burger King. Our clients typically enter into a non-cancelable five-year contract that renews automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. Our average length of service per Audio Architecture client is approximately 10 to 12 years. We believe that our clients use our products because they recognize them as a key element in establishing their desired business environment, in promoting their corporate identities and in strengthening their brand images at a low monthly cost.

Audio Architecture is business music programming designed to enhance a client’s brand image. We assist our clients in selecting programming that is appropriate for their business and consistent with the experiences they are trying to create for their customers. Our staff of in-house audio architects analyzes a variety of music to develop and to maintain 60 core music programs in 10 genres ranging from current top-of-the-charts hits to jazz, classic rock, urban, country, Latin, classical music and others. Our audio architects change our music programs on a daily basis, incorporating newly released original artists’ music recordings and drawing from our library of approximately one million recordings. In addition, we offer individual music programs to clients who seek further customization beyond that offered by our core music programs. For example, The Gap contracted Muzak to design music programming consistent with the different brand images of its Gap, Gap Kids, Baby Gap, Gap Body, Banana Republic and Old Navy divisions. During 2002, our owned operations added approximately 23,000 gross new Audio Architecture client locations through our marketing efforts.

Voice is telephone music and marketing on-hold as well as in-store messaging. Our Voice staff creates customized music and messages that allow our clients’ telephone systems to deliver targeted music and messaging during their customers’ time on hold. In addition, they also produce customized in-store messages that allow our clients to deliver targeted music and messaging to support their in-store point of sale merchandising. Our fully integrated sound studios and editing and tape duplication facilities provide us with flexibility in responding to clients’ needs. Our telephone, satellite and website delivery technologies allow us to expeditiously change our clients’ music and messages. During 2002, our owned operations added approximately 11,000 gross new Voice client locations through our marketing efforts.

For a typical Audio Architecture client generated by our owned operations, we make an initial one-time investment of approximately $1,200 (including equipment, installation labor, sales commissions and net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 26 months and generate a 55% annual return on investment per Audio Architecture client location, based on a client relationship of 10 years.

For a typical Voice client generated by our owned operations, we make an initial one-time investment of approximately $600 (including equipment, installation labor, sales commissions and net of installation fees) and currently generate approximately $45 of contribution (gross revenues less direct variable costs) per month per client location. This allows us to recover our investment within 14 months and generate a 132% annual return on investment per Voice client location, based on a typical five-year contract term.

For clients generated by our franchisees, we receive a net monthly fee of approximately $5 for each Audio Architecture client location and a fee for each program that we produce for a Voice client. The initial one-time investment for a new Audio Architecture or Voice client location generated by a franchisee is borne exclusively by the franchisee.

We provide our products and services domestically through our integrated, nationwide network of owned operations and franchisees. We believe our nationwide network is the largest in the industry and provides us with a key competitive advantage in effectively marketing and servicing clients ranging from local accounts with single or multiple locations to national accounts with significant geographic presence. We believe that approximately 71% of locations subscribing to Muzak products are clients of our owned operations. The remaining 29% of locations are clients of our franchisees. In 2002, 96% of our revenues were generated by our owned operations and the remaining 4% were generated from fees from our franchises and other sources.

Operating Strengths

We believe the following attributes have helped us become the leading provider of business music programming in the United States:

Market Leadership.    We believe that Muzak is the most widely recognized brand name in the industry. We have been providing business music services for over 65 years and, together with our franchisees, we believe that we have an estimated 60% share of the U.S. business music market, which we believe is significantly under-penetrated. We believe we benefit from the widespread recognition of the Muzak name, our nationwide network, the quality and variety of our music programming, the talent of our audio architects and our multiple delivery systems. We also have an extensive music library, which contains approximately one million recordings and is continually updated with newly released original artists’ recordings.

Nationwide Presence.    We believe our nationwide network is the largest in the industry and would be costly and difficult to replicate. As a result, we believe this nationwide network is a key competitive advantage. Our nationwide network enables us to provide sales, installation and service to clients throughout the country and to service clients with multiple geographically dispersed locations efficiently. We believe that the franchise component of our network is very stable, as a significant majority of our franchisees have been associated with us for over 20 years.

Large and Diverse Client Base.    Our music products appeal to a variety of clients, including specialty retailers, restaurants, department stores, supermarkets, drug stores, financial institutions, hotels, health and fitness centers, business offices, manufacturing facilities and medical centers, among others. Together with our franchisees, we have nationwide coverage and serve an installed base of over 300,000 client locations. In the fiscal year ended December 31, 2002, our top twenty clients included McDonald’s, The Gap, Eckerd, Kinko’s, Wells Fargo, The Home Depot and Burger King. During the fiscal year ended December 31, 2002, our top twenty clients represented in the aggregate less than 18% of our revenues with no single client representing more than 5% of our revenues.

Long Term Contracts; Recurring Revenue Base; Low Churn.    Our client contracts generally have a non-cancelable term of five years that renews automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. Our long term contracts provide us with stable, recurring monthly revenues per client location. In the majority of cases, we also have the right to match any increase in our operating costs with a corresponding price increase of up to 10% each year. We define our churn rate as the monthly recurring revenue cancelled as a percentage of our recurring revenue base at the beginning of the applicable year. During the fiscal year ended December 31, 2002, our monthly churn rate averaged approximately 0.9% and our annual churn rate was approximately 10.7%. We have an average length of service per Audio Architecture client of approximately 10 to 12 years. Based on our experience, economic downturns have not significantly affected our revenues. During the fiscal year ended 2002, we were able to reduce the churn rate by 9.3% from the previous year. We believe such reduction is primarily a result of company initiatives on a local and national level targeted to lower churn. We further believe our historically low churn is primarily because we deliver products to a geographically diverse client base in a range of industries and at a low monthly cost.

Attractive Economics to Clients and Muzak.    We believe that our products and services provide our clients with an important business tool at a low monthly cost. We also believe that our business provides us with attractive economics. The nature of our business enables us to leverage our corporate infrastructure (including programming, marketing and general administrative costs), our established music library, and our nationwide network and music delivery system. As a result, our financial results are favorably impacted by growth through incremental client locations. Our annual return on investment is 55% per Audio Architecture client location, based on client relationship of 10 years, and 132% per Voice client location, based on the initial five year contract term.

Demand-Based Investments.    The substantial majority of our investments are comprised of the initial outlay for each new client location. We incur those costs only after receiving a signed contract from a client. Our typical initial one-time investment per Audio Architecture and Voice client location (including equipment, installation labor, sales commissions and net of installation fees) averages approximately $1,200 and $600, respectively. In the event of a contract termination, we can typically recover and reuse the installed equipment and recover a portion of the unamortized portion of the sales commission. During the fiscal year ended December 31, 2002, demand-based investments for new client locations totaled $47.7 million, while capital expenditures (excluding expenditures for intangibles) unrelated to new client locations totaled $4.5 million.

Experienced Management.    Our senior management team has extensive experience in the business music programming industry. Muzak is led by Mr. William Boyd, our Chief Executive Officer, who has over 30 years of experience in the industry, and by Mr. Stephen Villa, our Chief Operating Officer and Chief Financial Officer. Prior to re-joining Muzak’s predecessor in 1996, Mr. Boyd owned a large franchise and also served as President of our franchise organization. In addition, we have a dedicated and energetic senior management team that has an average of approximately 10 years of experience in the business music programming industry.

Business Strategy

Since the acquisition of Muzak’s predecessor by an investor group led by ABRY Partners, LLC in March 1999, our strategy has been to increase monthly recurring revenue and cash flow by concentrating on our Audio Architecture and Voice products. Our strategy recognizes the operating leverage inherent to our business. We are also focused on increasing equipment and related services revenues through our sale of sound systems, noise masking, drive-through systems, and closed circuit television.

Increase United States Market Penetration.    We have identified the potential market for our products to include over six million U.S. business locations that are operating in industries that we currently serve. We believe that less than 10% of our identified market currently subscribes to business music services. As a result of our large nationwide network and 60% market share, we believe we are well positioned to capitalize on the substantial growth opportunities available within this significantly under-penetrated market. We strive to increase not only our market share but also the market penetration of business music, music and marketing on-hold and in-store messaging. As a result of our marketing efforts, during 2002 our owned operations have added approximately 23,000 gross new Audio Architecture client locations, including Red Lobster, Men’s Wearhouse, Washington Mutual and Wild Oats Markets and approximately 11,000 gross new Voice client locations, including Orkin Pest Control, Popeyes and Microsoft. We will also continue to focus on cross-selling our products to our new and existing clients in order to increase the average revenue per client location. National clients currently subscribing to both of our products include The Home Depot, Kinko’s, Eckerd, Kroger, Fifth Third Bank and Leslie Pools.

Improve Operating Efficiencies.    We are committed to improving our operating efficiencies by reducing our operating costs. In order to reduce our labor costs and our service and installation backlog, we introduced our Voice installation by mail program and a scheduling software system designed to better manage and utilize our internal and external labor resources. Under our Voice installation program, we ship message playback equipment and installation instructions directly to new Voice clients thereby reducing the need for installation service calls. In addition, our Voice interactive fulfillment website enables our clients to review and change their marketing messages on-line, thereby reducing our production workload. In addition, we have consolidated the number of vendors we use and negotiated with vendors for more favorable pricing and terms. As a result, we have reduced, for example, our telecommunications costs, our shipping costs for tapes and compact discs distributed to our clients, our printing costs for marketing and promotional materials and our equipment costs associated with a new client location.

Improve Delivery and Fulfillment Systems.    We seek to implement enhancements to our delivery and fulfillment systems in order to make our products more attractive to existing and potential clients and improve our operating efficiency. For example, we have developed a digital playback device which automates portions of our programming process, improves our ability to service our clients and reduces our production and distribution costs. We believe our digitized music library increases the productivity of our audio architects by enabling us to produce music programs in one-third the time that it took previously. In addition, our interactive Voice website improves our Voice production efficiency by allowing our clients to review and change their marketing messages on-line. We will continue to explore new delivery and fulfillment methods that improve our ability to increase market penetration or improve our operating efficiency.

Selectively Pursue Acquisitions.    We continually evaluate opportunities to acquire our franchises, other music contract portfolios and complementary music and marketing on-hold and in-store messaging businesses if they become available and are an appropriate use of our available capital. Through acquisitions, we seek to realize cost savings by eliminating duplicative programming, distribution, sales and marketing, technical and other general and administrative expenses.

Core Products

We offer two core products, Audio Architecture and Voice, to assist our clients in strengthening their brand images and in enhancing the experiences of their customers. We believe our clients use our products because they recognize that our products can provide a key element in establishing a desired business environment, in promoting their corporate identity and in strengthening their brand image.

Audio Architecture

Audio Architecture is business music programming designed to strengthen a client’s brand image. Our in-house staff of 20 audio architects analyzes a variety of music to develop and maintain 60 core music programs in 10 genres. Our programs include current top-of-the-charts hits to jazz, classic rock, urban, country, Latin, classical music and others. Our audio architects update our music programs on a daily basis, incorporating the continuous release of new music recordings and drawing from our library of approximately one million recordings. In designing our music programs, our audio architects use a proprietary computer software package that allows them to efficiently access our extensive library, avoid repeated songs and manage tempo and music variety to provide clients with high quality, seamlessly arranged programs.

We assist our clients in selecting music programming that is appropriate for their business and consistent with the experiences they are trying to create for their customers. We accomplish this goal in two ways. We are able to provide clients with selections from one or more of our 60 core music programs. For example, Kinko’s contracted Muzak to recommend selections from our existing music programs to evoke a bright and fresh atmosphere that would promote self expression and create a common experience in all of their stores. We are also able to create custom music programs for our clients to convey a specific brand image through unique music programming, a process we call Audio Imaging. For example, The Gap contracted Muzak to design music programming consistent with the different brand images of its Gap, Gap Kids, Baby Gap, Gap Body, Banana Republic and Old Navy divisions. We have assigned an experienced audio architect to assist each division’s brand manager by creating customized music programs uniquely tailored to those brands.

Clients who subscribe to our 60 core music program service may utilize our DayParting and WeekParting services. These services allow us to vary the programs that are delivered to our clients during different hours of the day and days of the week in response to our clients’ changing customer patterns. All of our clients have access to our extensive in-house programming and editing capabilities and the technological strengths we have developed in engineering, equipment, and delivery systems.

Some of our popular programs include:

FM-1®—A mainstream mix of familiar adult contemporary and classic pop favorites.

Country Currents®—Current country hits by established and emerging artists.

Urban Beat SM—A youth-oriented mix of contemporary urban grooves.

Hot Hits SM—A high-energy mix of up-front dance music and cutting-edge remixes of pop hits with a focus on emerging artists and styles.

Contemporary Jazz Flavors SM—A stylish blend of contemporary instrumental and adult pop vocals.

KidTunes SM—A mix of educational and entertaining music for kids.

Latin Styles SM—The smooth side of contemporary Spanish language music.

Hot FM SM—A lively mix of today’s melodic pop and rock, plus favorites from the 80s and 90s.

Jukebox Gold®—Great songs, great singers, the jukebox of your dreams! Favorites from the 50s through the 90s.

Hitline®—A youth-oriented mix of up-tempo styles that reflect the diversity of today’s pop music culture.

During 2000, we introduced our LifestylesSM programs. Lifestyles are Audio Architecture programs created on the premise of understanding how our clients’ customers live as opposed to defining such customers based on traditional demographic standards. We have identified different Lifestyles categories that help define the ways our clients’ customers live today. By focusing on the experiences shared by our clients’ customers, the Lifestyles approach to programming allows us to make recommendations and create audio experiences that help better define our client’s brand image. Lifestyles  programs include:

Metro— Downtown cool for urban sophisticates.

Reflections—A warm and cozy blend of contemporary sounds and classic songs from the worlds of pop, jazz and R&B.

Roadhouse—A mouth-watering mix of classic rock, country, adult alternative and blues.

NUjazz—Features the “acid jazz” groove that has redefined the genre for a new generation.

In addition, we offer a variety of different tape and compact disc based programs of music. We develop these programs to meet the specialized business needs of our clients with more focused customer demographics. Some of the formats offered are Italian-American, reggae, hard rock, German and Chinese. We distribute these music programs to clients in the form of long-playing audio tapes or compact discs that our clients play using specially-designed equipment that we installed.

Our Audio Architecture clients typically enter into a non-cancelable five-year contract that renews automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. We believe that our Audio Architecture product provides an important business tool for our clients at a low monthly cost, and we believe that our clients use our product because they recognize that business music is a key element in establishing their desired business environment and in strengthening their brand image.

Voice

Our Voice staff creates customized music and messages that allow our clients’ telephone systems to deliver targeted music and messaging during their customers’ time on hold. Our Voice services can strengthen a client’s brand image, supplement and enhance marketing efforts and campaigns, promote new products and services and communicate with and educate our clients’ customers. As compared to traditional marketing and sales techniques that use print or other media, our services provide an inexpensive means for our clients to achieve their goals. Because music and messaging on-hold reduces the need for telephone operators, it is appealing to both cost-conscious larger businesses and to smaller businesses that are, by their nature, more sensitive to the incremental fixed costs associated with telephone operators. In addition, we believe our in-store messaging services provide retailers the opportunity to supplement their point of sale merchandising. For example, Lowe’s Home Improvement, KB Toys, Sunglass Hut, Burlington Coat Factory, CVS and Petsmart utilize our in-store messaging services to enhance point of sale merchandising.

We have the in-house capability to write, voice, edit, produce and duplicate messages. Our fully integrated sound studios and editing and tape duplication facilities provide us with flexibility in responding to clients’ needs. Our telephone and satellite delivery technologies allow us to expeditiously change our clients’ music and message mixes and styles. We also offer our clients a tape-based product which operates from equipment at the client’s location.

As in our sales of business music, we generally require our clients in this area to commit to a five-year contract. We believe that our Voice product creates an opportunity to attract new clients in new market segments and to increase penetration of our existing client base.

Equipment Sales and Related Services

In connection with the sale of our Audio Architecture and Voice products, we sell and provide audio system-related products, such as sound systems and noise masking. We believe that style and placement of sound systems can further enhance the experience we create through Audio Architecture. As part of a typical music programming contract, we provide music receiving or playback equipment to our client. Our business music clients generally purchase from us or we provide audio equipment that supplements the music receiving or playback equipment.

We also sell, install and maintain non-audio related products, such as intercom and paging systems, and closed circuit television. We provide these services for our business music and other clients. Maintenance of program-receiving equipment that we provide to business music clients is typically included as part of the overall music service. Installation and maintenance of audio or other equipment not directly related to reception of our business music service is provided on a contractual or time-and-materials basis. All of the equipment is manufactured by third parties, although some items bear the Muzak® brand name.

We offer drive-thru systems service. This service provides for the maintenance and repair of intercom systems, headsets and radio transmitters commonly used in drive-thru systems found at our quick service restaurant clients including McDonald’s, Burger King, Wendy’s, Long John Silver’s, Taco Bell, KFC and Jack-in-the-Box. We receive recurring monthly revenues for each client location typically under a five-year contract. We respond quickly to our clients’ repair calls, typically involving the repair of headsets. In most cases we are able to exchange the damaged headset for an operable headset which we send to our clients through overnight delivery. Our staff repairs the damaged item which then becomes available for future distribution to another client. We believe that quick turnaround is important to our clients as a significant portion of their revenues is derived from their drive-thru windows.

Nationwide Network

We believe our integrated nationwide network is the largest and most comprehensive in the business music industry and enables us to pursue sales on a nationwide basis to local and national accounts. It also allows us to provide same-day installation and service to our clients throughout the country and to service multiple geographically disperse locations efficiently. Our owned operations are generally in the larger and the more populated territories. For example, we maintain owned operations in 9 of the 10 largest United States designated market areas and 21 of the largest 25 designated market areas.

Franchise Agreement Terms

Our business relationships with our franchisees are governed by license agreements that have renewable ten-year terms. Under these agreements, the franchisee is granted an exclusive license to offer and sell our Audio Architecture and Voice products, as well as other products such as Dayparting and Weekparting. The franchisee is also permitted to use our registered marks within a defined territory which allows us to promote a uniform Muzak brand image nationally. The agreements also contain terms relating to distribution of services via our direct broadcast satellite distribution system and reciprocal exclusivity provisions which preclude franchisees from selling products which compete with our Audio Architecture and Voice products.

Pursuant to the agreements, each franchisee pays us a monthly fee based on the number of business locations within its territory and a monthly royalty equal to approximately 10% of its billings for music services. Typically, this combined fee and royalty payment represents approximately $5 per month per client location. However, this monthly royalty is subject to adjustments, as we charge the franchisee additional amounts for on-premise tape services and other services. The agreements also provide franchisees with incentives to increase sales and guidelines regarding coordination of sales, installation and service to national client locations.

Sales and Marketing

We employ a direct sales process in marketing products, which is focused on securing new client contracts and renewing existing contracts. Once we obtain a new client, there are only minimal maintenance costs associated with that client. As a result, we continually try to increase not only our market share but also the market penetration of both business music and marketing on-hold and in-store messaging products. We publish targeted, industry specific marketing materials and conduct extensive training of our sales force. Client agreements typically have a non-cancelable term of five years and renew automatically for at least one additional five-year term unless specifically terminated at the initial contract expiration date. Repeat clients comprise the core of the account base.

We have local and national sales forces. As of December 31, 2002, we had a team of approximately 215 local sales account executives. Local account executives typically focus on clients that have fewer than 50 locations, which may include individual franchisees of national chains. Our local account executives are compensated on commission. In addition, we have various other sales positions to support the sales process. These consist of approximately 15 sales leads, 35 sales managers, and 5 multi-location specialists. A local account executive can engage the support of one of these individuals to assist in all aspects of the sale when dealing with clients having between 50 and 100 locations.

Our national sales group is responsible for securing new national accounts and maintaining our existing client base of national accounts. We have a total of seven account executives and sales managers focused exclusively on selling services to clients that have at least 50 locations in at least 4 territories. Each owned operation and franchisee is responsible for installing, servicing, and billing the accounts within its territory.

Branding and Corporate Promotion

In addition to providing greater support for our account executives, we are continuing to strengthen our brand image and awareness of our products through an updated Internet web site, www.muzak.com, new marketing materials that focus on the Muzak brand and the activities of our charitable program, the Muzak Heart and Soul Foundation, that promotes music education.

Distribution Systems

We believe that our ability to distribute our products through direct broadcast satellite transmission, telephone lines, local broadcast transmission, audio tapes and compact discs enables us to effectively serve our clients that have either single or multiple locations as well as those having varied music or service needs. In addition, we continue to evaluate new delivery systems. At December 31, 2002, we served our music client locations through the following means: approximately 84% through direct broadcast satellite transmission or telephone lines, approximately 7% through local broadcast technology, and approximately 9% through on-premises tapes or compact discs.

Microspace and EchoStar Agreements

We transmit our 60 core music programs via direct broadcast satellite to clients primarily from transponders leased from Microspace and EchoStar. Microspace provides us with facilities for uplink transmission of our direct broadcast satellite signals to the transponders. Microspace, in turn, leases its transponder capacity on satellites operated by third parties. Such satellites include the Galaxy IIIC satellite operated by PanAmSat, through which a majority of our direct broadcast satellite client locations are served, and Telestar 4, operated by Loral Skynet. In January 2001, we contracted for transponder capacity on Telestar 4 in order to provide the signal for our recently introduced Encompass LE™ satellite receiver. The term of our transponder lease with Microspace for the Galaxy IIIC satellite is projected to end in 2005 while the lease for Telestar 4 is projected to end in 2017. Microspace can terminate its agreements with us immediately upon termination of its underlying agreements with PanAmSat and Loral Skynet. We regularly review the availability of alternate transponders.

Prior to the successful launch of the Galaxy IIIC Satellite on June 15, 2002, we were leasing transponder capacity on PanAmSat’s Galaxy IIIR. The transition to Galaxy IIIC was a seamless one for our clients. While Galaxy IIIC is operating within all performance and design specifications, we have secured insurance to cover our re-pointing costs of up to $5.0 million in the event of a Galaxy IIIC Satellite failure. In addition, we maintain insurance that provides up to $1.25 million of coverage for our re-pointing costs in the event of the Telestar 4 Satellite failure.

As part of our arrangements with EchoStar, we furnish 60 music channels to commercial subscribers and 52 of the 60 music channels to residential subscribers over EchoStar’s satellite system. Under our agreements with EchoStar, EchoStar pays us a programming fee for each of its residential subscribers and pays us and our franchisees a commission for sales made by EchoStar or its agents to commercial subscribers in the respective territories. We pay EchoStar a fee for uplink transmission of music channels to our clients and we rent space at EchoStar’s Cheyenne, Wyoming uplink facility. We also pay EchoStar a royalty and combined access fees on music programs sold by us which are distributed by EchoStar to commercial subscribers. The term of each of our agreements with EchoStar is projected to end in 2010.

EchoStar has agreed that it will not provide transponder space to, enter into or maintain distributor agreements or relationships with, or enter into any agreements for the programming or delivery of any audio services via direct broadcast satellite frequencies with, a specified group of our competitors. We have agreed that we will not secure transponder space for, enter into or maintain distributor agreements or relationships with, or enter into any agreement for the programming or delivery of any of our services with any competitor of EchoStar via direct broadcast satellite frequencies or with specified competitors of EchoStar via specified frequencies.

Local Broadcast Transmission

We also use local broadcast transmission to distribute business music in localized metropolitan areas where the concentration of client locations is sufficiently large to justify the cost. Local area FM broadcasting is primarily made via commercial FM radio station subcarriers and requires the use of a separate subcarrier and an on-premises client receiver for each program format being distributed. Accordingly, local broadcasting is not cost-effective for delivery of more than two formats to a particular area and is generally limited to our most popular program formats.

Improvements to Delivery and Fulfillment Systems

We seek to provide reliable, high-quality business music and music and marketing on-hold products to our clients. We believe improvements to our delivery and fulfillment systems will enable us to make our products more attractive to potential clients and improve our operating efficiency.

Digital Music Library.    We continue to digitize our music library, which provides us with internal efficiencies and allows us to offer more creative programming to our clients. We have realized internal efficiencies in the areas of audio architecture and production services as a result of our digitization efforts. Our audio architects are able to access our digital music library from our computer servers rather than from our physical compact disc library. In addition, audio architects have greater flexibility in searching and compiling music selections to be used in our programming. As a result, we can produce music programs in one-third the time that it took previously.

Digital Playback Device.    We have a digital playback device that is used by large national accounts and locations without access to satellite services. Our older on-premise devices are limited to linear playback in that songs are played in a specific rotation repeatedly. Our digital playback device utilizes an encrypted and proprietary format that prevents client access and copying. The software resident in the device reduces the frequency and costs associated with shipping a disc to a client. The device creates a dynamic mix of music based on rules and policies developed by our audio architects and governed by the software program in the device.

Voice Website.    In 2001, we introduced an interactive website that allows our clients to review and change their marketing messages on-line as well as choose music beds to accompany their marketing messages. The web site is integrated with our administrative and billing system. This web site reduces our production workload, thus resulting in operating efficiencies. We fulfill approximately 35% of all Voice productions through the Voice website.

Competition

We compete with many local, regional, national, and international providers of business music services. National competitors include DMX Music, Inc., Music Choice, and PlayNetworks. Local and regional competitors are typically smaller entities that target businesses with few locations.

We also compete with companies that are not principally focused on providing business music services. Such competitors include traditional radio broadcasters that encourage workplace listening, satellite digital audio radio services, video services that provide business establishments with music videos or television programming, and performing rights societies (ASCAP, BMI, and SESAC) that license business establishments to play sources such as CD’s, tapes, MP3 files, and the radio. While we believe that we compete effectively against such services for many of the same reasons stated below, such competitors have established client bases and are continually seeking new ways to expand such client bases and revenue streams.

We compete on the basis of service, the quality, and variety of our music programs, versatility and flexibility, the availability of our non-music services and, to a lesser extent, price. Even though we are seldom the lowest-priced provider of business music in any territory, we believe that we can compete effectively due to the widespread recognition of the Muzak name, our nationwide network, the quality and variety of our music programming, the talent of our audio architects and our multiple delivery systems.

Music Licenses

We license rights to re-record and distribute music from a variety of sources and pay royalties to songwriters and publishers through contracts negotiated with performing rights societies such as the American Society of Composers, Authors and Publishers (“ASCAP”), Broadcast Music, Inc. (“BMI”), and the Society of European Stage Authors and Composers (“SESAC”).

The industry-wide agreement between business music providers and BMI expired in December 1993. Since this time we have been operating under an interim agreement pursuant to which we have continued to pay royalties at the 1993 rates. Business music providers and BMI have been negotiating the terms of a new agreement. We are involved in a rate court proceeding, initiated by BMI in Federal Court in New York. At issue are the music license fees payable to BMI. The period from which such “reasonable” license fees are payable covers the period January 1, 1994 to December 31, 2002, and likely several years thereafter. BMI contends that those fee levels understate reasonable fee levels by as much as 100%. We are vigorously contesting BMI’s assessment. We believe the eventual court ruling setting final fees for the period covered will require retroactive adjustment, upward or downward, likely back to January 1, 1994, and possibly will also entail payment of pre-judgment interest. Discovery in the proceeding has commenced and is not yet completed. As of the date hereof, a trial date has not been set.

The industry-wide agreement between business music providers and ASCAP expired in May 1999. We began negotiations with ASCAP in June 1999, and we have continued to pay ASCAP royalties at the 1999 rates. The agreement between business music providers and ASCAP allowed either party to pursue a rate court proceeding in federal court in New York to seek a court determined reasonable rate if a mutually acceptable rate was not obtained by November 29, 2002. ASCAP notified us that it would pursue such rate court proceeding and on January 29, 2003 made an application to the court to commence such a proceeding.

We cannot predict what the terms of the new BMI or ASCAP agreements with business music providers will be or when agreements will be reached, although BMI and ASCAP have indicated that they are seeking royalty rate increases and a retroactive royalty rate increase. As of December 31, 2002, we have not accrued any amounts in connection with any such potential retroactive rate increases. In 2002, we paid approximately $8.5 million in royalties to ASCAP, BMI and to SESAC. Increases in the fees we must pay under future agreements with ASCAP, BMI and SESAC could adversely affect our results of operations.

In connection with ASCAP’s periodic audit program, ASCAP conducted audits during 2001 of our license fee calculations in local sales offices and for national accounts. Based on those audits, ASCAP indicated that they believed our past license fee calculations were incorrect and additional license fees were due. We settled the discrepancy with respect to all sales offices and national accounts for all open audit periods prior to and including 2001 and paid such settlement in December 2001. In 2002, BMI conducted an audit of our license fee calculations in local sales offices and for national accounts. All discrepancies for all open audit periods prior to and including 2001 were settled and we paid such settlement in September 2002. In light of the audit results, our 2002 license fees to ASCAP and BMI were higher than in the past and future license fees may be similarly affected.

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings. Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings. The Digital Millennium Copyright Act did not specify the rate and terms of the license. As a result, the United States Copyright Office convened a Copyright Arbitration Royalty Panel to recommend an ephemeral royalty rate. In February 2002, the Panel recommended an ephemeral royalty rate of ten percent (10%) of gross proceeds applicable to the use of ephemeral copies. That recommendation was subject to review by the Librarian of Congress, who could have modified or adopted such recommendation.

In June 2002, the Librarian of Congress published his final decision to adopt the Copyright Arbitration Royalty Panel’s recommendation of a ten percent (10%) ephemeral royalty rate, which covers the period from October 1998 through December 31, 2002. As required by such determination, we remitted payment on October 20, 2002 for royalties payable for the period from October 28, 1998 through August 31, 2002. We believe that the United States Copyright Office will once again convene a Copyright Arbitration Royalty Panel, sometime in 2003, to recommend an ephemeral royalty rate for the period from January 1, 2003 through December 31, 2007.

With respect to future revenue subject to such ephemeral royalty rate, we believe our exposure is minimal, as we believe our current satellite technologies do not require use of ephemeral copies. Nonetheless, there can be no assurances that the collective for the copyright owners will refrain from investigating or otherwise challenging the applicability of the statute to our satellite technologies.

During the fiscal year ended December 31, 2002, we increased our estimated reserve for prior period licensing royalties and related expenses by $3.1 million. The charge is recorded in cost of music and other business services revenues. This adjustment was not related to exposures posed by potential retroactive rate increases in the ASCAP and BMI rate court proceedings. During the course of the fiscal year ended December 31, 2002, payments of $1.6 million were made from this reserve, and, as a result, as of December 31, 2002, our reserve for licensing royalties and related expenses was $2.9 million.

Government Regulation

We are subject to governmental regulation by the United States and the governments of other countries in which we provide services. Our business prospects could be adversely affected by the adoption of new laws, policies or regulations that change the present regulatory environment. We currently provide music services in a few areas in the United States through 928 to 960 megahertz radio frequencies licensed by the Federal Communications Commission. Additionally, the Federal Communications Commission licenses the radio frequencies used by satellites on which we transmit our direct broadcast satellite services in the United States. If the Federal Communications Commission or any other person revokes or refuses to extend any of these licenses, we would be required to seek alternative transmission facilities. Laws, regulations and policy, or changes therein, in other countries could also adversely affect our existing services or restrict the growth of our business in these countries.

Properties

We lease our headquarters located at 3318 Lakemont Boulevard, Fort Mill, South Carolina. The telephone number of our headquarters is (803) 396-3000. Our headquarters consists of approximately 100,000 square feet which accommodates our executive offices, operations, national sales, marketing, technical, finance and administrative staffs, and a warehouse. We also have local sales offices in various locations, and lease space at two satellite uplink facilities and warehouses in various locations. Approximately 95% of the total square footage of all of our facilities is leased and the remainder is owned.

We consider all of our properties, both owned and leased, sufficient for our needs.

Employees

As of December 31, 2002, we had 1,420 full-time and 71 part-time employees. Approximately 145 of our technical and service personnel are union members. These personnel are located in 14 offices, 13 of which are represented by the International Brotherhood of Electrical Workers and one of which is represented by the Communication Workers of America. Of the 13 offices represented by the International Brotherhood of Electrical Workers, three offices are negotiating new contracts to replace contracts that expired in 2002 and 2003. The three offices that are currently negotiating new contracts are Boston, Massachusetts, Peoria, Illinois, and Dallas, Texas. In each case, we believe that we will be able to negotiate a new contract but cannot speculate as to when such negotiations will be concluded.

We believe that our relations with our employees and with the unions that represent them are generally good.

Legal Proceedings

We are subject to various proceedings in the ordinary course of business. Management believes that such proceedings are routine in nature and incidental to the conduct of its business, and that none of such proceedings, if determined adversely to us, would have a material adverse effect on the consolidated financial condition or results of operations of Muzak. In addition to these various proceedings that arise in the ordinary course of business, we are also participating in rate court proceedings with ASCAP and BMI. The impact of the rate court proceedings are more fully described in our discussion of music licenses.

MANAGEMENT

Executive Officers and Directors

We are a wholly owned subsidiary of Muzak Holdings, a limited liability company whose affairs are governed by a Board of Directors. The following table sets forth information about the directors of Muzak Holdings, and the executive officers of Muzak as of December 31, 2002. Each of the persons identified below as a director is currently a director of Muzak Holdings. Mr. Yudkoff is the sole director of Muzak. The election of directors is subject to the terms of the Members Agreement and Securityholders Agreement and are described below under “Certain Relationships and Related Transactions.”

Name	Age	Position and Offices
William A. Boyd	61	Director and Chief Executive Officer

Stephen P. Villa	39	Director, Chief Operating Officer, Chief Financial Officer and Treasurer

Michael K. Hoeltke	40	Senior Vice President, Owned Operations

Kenneth F. Kahn	40	Senior Vice President, Owned Operations

David M. Moore	39	Senior Vice President, Technical Operations

Michael F. Zendan II	39	General Counsel, Vice President and Assistant Secretary

Peni A. Garber	39	Director, Vice President and Secretary

David W. Unger	46	Director

Royce G. Yudkoff	47	Director and Vice President

Andrew Banks	47	Director

Juliana F. Hill	33	Director

Randall T. Mays	37	Director

The following sets forth biographical information with respect to the directors of Muzak Holdings and executive officers of Muzak. References to “Old Muzak” refer to Muzak Limited Partnership which merged into Muzak’s predecessor, Audio Communications Network, in March 1999.

William A. Boyd has been our Chief Executive Officer since March 1999 and was the Chief Executive Officer of Old Muzak from 1997 to March 1999, Chairman of the Board of Music Holdings Corp., the general partner of the managing general partner of Old Muzak, from 1997 to March 1999 and was a director of Music Holdings Corp. from 1996 to March 1999. From 1995 to 1996, Mr. Boyd was a private investor. From 1982 to 1995, Mr. Boyd was owner and president of SunCom Communications, a large franchise of Old Muzak. Mr. Boyd was President of the independent trade organization representing the franchise network from 1994 to 1995 and from 1986 to 1987. Mr. Boyd was also President of Old Muzak’s Owned Affiliate division in 1987. Mr. Boyd started his career with Muzak.

Stephen P. Villa has been a Director and our Chief Operating Officer since October 2001 and Chief Financial Officer since September 2000. He served as the Chief Financial Officer and Treasurer of Frisby Technologies, Inc., from April 1998 to September 2000. From January 1997 to March 1998, Mr. Villa was the controller of Harman Consumer Group, an operating company of Harman International, Inc., which sells consumer electronic products. From September 1986 through January 1997, Mr. Villa held numerous positions with Price Waterhouse LLP in their New York and Paris offices. Mr. Villa’s last position with Price Waterhouse LLP was audit senior manager.

Michael K. Hoeltke has served as Senior Vice President of the Owned Operations—South Region since September 2002. From February 2002 to September 2002, he served as Vice President of Owned Affiliate Sales and as General Manager of our Atlanta owned operation from March 1999 to February 2002. From January 1997 to March 1999, Mr. Hoeltke served as the Vice President of Sales for Capstar Broadcasting Corporation/Osborn Sound. Capstar Broadcasting Corporation was our independent franchisee serving territories in Atlanta, Albany, and Macon Georgia and in Ft. Myers Florida. Muzak Holdings acquired Capstar Broadcasting Corporation’s Muzak franchises on March 18, 1999. From July 1993 to January 1997, he served as Sales Manager for Osborn Sound’s Atlanta office.

Kenneth F. Kahn has served as Senior Vice President of the Owned Operations, North Region since September 2002. From April 2002 to September 2002, he served as Vice President of Sales and Marketing and as Vice President of Marketing from March 1999 to April 2002. Mr. Kahn served as the Vice President of Marketing for Old Muzak from 1997 to March 1999 and as Sales Manager for Old Muzak’s New York office from 1996 to 1997. Prior to joining Old Muzak, Mr. Kahn worked for Emphasis Music, Astroland Amusement Park, and Phase One Distribution.

David M. Moore has served as Senior Vice President of Technical Operations since May 2000. Mr. Moore served as the Vice President of the Network Operations Center from March 1999 to May 2000. Mr. Moore served as an Account Executive at Foundation Telecom, Inc. from 1996 to 1997. From 1990 to 1996 and June 1998 to March 1999, Mr. Moore held various positions at Old Muzak. Prior to joining Old Muzak, Mr. Moore served as General Manager of Atlantic Coast Communications from 1986 to 1990.

Michael F. Zendan II has served as Vice President and General Counsel since October 1999. From 1996 to October 1999, Mr. Zendan was Assistant General Counsel (Aerospace) and Assistant Secretary for Coltec Industries Inc., and was Assistant General Counsel (Industrial) for Coltec Industries Inc. from 1994-1996, and served as Attorney and Senior Attorney for Coltec Industries Inc. from 1992-1994. From 1988-1992, he served as an Associate at Pepe & Hazard.

Peni A. Garber has served as Director, Vice President and Secretary since March 1999. She is a partner and Secretary of ABRY Partners, a private equity investment firm which focuses exclusively on media and communication companies. She joined ABRY Partners in 1990 from Price Waterhouse, where she served as Senior Accountant in the Audit Division from 1985 to 1990. Ms. Garber is presently a director or the equivalent of CommerceConnect Media Holdings, Inc., Nexstar Broadcasting Group LLC and Penton Media, Inc.

David W. Unger has served as a Director since March 1999 and as Managing Partner of Avalon Equity Partners since its inception in December 1999. Mr. Unger previously served as Vice President of Muzak from March 1999 to August 1999 and was Executive Vice President of Audio Communications Network from May 1997 to March 1999. Prior to May 1997, he was chairman of SunCom Communications, LLC, a franchise of Muzak. Since 1995, Mr. Unger has invested in, operated and sold communications businesses. Prior to 1995, Mr. Unger worked for Communications Equity Associates, TKR Cable Co. and Teleprompter Corp.

Royce G. Yudkoff has served as Director and Vice President since March 1999 and as the sole director of Muzak since March 1999. He is the President and Managing Partner of ABRY Partners, a private equity investment firm which focuses exclusively on media and communications companies. Prior to co-founding ABRY Partners, Mr. Yudkoff was a partner at Bain & Company, where he shared significant responsibility for the firm’s media practice. Mr. Yudkoff is presently a director or the equivalent of various companies including Nexstar Broadcasting Group LLC, Metrocall, Inc. and Talent Partners.

Andrew Banks has served as a Director since March 1999. He is Chairman of ABRY Partners. Prior to co-founding ABRY, Mr. Banks was a partner at Bain & Company where he shared significant responsibility for the firm’s media practice.

Juliana F. Hill has served as a Director since September 2000. She is the Vice President of Finance and Strategic Development of Clear Channel Communications Inc. Prior to joining Clear Channel Communications Inc. in March 1999, she was an associate at US West Communications. From September 1996 to June 1998, she was a

student at J.L. Kellogg Graduate School of Management, Northwestern University. Prior to September 1996, she was an audit manager of Ernst & Young LLP.

Randall T. Mays has served as a Director since September 2000. He is an Executive Vice President, Chief Financial Officer and a Director of Clear Channel Communications Inc. Prior to serving in this capacity, he served as Treasurer of Clear Channel Communications from January 1993 to February 1997.

Voting and Terms of Office

Pursuant to the Amended and Restated Limited Liability Company Agreement of the Parent, each director of the Parent is designated as either a “Class A Director” or a “Class B Director.” Each Class A Director is entitled to three votes and each Class B Director is entitled to one vote. Any decisions to be made by the Board of Directors, requires the approval of a majority of the votes of the Board of Directors. The authorized number of each class of directors is three Class A Directors, Messrs. Banks and Yudkoff and Ms. Garber, and five Class B Directors, Messrs. Boyd, Villa, Unger and Mays and Ms. Hill. The number of directors may be increased or decreased by the Board of Directors. Directors hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Compensation of Directors

Directors of Muzak Holdings who are not employees of Muzak do not receive any compensation for serving on the Board of Directors of Muzak Holdings. All directors of Muzak Holdings receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors of Muzak Holdings.

Management Employment Agreements

William A. Boyd.    Pursuant to the amended and restated employment agreement dated as of March 16, 2001 by and among Mr. Boyd, Muzak and Muzak Holdings, Muzak agreed to employ Mr. Boyd as Chief Executive Officer until his resignation, death, disability or termination of employment. Under the employment agreement, Mr. Boyd is:

•	entitled to a minimum base salary of $300,000, with a 5% annual increase;

•	eligible for a bonus, as determined by the Board of Directors of the Parent;

•	prohibited from competing with Muzak during the term of his employment period and for a period of twenty-four months thereafter; and

•	prohibited from disclosing any confidential information gained during his employment period.

Stephen P. Villa.    Pursuant to the employment agreement dated as of November 5, 2002 by and among Mr. Villa, Muzak, and Muzak Holdings, Muzak agreed to employ Mr. Villa as Chief Operating Officer, Chief Financial Officer, and Treasurer until his resignation, death, disability or termination of employment. Under the employment agreement, Mr. Villa is:

•	entitled to a minimum base salary of $200,000, with a 5% annual increase;

•	eligible for a bonus, as determined by the Board of Directors of the Parent;

•	prohibited from competing with Muzak during the term of his employment period and for a period of twenty-four months thereafter; and

•	prohibited from disclosing any confidential information gained during his employment period.

If we terminate Mr. Villa’s employment without “cause,” Mr. Villa will be entitled to receive his base salary for a period of one year thereafter.

Other Executive Officers.    Each of Messrs. Hoeltke, Kahn, Moore, and Zendan, is a party to an employment agreement with Muzak, the terms of which are the same in all material respects. Each agreement may be terminated at any time by either party. Under the agreements, the executive is:

•	entitled to compensation in accordance with Muzak’s employee compensation plan, which may be amended by Muzak at any time;

•	prohibited from competing with Muzak during the term of employment and for 18 months thereafter; and

•	prohibited from disclosing any confidential information gained during the executive’s employment period.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our Chief Executive Officer and four other most highly compensated executive officers, at December 31, 2002, for services in all capacities to Muzak.

Summary Compensation Table

		Annual Compensation			Long Term Compensation	All Other Compensation ($)(b)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(a)
William A. Boyd(c) Chief Executive Officer	2002 2001 2000	300,023 300,023 300,034	— —	42,000 42,000 42,000	— — —	2,908 2,908 2,700

Stephen P. Villa(d) Chief Operating Officer and Chief Financial Officer	2002 2001 2000	212,117 149,995 50,000	— 25,000 —	4,474 — —	57 15,386	6,600 28,300 900	(e)

Kenneth F. Kahn(f) Senior Vice President, Owned Operations—North Region	2002 2001 2000	159,923 154,000 144,670	— — 39,333	6,000 6,000 6,000	— —	4,794 5,412 5,004

Michael K. Hoeltke(g) Senior Vice President, Owned Operations—South Region	2002 2001 2000	145,463 119,995 120,000	206,242 175,134 108,390	4,800 4,800 3,600	— —	6,600 6,300 6,000

Michael F. Zendan II(h) Vice President and General Counsel	2002 2001 2000	125,000 117,304 115,000	— 15,000	— —	— 3,400	4,500 4,223 4,680

(a)	Consists of non-voting equity interests issued by the Parent to key employees.
(b)	Consists of contributions by Muzak to a defined contribution 401(k) plan.
(c)	Other Annual Compensation consists of a housing allowance of $36,000, $36,000 and $36,000 and a car allowance of $6,000, $6,000 and $6,000 in 2002, 2001, and 2000, respectively. Aggregate restricted stock holdings were 898 shares, with a value on December 31, 2002 of $26,038. 57.2% of the restricted stock award was vested on March 17, 2002. The remainder is to vest 14.3% each on March 17, 2003, and March 17, 2004. After March 17, 2004, the restricted stock holdings are 100% vested.
(d)	Has served as Chief Operating Officer since October 2001 and as Chief Financial Officer since September 2000. Other Annual Compensation consists of a car allowance of $4,474 in 2002. Aggregated restricted stock holdings were 821 shares, with a value on December 31, 2002 of $23,774. The vesting schedule of 294 shares of the restricted stock holdings is as follows: two-fifths was vested on September 27, 2002, with the remainder vesting in three additional installments of 58.8 shares each on September 27, 2003, September 27, 2004, and September 27, 2005. The vesting schedule for 57 shares of the restricted stock holdings is as follows: two-fifths of the restricted stock award was vested on January 1, 2003. The remainder is to vest in three additional installments of 11.4 shares each on January 1, 2004, January 1, 2005, and January 1, 2006. The vesting schedule for 470 shares of the restricted stock holdings is 20% each on October 2, 2003, October 2, 2004, October 2, 2005, and October 2, 2006. After October 2, 2006, the restricted stock holdings are 100% vested.
(e)	Consists of contributions by Muzak to a defined contribution plan of $6,300 and relocation expenses of $22,000.
(f)

Has served as Senior Vice President, Owned Operations North Region since September 2002. Other annual compensation consists of a car allowance of $6,000 in 2002, 2001, and 2000. Aggregated restricted stock holdings were 439 shares, with a value on December 31, 2002 of $12,714. The vesting schedule of 351 shares of the restricted stock holdings is as follows: two-fifths was vested on March 17, 2002, with the remainder vesting 20% each on March 17, 2003 and March 17, 2004. After March 17, 2004, the restricted stock holdings are 100% vested. The vesting schedule for the remaining 88 shares of the restricted stock holdings is as follows: 20% each on September 11, 2004, September 11, 2005, September 11, 2006, and September 11, 2007. After September 11, 2007, the restricted stock holdings are 100% vested.

(g)	Has served as Senior Vice President, Owned Operations South Region since September 2002. Bonus amounts were earned while serving in capacity as a General Manager for Muzak’s Atlanta owned operation. Other annual compensation consists of a car allowance of $4,800, $4,800, and $3,600 in 2002, 2001, and 2000, respectively. Aggregate restricted stock holdings were 439 shares, with a value of $12,714 on December 31, 2002. The vesting schedule for 88 shares of the restricted stock holdings is as follows: two-fifths vested on March 17, 2002, with the remainder vesting 20% each on March 17, 2003 and March 17, 2004. After March 17, 2004, the restricted stock holdings are 100% vested. The vesting schedule for the remaining 351 shares of the restricted stock holdings is as follows: one-fifth will vest on September 11, 2004, with the remainder vesting 20% each on September 11, 2005, September 11, 2006, and September 11, 2007. After September 11, 2007, the restricted stock holdings are 100% vested.
(h)	Aggregated restricted stock holdings were 136 shares, with a value on December 31, 2002 of $4,005. Two fifths of the restricted stock award vested on June 21, 2002. The remainder is to vest in three additional installments of 27.2 shares on June 21, 2003, June 21, 2004 and June 21, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Members Agreement

Muzak Holdings, MEM Holdings, Mr. Unger, Mr. Joseph Koff, Mr. Boyd, Music Holdings Corp., CMS Co-Investment Subpartnership, CMS Diversified Partners, L.P. and Stephen Jones are parties to a Second Amended and Restated Members Agreement dated as of October 18, 2000. Pursuant to the Members Agreement, MEM Holdings, Mr. Unger, Mr. Koff, Mr. Boyd, Music Holdings Corp., CMS Co-Investment Subpartnership, CMS Diversified Partners, L.P. and Stephen Jones have agreed to vote their equity interests in Muzak Holdings to elect Mr. Unger and Mr. Boyd to the Board of Directors of Muzak Holdings. The Members Agreement also contains:

•	“co-sale” rights exercisable in the event of specified sales by MEM Holdings or its permitted transferees;

•	“drag along” sale rights exercisable by the Board of Directors of Muzak Holdings and holders of a majority of the then outstanding Class A units in the event of an Approved Company Sale, as defined in the Members Agreement;

•	preemptive rights;

•	restrictions on transfers of membership interests by Mr. Unger, Mr. Koff, Mr. Boyd, Music Holdings Corp., CMS Co-Investment Subpartnership, CMS Diversified Partners, L.P. and Stephen Jones and its permitted transferees; and

•	rights to first refusal exercisable by MEM Holdings, Mr. Unger, Mr. Koff, Mr. Boyd and Muzak on any transfer by Music Holdings Corp.

The voting restrictions will terminate with respect to Mr. Unger upon the first to occur of an Approved Company Sale or a specified liquidity event with respect to Mr. Unger’s Class A units, and with respect to Mr. Boyd upon the earlier of an Approved Company Sale and the date on which he ceases to serve as the CEO of the Muzak Holdings or Muzak. The co-sale, drag along, transfer restrictions and rights of first refusal will terminate upon consummation of the first to occur of a Qualified Public Offering, as defined in the Members Agreement, or an Approved Company Sale.

Securityholders Agreement

Muzak Holdings, MEM Holdings, AMFM Systems and other investors are parties to the Second Amended and Restated Securityholders Agreement dated as of March 15, 2002. Pursuant to the Securityholders Agreement, the parties have agreed to vote their equity interests in Muzak Holdings to establish the composition of the Board of Directors of Muzak Holdings and to provide observer rights for specified investors to attend meetings of the Board of Directors. The Securityholders Agreement also contains:

•	“co-sale” rights exercisable in the event of specified sales by MEM Holdings or AMFM Systems;

•	“drag along” rights exercisable by the Board of Directors of Muzak Holdings and holders of a majority of the then outstanding Class A units and Class A-1 units, in the event of an Approved Company Sale, as defined in the Securityholders Agreement;

•	preemptive rights;

•	restrictions on transfers of membership interests by MEM Holdings, AMFM Systems and other investors party to the Securityholders Agreement and its permitted transferees; and

•	rights of first offer exercisable by AMFM Systems on any transfer by MEM Holdings, and vice versa, and rights of first offer exercisable by MEM Holdings and AMFM Systems on any transfer by the other parties to the Securityholders Agreement.

The voting restrictions will terminate upon an Approved Company Sale. The co-sale rights will terminate upon the consummation of the first to occur of an initial Public Offering by Muzak Holdings, as defined in the Securityholders Agreement, or an Approved Company Sale. The drag along rights, preemptive rights and the rights of first offer will terminate on the consummation of the first to occur of a Qualified Public Offering, as defined in the Securityholders Agreement, or an Approved Company Sale.

Indemnification

Muzak’s Limited Liability Company Agreement dated as of March 18, 1999, as amended, provides for indemnification of directors and officers, including advancement of reasonable attorney’s fees and other expenses, in connection with all claims, liabilities and expenses arising out of the management of Muzak’s affairs. Such indemnification obligations are limited to the extent that Muzak’s assets are sufficient to cover such obligations. Muzak carries directors and officers insurance that covers such exposure for indemnification up to certain limits. While we are subject to various proceedings, in the ordinary course of business, that involve claims against directors and officers, management believes that such claims are routine in nature and incidental to the conduct of the company’s business. None of such claims, if determined adversely against such directors and officers, would have a material adverse effect on the consolidated financial condition or results of operations of Muzak, and as of December 31, 2002, Muzak had not accrued any amounts to cover indemnification obligations arising from such claims.

Registration Agreement

Muzak Holdings, MEM Holdings, Mr. Koff, Mr. Boyd, Mr. Unger, Music Holdings Corp., AMFM Systems, Inc, and other investors are parties to a Second Amended and Restated Registration Agreement dated as of October 18, 2000. Pursuant to this Registration Agreement, the holders of a majority of the ABRY Registrable Securities, as defined in the Registration Agreement, may request a demand registration under the Securities Act of all or any portion of the ABRY Registrable Securities:

•	on Form S-1 or any similar long-form registration;

•	on Form S-2 or S-3 or any similar short-form registration, if available; and

•	on any applicable form pursuant to Rule 415 under the Securities Act.

In accordance with the Registration Agreement, the holders of a majority of AMFM Registrable Securities, as defined in the Registration Agreement, may request a demand registration under the Securities Act of all or any portion of the AMFM Registrable Securities on Form S-1 or any similar long-form registration and on Form S-2 or S-3 or any similar short-form registration. In addition, the holders of at least 60% of the Preferred Registrable Securities, as defined in the Registration Agreement, may request a demand registration under the Securities Act of all or any portion of the Preferred Registrable Securities on Form S-1, but the registration will be effected as a short-form registration, if available. All holders of Registrable Securities, as defined in the Registration Agreement, will have “piggyback” registration rights, which entitle them to include their Registrable equity securities in registrations of securities by the Parent, subject to the satisfaction of specified conditions.

Muzak Holdings is responsible for all expenses incident to its performance under the Registration Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees of counsel for Muzak Holdings and the holders of Registrable securities and all independent certified public accountants and underwriters.

ABRY Partners Management and Consulting Services Agreement

Pursuant to an Amended and Restated Management and Consulting Services Agreement between ABRY Partners and Muzak dated March 18, 1999, ABRY Partners is entitled to a management fee when, and if, it provides advisory and management consulting services to Muzak. The Management Agreement provides that beginning in 1999, any applicable management fee should be multiplied by 1.05 raised to the power obtained by subtracting 1998 from the number of the calendar year. During 2002, 2001 and 2000, Muzak incurred fees of $0.4 million, $0.3 million, and $0.3 million, respectively, under this agreement. Either ABRY Partners or Muzak, with the approval of the Board of Directors of the Parent, may terminate the Management Agreement by prior written notice to the other.

Sponsor Notes

From July 1, 1999 through November 24, 1999, we borrowed an aggregate amount of $30.0 million from MEM Holdings in the form of sponsor notes. We repaid $3.0 million of the sponsor notes with the proceeds received from an equity contribution from Muzak Holdings following its issuance of preferred membership units in October 2000. The remaining $27.0 million, plus $6.7 million of accrued interest, was converted into Class A units of Muzak Holdings in May 2001.

On March 15, 2002, Muzak borrowed an additional $10.0 million from MEM Holdings in the form of junior subordinated unsecured notes, which we refer to as the “Sponsor Notes.” MEM Holdings is a holding company that owns 64.2% of the voting membership interests in the Parent. ABRY Broadcast Partners III, L.P. and ABRY Broadcast Partners II, L.P. are the beneficial owners of MEM Holdings. The Sponsor Notes accrue interest at 15% per annum. Any accrued interest not paid as of March 31, June 30, September 30 or December 31 bears interest at 15% per annum until such interest is paid or extinguished. The Sponsor Notes are junior and subordinate to payments for our existing credit facility and our 9 7/8% Senior Subordinated Notes. At any time, the Sponsor Notes may be converted into Class A-2 units of Muzak Holdings at the direction of MEM Holdings. If the Sponsor Notes have not been repaid in full as of September 15, 2003, the Sponsor Notes will automatically be converted into Class A-2 units of Muzak Holdings. We repaid the Sponsor Notes together with accrued but unpaid interest with the proceeds from the offering of the old notes and borrowings under our new senior credit facility.

Family Relationships

William Boyd, our Chief Executive Officer, is the father of Robert Boyd, the General Manager of our Mid-Atlantic owned operation. Robert Boyd was paid an aggregate salary and bonus of $145,497 for his services during the year. William Boyd, is also the father of Andy Boyd. Andy Boyd joined us in 2003 as a local account executive in our Denver office.

Michael Hoeltke, our Senior Vice President of Owned Operations- South Region, is the husband of Tracy Hoeltke, one of our National account executives. Tracy Hoeltke was paid aggregate commissions and bonus of $299,729 for her services during the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Muzak Holdings owns all of the membership units of Muzak. The following table sets forth information regarding the beneficial ownership of the Class A and Class A-1 units of Muzak Holdings, which are the only outstanding membership interests in Muzak Holdings with voting rights, as of February 28, 2003, by:

•	holders having beneficial ownership of more than 5% of the voting equity interest of Muzak Holdings;

•	each director of Muzak Holdings;

•	each of Muzak’s executive officers shown in the summary compensation table; and

•	all directors and executive officers as a group.

	Beneficial Ownership(a)
Beneficial Owner	Number	Percentage
MEM Holdings, LLC(b)	84,991	64.2%
111 Huntington Avenue, 30th floor
Boston, MA 02199
AMFM Systems Inc.(c)	27,233	20.6%
200 East Basse Road
San Antonio, Texas 78209
William A. Boyd	1,323	1.0%
Stephen P. Villa	—	*
Michael K. Hoeltke	—	*
Kenneth F. Kahn	11	*
Michael F. Zendan II	—	*
Andrew Banks	—	*
Peni A. Garber	—	*
Juliana F. Hill	—	*
Randall T. Mays	—	*
David W. Unger	1,255	1.0%
Royce G. Yudkoff(d)	84,991	64.2%
All directors of the Parent and executive officers of Muzak as a group (11 persons)	87,580	66.1%

*	Less than 1%
(a)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Unless otherwise indicated, Muzak believes that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned.
(b)	MEM Holdings, LLC is controlled by ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P., both of which are affiliates of ABRY Partners.
(c)	AMFM Systems Inc. is owned by Clear Channel Communications, Inc.
(d)	Mr. Yudkoff is the sole owner of the equity interests of ABRY Holdings III, Inc., the general partner of ABRY Equity Investors, L.P., the general partner of ABRY Broadcast Partners III. Mr. Yudkoff is also the sole owner of ABRY Holdings, Inc., the general partner of ABRY Capital, L.P., which is the general partner of ABRY Broadcast Partners II. As a result, Mr. Yudkoff may be deemed to beneficially own the shares owned by ABRY Broadcast Partners III, and ABRY Broadcast Partners II, which are the beneficial owners of MEM Holdings. The address of Mr. Yudkoff is the address of MEM Holdings.

MUZAK HOLDINGS EQUITY STRUCTURE

Muzak is a wholly owned subsidiary of Muzak Holdings. Muzak Holdings has authorized two series of equity units, common and preferred, and two classes of common units, class A units and class B units. Each series and class of the units represents a fractional part of the membership interests of Muzak Holdings and has the rights and obligations specified in the Fourth Amended and Restated Limited Liability Company Agreement of Muzak Holdings. To date, Muzak Holdings has series A preferred units, class A units, class A-1 units and class B units issued and outstanding.

Series A Preferred Units

The series A preferred units are non-voting equity interests in Muzak Holdings. A preferred return accrues and compounds quarterly on the original issue price plus the unpaid preferred return on each series A preferred unit at a rate of 15% per year, or in the case of an event of default by Muzak Holdings, at a rate of 17% per year. Muzak Holdings cannot make distributions, including liquidating distributions but excluding tax distributions, to holders of other equity units until the original issue price and accrued preferred return is paid to each holder of series A preferred units.

Class A Units and Class A-1 Units

Each class A unit and class A-1 unit is entitled to voting rights equal to the percentage such unit represents of the aggregate number of outstanding class A units and class A-1 units. A yield accrues annually on the original issue price of each class A unit and class A-1 unit at a rate of 15% per annum. Other than tax distributions, holders of class A units and class A-1 units are entitled to receive distributions equal to the unpaid yield thereon plus the original issue price of a class A unit prior to the holders of class B units receiving distributions, but only after the holders of series A preferred units receive the original issue price plus accrued preferred return on their series A preferred units. Thereafter, holders of class A-1 units are entitled to receive distributions of their additional original issue price plus the unpaid yield thereon prior to the holders of class B units receiving distributions. In addition, each holder of class A units and class A-1 units is entitled to participate in distributions payable to the residual common equity interests of Muzak Holdings.

Class B Units

The class B units, which we refer to as incentive units, are non-voting equity interests in Muzak Holdings. The class B units are comprised of class B-1 units, class B-2 units, class B-3 units and class B-4 units. Each holder of class B units is entitled to participate in distributions payable to residual common equity interests of Muzak Holdings, if any, provided that priority distributions on the series A preferred units and class A and class A-1 units have been paid in full.

LLC AGREEMENTS

Muzak and Muzak Holdings are each limited liability companies organized under the Delaware Limited Liability Company Act, and each are governed by a limited liability company agreement that governs the relative rights and duties of the members.

Muzak LLC

The Amended and Restated Limited Liability Company Agreement of Muzak provides that the business and affairs of Muzak are to be managed by or under the direction of a Board of Directors. The directors are to be elected by the members, although the Board of Directors may fill a vacancy. Directors hold office until their successors are elected and qualified or until their earlier resignation or removal. The number of directors may be increased or decreased by the directors. Each director is entitled to one vote. The ownership interests of Muzak Holdings in Muzak consist of 100 membership units.

This agreement, and therefore Muzak’s existence, will continue in effect until the earlier to occur of:

•	the sale or other disposition by Muzak of all or substantially all of the assets it then owns;

•	the written consent of the Members holding greater than a majority of the outstanding common units; or

•	the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act.

Muzak Holdings LLC

Pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Muzak Holdings dated as of March 15, 2002, the business and affairs of Muzak Holdings are managed by or under the direction of a Board of Directors. The directors are elected by the members. Each director is designated as either a Class A director or a Class B director. Directors hold office until their successors are elected and qualified or until their earlier resignation or removal. The number of directors may be increased or decreased by the Board of Directors and shall be increased during the continuance of any event of default described in the securities purchase agreement of the series A preferred units. Each Class A director is entitled to three votes and each Class B director is entitled to one vote. Any decisions to be made by the Board of Directors requires the approval of a majority of votes of the Board of Directors. ABRY Broadcast Partners III, as the beneficial owner, owns the majority of the voting membership units of Muzak Holdings, and as such controls the policies and operations of Muzak Holdings and of Muzak through Muzak Holdings.

This agreement, and therefore Muzak Holdings’ existence, will continue in effect until the earlier to occur of:

•	the sale or other disposition by Muzak Holdings of all or substantially all of the assets it then owns;

•	a vote to dissolve Muzak Holdings by members that own units representing at least a majority of the voting interests; or

•	the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act.

DESCRIPTION OF OTHER DEBT

New Senior Credit Facility

In connection with the closing of the offering of the old notes on May 20, 2003, we replaced our senior secured credit facility with a new five-year senior secured credit facility. Our new senior credit facility consists of a revolver with borrowing availability of up to $60 million, a portion of which shall be available for the issuance of letters of credit. The new senior credit facility will be guaranteed by certain of our direct and indirect subsidiaries and is expected to be secured by a first priority security interest in (i) substantially all of our tangible and intangible assets and (ii) our capital stock and the capital stock of our subsidiaries.

9 7/8% Senior Subordinated Notes

On March 18, 1999, we issued $115 million of 9 7/8% senior subordinated notes, which mature on March 15, 2009. Interest is payable semi-annually, in arrears, on March 15 and September 15 of each year. The senior subordinated notes are general unsecured obligations of Muzak and Muzak Finance and are subordinated in right of payment to all existing and future senior indebtedness of Muzak and Muzak Finance. The indenture governing the senior subordinated notes prohibits us from making certain payments such as dividends and distributions of their capital stock; repurchases or redemptions of their capital stock, and investments (other than permitted investments) unless certain conditions are met by us. After March 15, 2004, Muzak and Muzak Finance may redeem all or part of the senior subordinated notes at a redemption price equal to 104.938% of the principal amount which redemption price declines to 100% of the principal amount in 2007. The notes offered by this prospectus are senior to the 9 7/8% senior subordinated notes.

Muzak Holdings Senior Discount Notes

On March 18, 1999, Muzak Holdings together with its wholly owned subsidiary Muzak Holdings Finance Corp., co-issued $75.0 million in principal amount at maturity or $39.9 million in accreted value on the issue date, of 13% senior discount notes due 2010, which mature on March 15, 2010. Cash interest on the senior discount notes does not accrue and is not payable prior to March 15, 2004. The senior discount notes were issued at a substantial discount from their principal amount at maturity. Until March 15, 2004, the senior discount notes will accrete in value such that the accreted value on March 15, 2004 will equal the principal amount at maturity of the senior discount notes. From and after March 15, 2004, interest on the senior discount notes will accrue at a rate of 13% per annum. Interest will be payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2004, to holders of record of the senior discount notes at the close of business on the immediately preceding March 1 and September 1. In connection with the closing of the issuance of the old notes, we distributed $14.4 million of the proceeds to Muzak Holdings for the purpose of repurchasing an aggregate principal amount of $18.1 million of its 13% senior discount notes due 2010.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of the terms used in this description under the subheading “Certain Definitions.” In this description, “Muzak” refers only to Muzak LLC and not to any of its subsidiaries and the term “Issuers” refers only to Muzak and Muzak Finance Corp., collectively, and not any of their subsidiaries.

We issued the old notes, and will issue the exchange notes under an indenture, dated as of May 20, 2003 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We will provide you with a copy of the indenture if you request one.

Brief Description of the Notes and the Guarantees

The Notes

The notes:

•	will be general unsecured senior obligations of the Issuers,

•	will be senior in right of payment to all existing and future obligations of the Issuers, including the Existing Notes, that are, by their terms, expressly subordinated in right of payment to the notes,

•	will rank equal in right of payment with all other unsecured senior obligations of the Issuers,

•	are effectively subordinated to all existing and future secured debt of the Issuers and the Guarantors to the extent of the assets securing such debt, and

•	will be fully and unconditionally guaranteed on a joint and several basis by the Guarantors listed below.

The Guarantees

The notes will be guaranteed by Holdings and by the following subsidiaries of Muzak which we refer to as the “Guarantors”:

MLP Environmental Music, LLC	—	holds intangible rights to background music created by Muzak

Business Sound, Inc.	—	holds the rights to the Muzak franchise in Mobile, Alabama and New Orleans, Louisiana

Muzak Capital Corporation	—	has no operations and substantially no assets

Audio Environments, Inc.	—	holds the rights to the Muzak franchise in Riverside County, California

BI Acquisition, LLC	—	holds the assets of a background music acquisition

Background Music Broadcasters Inc.	—	holds the rights to the Muzak franchise in San Bernadino County, California

Telephone Audio Productions, Inc.	—	holds the assets of an audio marketing acquisition

Vortex Sound Communications Company, Inc.	—	holds all of the outstanding stock of Music Incorporated

Music Incorporated	—	holds the rights to the Muzak franchise in the District of Columbia

Muzak Houston, Inc.	—	holds the rights to the Muzak franchise in Houston, Texas

The Guarantees of the notes:

•	will be general senior obligations of each Guarantor,

•	will be senior in right of payment to all existing and future obligations of each Guarantor, including the guarantees of the Existing Notes, that are by their terms, expressly subordinated in right of payment to the Guarantees,

•	will rank equal in right of payment with all other unsecured senior obligations of each Guarantor, and

•	will be effectively subordinated to all existing and future secured debt of each Guarantor to the extent of the assets securing such debt.

Assuming we had completed the offering of the old notes as of March 31, 2003 and applied the proceeds as described herein, we would have had approximately $347.5 million (including the notes) of Indebtedness outstanding, including $7.5 million of senior secured debt outstanding of which $51.4 million (net of outstanding letters of credit) would have been available for additional borrowings of secured Indebtedness.

As of the date of the indenture, one of our subsidiaries, Electro Systems Corporation, will not be a “Restricted Subsidiary”, nor will Muzak Heart & Soul Foundation. Electro Systems owns and operates the Muzak franchise in Panama City, Florida. Muzak Heart & Soul Foundation is a non-profit charitable corporation. It is not permitted to issue shares of stock, but the members of its board of directors are elected by Muzak.

The indenture permits us to designate subsidiaries as “Unrestricted Subsidiaries” if specified conditions are met. Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture, and do not guarantee the notes.

Methods of Receiving Payments on the Notes

Payments on the notes will be made at the office of the Paying Agent in the City of New York. The Issuers may elect to make interest payments by check mailed to the holders of the notes at their address shown in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as Paying Agent and Registrar. Muzak may change the Paying Agent and Registrar without prior notice to holders of the notes. None of the Issuers or their Affiliates may act as Paying Agent.

Transfer and Exchange

Holders may transfer or exchange notes in accordance with the indenture. The Registrar may require the holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture. The Registrar is not required to transfer or exchange any note selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Guarantees

The Guarantors will jointly and severally guarantee the notes fully and unconditionally on a senior basis. The Guarantees will be general unsecured obligations of the Guarantors and will rank equal in seniority with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

In the event a Guarantor ceases to be a Restricted Subsidiary of the Company in a transaction that complies with the provisions set forth in “—Repurchase at the Option of Holders —Asset Sales” and the other covenants contained in the indenture, then the Guarantor’s Guarantee will be released.

Principal, Maturity and Interest

$220.0 million in aggregate principal amount was issued in the offering of the old notes. Additional notes may be issued from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Additional Indebtedness” below. The notes will mature on February 15, 2009.

The notes bear interest at a rate of 10% per annum. Interest is payable semi-annually in arrears on each May 15 and November 15 commencing November 15, 2003, to holders of record of the notes at the close of business on the immediately preceding May 1 and November 1. The interest rate on the notes is subject to increase, and such additional interest will be payable on the above payment dates, in some circumstances, if the notes, or other securities substantially similar to the notes, are not registered with the Commission within the prescribed time periods.

Optional Redemption

Before February 15, 2006, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes originally issued under the indenture at a redemption price of 110.0% of the aggregate principal amount so redeemed, plus accrued but unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings so long as:

(1)  at least 65% of the aggregate principal amount of notes originally issued remains outstanding immediately after such redemption and

(2)  the redemption occurs within 60 days following the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers’ option prior to February 15, 2006.

After February 15, 2006, the Issuers may redeem all or a part of the notes on no less than 30 nor more than 60 days’ prior written notice, at the redemption prices, expressed as percentages of principal amount of the notes being redeemed, set forth below plus accrued but unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15th of the years indicated below:

Year	Percentage
2006	105.000%
2007	102.500%
2008 and thereafter	100.000%

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Issuers must make an offer to purchase (the “Change of Control Offer”) each holder’s outstanding notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the date of purchase. The

Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer.

Within 20 days following a Change of Control, the Issuers will mail to the trustee and to each holder of the notes and send to the Dow Jones News Service or similar business news service in the United States a notice describing the transactions and offering to repurchase notes pursuant to the procedures required by the indenture. No notes of a principal amount of $1,000 or less shall be purchased in part.

On the Change of Control payment date, the Issuers will, to the extent lawful,

(1)  accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)  deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so tendered, and

(3)  deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate stating the notes or portions thereof tendered to the Issuers.

The Paying Agent will promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and the trustee will promptly authenticate and mail to such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered. Each such new note will be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

Prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 60 days following any Change of Control, the Issuers covenant to (1) repay in full all obligations and terminate all commitments under or in respect of each Senior Credit Facility or offer to repay in full all obligations and terminate all commitments under or in respect of each Senior Credit Facility and repay the Indebtedness owed to each such lender who has accepted such offer or (2) obtain the requisite consents, if any, under each Senior Credit Facility to permit the repurchase of the notes as described above. The Issuers must first comply with the covenant described in the preceding sentence before it will be required to purchase notes in the event of a Change of Control; provided that the Issuers’ failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under “—Events of Default.” As a result of the foregoing, a holder of the notes may not be able to compel the Issuers to purchase the notes unless the Issuers are able at the time to refinance all of the obligations under or in respect of each Senior Credit Facility or obtain requisite consents under each Senior Credit Facility.

If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay the Change of Control Purchase Price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase outstanding notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third party financing to the extent they do not have available funds to meet their purchase obligations. However, there can be no assurance that the Issuers would be able to obtain such financing.

A Change of Control will be an event of default under the Credit Agreement, upon which event all amounts outstanding under the Credit Agreement, will unless otherwise agreed by the required lenders thereunder, become due and payable. There can be no assurance that in the event of a Change of Control, the Issuers will be able to obtain the necessary consents from the lenders under the Credit Agreement to waive such default or consummate a Change of Control Offer. The failure of the Issuers to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the holders of the notes the rights described under “—Events of Default.”

Asset Sales

Muzak will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)  Muzak or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by the Board of Directors of Muzak, and evidenced by a board resolution;

(2)  not less than 75% of the consideration received by Muzak or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or a controlling interest in a Person whose assets are useful to Muzak, or any combination thereof, except to the extent to which Muzak is undertaking a Permitted Asset Swap. For purposes of this provision, each of the following will be deemed to be cash:

(a)  any liabilities, as shown on Muzak’s or such Restricted Subsidiary’s most recent balance sheet, of Muzak or any of its Restricted Subsidiaries, other than contingent liabilities and liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets; and

(b)  any securities, notes or other obligations received by Muzak or any such Restricted Subsidiary from such transferee that are promptly converted by Muzak or such Restricted Subsidiary into cash, to the extent of the cash received; and

(3)  the Asset Sale Proceeds received by Muzak or such Restricted Subsidiary are applied as follows:

(a)  first, to the extent Muzak or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay or repay any Indebtedness under any Senior Credit Facility within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment must result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

(b)  second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Muzak elects, to an investment in assets, including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person, used or useful in businesses reasonably related, ancillary or complementary to the business of Muzak or any such Restricted Subsidiary as conducted on the date of the indenture; provided that such investment occurs within 360 days following receipt of such Asset Sale Proceeds; and

(c)  third, if on such 360th day with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, Muzak must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes and all other Indebtedness of Muzak ranking equal in seniority containing provisions substantially similar to those set forth in the indenture regarding offers to purchase or redeem with Asset Sale Proceeds, in each case, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to the purchase date (an “Excess Proceeds Offer”).

If an Excess Proceeds Offer is not fully subscribed, Muzak may retain the portion of the Available Asset Sale Proceeds not required to repurchase notes and such Indebtedness ranking equal in seniority.

Pending the final application of any Asset Sale Proceeds, Muzak or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Asset Sale Proceeds in Cash Equivalents.

If Muzak is, or may be, required to make an Excess Proceeds Offer, Muzak may be required to make a similar offer to purchase its Existing Notes (and other Indebtedness ranking equal in seniority) and Holdings may be required to make a similar offer to purchase its 13% Senior Discount Notes due 2010 (and any other Indebtedness ranking equal in seniority) from the holders thereof. In such event, Muzak and Holdings may make concurrent similar offers to purchase the notes, the Existing Notes (and any other Indebtedness ranking equal in seniority) and the Senior Discount Notes (and any Indebtedness ranking equal in seniority), respectively. If such concurrent offers are made, the Asset Sale Proceeds will first be used to redeem any notes (and any Indebtedness of Muzak ranking equal in seniority) tendered pursuant to such offer by Muzak. To the extent that any Asset Sale Proceeds remain after such offer by Muzak and to the extent permitted by the indenture including, without limitation, pursuant to “—Certain Covenants—Limitation on Restricted Payments” below, such remaining Asset Sale Proceeds may be used first to redeem the Existing Notes (and any Indebtedness of Muzak which ranks equal in seniority with the Existing Notes) and second to redeem Indebtedness of Holdings including its Senior Discount Notes, in each case, in accordance with the terms of the Existing Notes and the Senior Discount Notes, respectively.

If Muzak is required to make an Excess Proceeds Offer, Muzak will mail, within 45 days following the date specified in clause (3)(c) above, a notice to the holders describing the Excess Proceeds Offer, including the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such notes.

In the event of the transfer of substantially all of the property and assets of Muzak and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation or Sale of Assets” below but which transaction does not constitute a Change of Control, the successor Person will be deemed to have sold the properties and assets of Muzak and its Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

Muzak will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Proceeds Offer.

Certain Covenants

The indenture will contain, among others, the following covenants:

Limitation on Additional Indebtedness

(a)  Muzak will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuers and any of the Guarantors may incur Indebtedness (including Acquired Indebtedness) if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, and if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, Muzak’s Consolidated Leverage Ratio is less than 6.0 to 1.

(b)  Muzak and its Restricted Subsidiaries may, however, incur any of the following (collectively, “Permitted Indebtedness”):

(1)  Indebtedness of Muzak or any Restricted Subsidiary arising under or in connection with any Senior Credit Facility in an aggregate principal amount not to exceed $100.0 million outstanding at any time less

(A)  the amount of all repayments of term loans and permanent commitment reductions in the revolving credit portion of the Senior Credit Facility actually made with Available Asset Sale Proceeds of Asset Sales applied thereto as required by “—Repurchase at the Option of Holders—Asset Sales,” and

(B)  the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions, other than Qualified Securitization Transactions involving equipment and related assets;

(2)  Indebtedness under the notes and the Guarantees outstanding on the date of the indenture and Indebtedness under the exchange notes and the guarantees thereof in an aggregate principal amount not to exceed $220.0 million;

(3)  Indebtedness not covered by any other clause of this definition which is outstanding on the date of the indenture, including Indebtedness under the Existing Notes and the related guarantees in the aggregate principal amount of $115.0 million;

(4)  Indebtedness of Muzak to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor and Indebtedness of any Restricted Subsidiary to Muzak or to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor;

(5)  Purchase Money Indebtedness that does not in the aggregate exceed 5% of Muzak’s consolidated total assets;

(6)  the incurrence by Muzak or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of Muzak or such Restricted Subsidiary and not for speculative purposes so long as:

(A)  any Hedging Obligation that relates to interest rate risk has a notional principal amount that does not exceed the principal amount of the Indebtedness to which such Hedging Obligation related, and

(B)  any Hedging Obligation that relates to currency risk does not increase the Indebtedness of Muzak and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)  Refinancing Indebtedness;

(8) Indebtedness of Foreign Restricted Subsidiaries of Muzak in an aggregate principal amount not to exceed $10.0 million at any one time outstanding so long as the aggregate amount then outstanding under this clause (8) when added to the aggregate amount then outstanding under clause (1) above will not exceed the aggregate amount permitted under clause (1) above;

(9)  guarantees by Muzak and its Restricted Subsidiaries of each other’s Indebtedness so long as that such Indebtedness is permitted to be incurred under the indenture;

(10)  Indebtedness incurred by Muzak or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(11)  Indebtedness arising from agreements of Muzak or a Restricted Subsidiary of Muzak providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of Muzak, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by Muzak and its Restricted Subsidiaries in connection with such disposition;

(12)  obligations in respect of performance and surety bonds and completion guarantees provided by Muzak or any Restricted Subsidiary of Muzak in the ordinary course of business;

(13)  the ABRY Subordinated Debt;

(14)  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to Muzak or any Subsidiary of Muzak (except for Standard Securitization Undertakings);

(15)  Indebtedness of Muzak issued to current or former members of management of Muzak or any of its Restricted Subsidiaries to finance the repurchase, redemption or other acquisition of Capital Stock of Holdings pursuant to clause (6) of the second paragraph under “—Limitation on Restricted Payments” below; and

(16)  additional Indebtedness of Muzak and its Restricted Subsidiaries not to exceed $5.0 million in aggregate principal amount at any one time outstanding.

(c)  If an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to (a) above as of the date of incurrence thereof, Muzak will, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant.

(d)  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed an issuance of Disqualified Capital Stock.

(e)  Muzak will not, and will not permit any of the Guarantors to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is subordinated to any other Indebtedness of Muzak or any of the Guarantors, as the case may be, unless such Indebtedness is by its terms made expressly subordinated to the notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Muzak or such Guarantor, as the case may be.

Limitation on Restricted Payments

Muzak will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any of the following payments or other actions (collectively, “Restricted Payments”):

(1)  the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Muzak or any Restricted Subsidiary of Muzak or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Muzak or any Restricted Subsidiary of Muzak, other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock,) and (b) in the case of Restricted Subsidiaries of Muzak, dividends or distributions payable to Muzak or to a Restricted Subsidiary of Muzak and to the other holders of Capital Stock of each such Restricted Subsidiary, in each case on a pro rata basis,

(2)  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Muzak or any of its Restricted Subsidiaries, other than Capital Stock owned by Muzak or a Wholly Owned Subsidiary of Muzak, excluding Disqualified Capital Stock,

(3)  the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, and other than the ABRY Subordinated Debt,

(4)  the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment,

(5)  any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, valued at the fair market value of the net assets of such Restricted Subsidiary, and

(6)  forgiveness of any Indebtedness of an Affiliate of Muzak, other than a Restricted Subsidiary, to Muzak or a Restricted Subsidiary of Muzak,

unless at the time of and after giving effect to such Restricted Payment:

(1)  no Default or Event of Default will have occurred and be continuing;

(2)  Muzak could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under “—Limitation on Additional Indebtedness” above; and

(3)  the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

(a)  100% of Muzak’s Cumulative EBITDA (or, in the event that such Cumulative EBITDA is a deficit, minus 100% of such deficit) minus 1.4 times Muzak’s Cumulative Consolidated Interest Expense,

(b)  100% of the aggregate net cash proceeds received by Muzak from the issue or sale after the Issue Date of Capital Stock, other than Disqualified Capital Stock or Capital Stock of Muzak issued to any Subsidiary of Muzak, of Muzak or any Indebtedness or other securities of Muzak convertible into or exercisable or exchangeable for Capital Stock, other than Disqualified Capital Stock, of Muzak which have been so converted, exercised or exchanged, as the case may be,

(c)  without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by Muzak after the Issue Date from any equity contribution from a holder of Muzak’s Capital Stock, excluding, in the case of clauses (3)(b) and (c), any net proceeds from an Equity Offering to the extent used to redeem the notes,

(d)  without duplication, the sum of

•	the aggregate amount returned in cash on or with respect to Investments, other than Permitted Investments, made subsequent to the date of the indenture whether through interest payments, principal payments, dividends or other distributions;

•	the net proceeds received by Muzak or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments (other than to a Subsidiary of Muzak); and

•	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

provided, however, that the sum of the items described in clause (d) above may not exceed the aggregate amount of all such Investments made subsequent to the Issue Date, and

(e)  $10.0 million.

For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

The provisions of this covenant do not prohibit

(1)  the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture;

(2)  the repurchase, redemption, defeasance or other acquisition or retirement of any shares of Capital Stock of Muzak or of Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock of Muzak, other than Disqualified Capital Stock, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of Muzak, of other shares of Capital Stock of Muzak, other than Disqualified Capital Stock;

(3)  the redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Indebtedness in exchange for, by conversion into, or out of the net cash proceeds of a substantially concurrent sale or incurrence of, Indebtedness of Muzak, other than any Indebtedness owed to a Subsidiary, that is Refinancing Indebtedness;

(4)  the retirement of any shares of Disqualified Capital Stock of Muzak by conversion into, or by exchange for, shares of Disqualified Capital Stock of Muzak, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of Muzak, of other shares of Disqualified Capital Stock of Muzak;

(5)  the payment of any dividend or distribution to the extent necessary to permit direct or indirect beneficial owners of shares of Capital Stock of Muzak to pay federal, state or local income tax liabilities arising from income of Muzak and attributable to them solely as a result of Muzak and any intermediate entity through which the holder owns such shares, being a limited liability company, partnership or similar entity for federal income tax purposes;

(6)  the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Muzak or the payment of a dividend to Holdings to effect the repurchase, redemption or other acquisition or retirement for value of Holdings’ Capital Stock that is held by any current or former members of the management of Muzak or any of its Restricted Subsidiaries pursuant to any management equity subscription or purchase agreement, members agreement, securityholders agreement or stock option agreement or similar agreement, in an aggregate amount not to exceed $2.0 million in any fiscal year, which amount will be increased by the amount of any proceeds to Muzak from:

(x)  without duplication of any amounts included in clauses 3(b) and (c) of the first paragraph above, sales of Capital Stock, other than Disqualified Capital Stock, of Muzak or Holdings, which net proceeds have been contributed by Muzak, to management or other employees subsequent to the Issue Date, and

(y)  any “key-man” life insurance policies which are used to make such redemptions or repurchases, provided that the cancellation of Indebtedness owing to Muzak from management or other employees of Muzak or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Muzak will not be deemed to constitute a Restricted Payment under the indenture;

(7)  the making of distributions, loans or advances in an amount not to exceed $1.0 million in any calendar year sufficient to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors’ fees, indemnification obligations, professional fees and expenses) relating to Holdings’ ownership of Capital Stock of Muzak;

(8)  payments or distributions to Holdings on and after September 15, 2004 in an amount sufficient to permit Holdings to make cash interest payments when due to holders of Holdings’ 13% Senior Discount Notes due 2010 in accordance with the terms of the Senior Discount Notes as in effect on the Issue Date;

(9)  Investments received in connection with an Asset Sale that complies with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” above;

(10)  payments or distributions to dissenting stockholders pursuant to transactions permitted under the terms of the indenture;

(11)  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(12)  payments to enable Muzak or Holdings to make payments to holders of their Capital Stock in lieu of issuance of fractional shares of their Capital Stock;

(13)  payment of principal and interest on funds on the ABRY Subordinated Debt in accordance with the terms thereof;

(14)  any dividend or distribution made so long as concurrently therewith a capital contribution in an equal amount is made to Muzak;

(15)  other Restricted Payments in an aggregate amount not to exceed $15.0 million;

(16)  in addition to clause (3) above, the repurchase, redemption, defeasance, retirement or other acquisition of the Existing Notes in exchange for, by conversion into, or out of the net cash proceeds of a substantially concurrent sale or incurrence of, Indebtedness of Muzak, other than any Indebtedness owed to a Subsidiary, provided that after giving effect on a pro forma basis to the incurrence of such Indebtedness and the application of the proceeds therefrom, the Consolidated Senior Leverage Ratio of Muzak would have been less than 2.75 to 1; and

(17)  payments or distributions to Holdings of up to $13.0 million from the proceeds of the notes issued on the Issue Date, for the purpose of repurchasing Holdings’ 13% Senior Discount Notes due 2010.

In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of the second clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2), (8) and (14) of the immediately preceding paragraph will be included in such calculation.

Not later than the date of making any Restricted Payment, the Issuers must deliver to the trustee an Officers’ Certificate stating:

•	that such Restricted Payment is permitted,

•	the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Issuers’ latest available financial statements, and

•	that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments (other than with respect to any Restricted Payment permitted under clauses (5), (6) and (7)).

Limitation on Investments

Muzak will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than

(1)  a Permitted Investment; or

(2)  an Investment that is made after the date of the indenture as a Restricted Payment in compliance with the “Limitation on Restricted Payments” covenant.

Limitation on Liens

Muzak will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind, other than Permitted Liens, upon any property or asset of Muzak or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of Muzak which owns property or assets, now owned or hereafter acquired, unless:

(1)  if such Lien secures Subordinated Indebtedness, any such Lien is subordinated to any Lien granted to the holders of the notes to the same extent as such Subordinated Indebtedness is subordinated to the notes; and

(2)  in all other cases, the notes are equally and ratably secured.

Limitation on Transactions with Affiliates

Muzak will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services, with any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date of the indenture unless:

(1)  such Affiliate Transaction is between or among Muzak and its Restricted Subsidiaries; or

(2)  the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Muzak or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

In any Affiliate Transaction or any series of related Affiliate Transactions which are similar or part of a common plan involving an amount or having a fair market value in excess of $2.5 million which is not permitted under clause (1) above, Muzak must obtain a resolution of its Board of Directors certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction or any series of related Affiliate Transactions which are similar or part of a common plan involving an amount or having a fair market value in excess of $10.0 million which is not permitted under clause (1) above, Muzak must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

The foregoing provisions will not apply to:

(1)  any Restricted Payment that is not prohibited by the provisions described under “—Limitation on Restricted Payments” above;

(2)  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Muzak or any Restricted Subsidiary of Muzak as determined in good faith by Muzak’s Board of Directors or senior management;

(3)  any agreement as in effect as of the date of the indenture or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date of the indenture;

(4)  transactions effected as part of a Qualified Securitization Transaction;

(5)  any employment agreement entered into by Muzak or any of its Restricted Subsidiaries in the ordinary course of business, and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(6)  the existence of, or the performance by Muzak or any of its Restricted Subsidiaries of its obligations under the terms of, any securityholders agreement, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the date of the indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Muzak or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the indenture will only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect;

(7)  transactions permitted by, and complying with, the provisions described under “—Merger, Consolidation or Sale of Assets” below;

(8)  payments of principal and interest on the ABRY Subordinated Debt in accordance with the terms thereof;

(9)  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business, including, without limitation, pursuant to joint venture agreements, and otherwise in compliance with the terms of the indenture which are fair to Muzak or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Muzak or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)  transactions pursuant to the ABRY Management Agreement or pursuant to the terms of any amendment thereto or restatement thereof which terms are not more disadvantageous to the holders in any material respect than the terms of such agreement as in effect on the date of the indenture as determined in good faith by the Board of Directors of Muzak and evidenced by a board resolution; and

(11)  with regard to the requirement to obtain the opinion of an Independent Financial Advisor only, the issuance of Capital Stock of Muzak as long as that issuance has been approved by the Board of Directors of Muzak and the board resolution described in the immediately preceding paragraph has been delivered to the trustee.

Limitation on Creation of Subsidiaries

Muzak will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than:

(1)  a Restricted Subsidiary existing as of the date of the indenture;

(2)  a Restricted Subsidiary that is acquired or created after the date of the indenture, as long as each Restricted Subsidiary, other than any Foreign Restricted Subsidiary or Finance Corp., acquired or created pursuant to this clause (2) has executed a Guarantee pursuant to which such Restricted Subsidiary will become a Guarantor; or

(3)  an Unrestricted Subsidiary.

As of the date of the indenture, Muzak will have no Restricted Subsidiaries, other than the Guarantors and Finance Corp.

Limitation on Preferred Stock of Restricted Subsidiaries

Muzak will not permit any of its Restricted Subsidiaries to issue any Preferred Stock, except Preferred Stock issued to Muzak or a Restricted Subsidiary of Muzak, or permit any Person, other than Muzak or a Restricted Subsidiary of Muzak, to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness under “—Limitation on Additional Indebtedness” above, other than Permitted Indebtedness, in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Muzak will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Muzak to:

(1)  (a) pay dividends or make any other distributions to Muzak or any Restricted Subsidiary of Muzak on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or

(b)  repay any Indebtedness or any other obligation owed to Muzak or any Restricted Subsidiary of Muzak;

(2)  make loans or advances or capital contributions to Muzak or any of its Restricted Subsidiaries; or

(3)  transfer any of its properties or assets to Muzak or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(1)  encumbrances or restrictions existing on the date of the indenture in the manner such encumbrances and restrictions are in effect on the date of the indenture;

(2)  (a) the indenture, the notes and the Guarantees and the exchange notes and the guarantees thereof, (b) any Senior Credit Facility, and (c) the indenture governing the Existing Notes, the Existing Notes and the related guarantees, in the case of this clause (c) in accordance with the terms thereof as in effect on the date of the indenture;

(3)  applicable law or applicable rules, regulations or orders;

(4)  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, including any Subsidiary of the Person, so acquired;

(5)  customary non-assignment provisions in leases or other agreements entered in the ordinary course of business;

(6)  Refinancing Indebtedness as long as such restrictions are not materially more restrictive, when taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(7)  customary restrictions in security agreements or mortgages securing Indebtedness of Muzak or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

(8)  customary restrictions pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets permitted under the indenture;

(9)  restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien;

(10)  any agreement or instrument governing Capital Stock of any Person that is acquired as long as that no such restriction is created in contemplation of the acquisition of such Capital Stock;

(11)  Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction as long as such restrictions apply only to such Securitization Entity;

(12)  Purchase Money Indebtedness incurred to acquire property in the ordinary course of business which Indebtedness imposes restrictions regarding transfer of the property acquired;

(13)  the terms of any Indebtedness permitted by the indenture to be incurred by any Guarantor;

(14)  any agreement or instrument governing Indebtedness, whether or not outstanding, of Foreign Restricted Subsidiaries of Muzak incurred in reliance on clauses (8) and (16) of the definition of Permitted Indebtedness; or

(15)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Limitation on Conduct of Business

Muzak and its Restricted Subsidiaries will not engage in any businesses which are not reasonably similar, ancillary, complementary or related to the businesses in which Muzak and its Restricted Subsidiaries are engaged on the date of the indenture except to such extent as would not be material to Muzak and its Restricted Subsidiaries, taken as a whole.

Limitation on Sale and Lease-Back Transactions

Muzak will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless:

(1)  the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of Muzak and evidenced by a board resolution;

(2)  Muzak could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with “—Limitation on Additional Indebtedness” above; and

(3)  the transfer of assets in such Sale and Lease-Back Transaction is permitted by, and Muzak or such Restricted Subsidiary applies the proceeds of such transaction in compliance with “—Repurchase at the Option of Holders—Asset Sales” above.

Payments for Consent

Muzak will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Merger, Consolidation or Sale of Assets

Muzak will not consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Muzak, as an entirety or substantially as an entirety in one transaction or a series of related transactions, to any Person unless:

(1)  Muzak is the continuing Person, or the Person, if other than Muzak, formed by such consolidation or into which Muzak is merged or to which the properties and assets of Muzak are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation, partnership, trust or a limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of the obligations of Muzak under the indenture and the notes, and the obligations thereunder remain in full force and effect, however if at any time Muzak or such successor Person is a limited liability company, partnership or trust there must be a co-issuer of the notes that is a Restricted Subsidiary of Muzak and that is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)  immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred and be continuing; and

(3)  immediately after giving effect to such transaction on a pro forma basis Muzak or such Person could incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under “—Certain Covenants—Limitation on Additional Indebtedness” above, however Muzak may merge into any Guarantor without complying with this clause (3).

In connection with any consolidation, merger or transfer of assets contemplated by this provision, Muzak must deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Muzak the Capital Stock of which constitutes all or substantially all of the properties and assets of Muzak, will be deemed to be the transfer of all or substantially all of the properties and assets of Muzak.

This restriction does not apply, however to Muzak’s ability to merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of Muzak or the form of organization of Muzak so long as the amount of Indebtedness of Muzak and its Restricted Subsidiaries is not increased thereby and that the successor assumes all obligations of Muzak under the indenture, the notes and the exchange offer registration rights agreement described under the section entitled “Exchange Offer; Registration Rights.”

Events of Default

The following events are defined in the indenture as “Events of Default”:

(1)  default in payment of any principal of, or premium, if any, on the notes whether at maturity, upon redemption or otherwise;

(2)  default for 30 days in payment of any interest on the notes;

(3)  default by any Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the indenture for 30 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, except in the case of a default with respect to the “Change of Control” or “Merger, Consolidation or Sale of Assets” covenants which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

(4)  failure to pay at final maturity, after giving effect to any applicable grace period, any Indebtedness of Muzak or any Restricted Subsidiary thereof, other than a Securitization Entity, or the acceleration of any such Indebtedness, which acceleration is not rescinded or annulled within 20 days after written notice as provided in the indenture, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay or which has been accelerated, aggregates $5.0 million or more at any time;

(5)  any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5.0 million, excluding amounts covered by insurance for which coverage is not being challenged or denied unless Muzak is contesting such challenge or denial in good faith, rendered against Muzak or any Restricted Subsidiary thereof, and not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

(6)  certain events involving bankruptcy, insolvency or reorganization of any Issuer or any Significant Subsidiary thereof; and

(7)  any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee, other than by reason of release of a Guarantor in accordance with the terms of the indenture.

The indenture will provide that the trustee may withhold notice to the holders of the notes of any default, except in payment of principal or premium, if any, or interest on the notes, if the trustee considers it to be in the best interest of the holders of the notes to do so.

The indenture will provide that if an Event of Default, other than an Event of Default of the type described in clause (6) above, has occurred and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under any Senior Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under such Senior Credit Facility or five business days after receipt by the Issuers and the representative under such Senior Credit Facility of a notice of acceleration, except that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if:

(1)  all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture,

(2)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

(3)  the Issuers have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances and

(4)  in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the trustee has received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause (6) of the first paragraph above occurs, the principal, premium and interest amount with respect to all of the notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.

The holders of a majority in principal amount of the notes then outstanding have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations provided for in the indenture and under the Trust Indenture Act of 1939, as amended.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder has previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and unless the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. These limitations do not apply to a suit instituted on such note on or after the respective due dates expressed in such note.

Defeasance and Covenant Defeasance

The indenture will provide that the Issuers may elect either

(1)  to defease and be discharged from any and all of their and any Guarantor’s obligations with respect to the notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust (“defeasance”), or

(2)  to be released from their obligations with respect to the notes under certain covenants contained in the indenture (“covenant defeasance”),

upon the deposit with the trustee or other qualifying trustee, in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things,

(1)  the Issuers have delivered to the trustee an opinion of counsel as specified in the indenture

(a)  to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(b)  describing either a private ruling concerning the notes or a published ruling of the Internal Revenue Service, to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(2)  no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(3)  such defeasance or covenant defeasance has not resulted in a breach or violation of, or constitute a Default under the indenture or any other material agreement or instrument to which any Issuer or any of its Subsidiaries is a party or by which any Issuer or any of its Subsidiaries is bound;

(4)  the Issuers have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(5)  the Issuers have delivered to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

(6)  the Issuers have delivered to the trustee an opinion of counsel to the effect that assuming no intervening bankruptcy will occur and that no holder of notes is an insider of any Issuer, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(7)  certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

(1)  either:

(a)  all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)  all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)  the Issuers have paid all other sums payable under the indenture by the Issuers; and

(3)  the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of Indenture

From time to time, the Issuers, the Guarantors and the trustee may, without the consent of holders of the notes, amend or supplement the indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the trustee, materially and adversely affect the rights of any holder. The indenture contains provisions permitting the Issuers, the Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the indenture, except that no such modification will, without the consent of each holder affected thereby,

(1)  reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture,

(2)  reduce the rate of or change the time for payment of interest, including defaulted interest, on any note,

(3)  reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor,

(4)  make any note payable in money other than that stated in the note or change the place of payment from New York, New York,

(5)  waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note,

(6)  make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default,

(7)  amend, change or modify in any material respect the obligation of Muzak to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto,

(8)  modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the holders of notes; provided that ranking shall not be affected by the existence or lack thereof of a security interest or by priority with respect to a security interest, or

(9)  release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

Reports to Holders

For fiscal periods ending after the date of the indenture, so long as the Issuers are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, they will continue to furnish the information required thereby to the Commission and to the holders of the notes. The indenture will provide that even if the Issuers are entitled under the Securities Exchange Act of 1934, as amended, not to furnish such information to the Commission or to the holders of the notes, they will nonetheless continue to furnish such information to the trustee under the indenture and holders of the notes.

The Trustee

The trustee under the indenture is the Registrar and Paying Agent with regard to the notes. The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“ABRY” means ABRY Partners, LLC, a Delaware limited liability company.

“ABRY Management Agreement” means the Amended and Restated Management and Consulting Services Agreement dated as of March 18, 1999, and as amended prior to the date of the indenture, between ABRY and Muzak.

“ABRY Subordinated Debt” means Indebtedness of Muzak in principal amount not to exceed $30.0 million in the aggregate at any time outstanding

(a)  that is owed to ABRY Broadcast Partners III, ABRY, MEM Holdings, Inc. or any other investment fund controlled by ABRY,

(b)  as to which the payment of principal of, and premium, if any, and interest and other payment obligations in respect of such Indebtedness is subordinate to the prior payment in full of Muzak’s Obligations under the notes such that no payments of principal or premium, if any, or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default has occurred and be continuing,

(c)  that will automatically convert into common equity of Holdings within 18 months of the date of issuance thereof, unless refinanced, and

(d)  the terms of which have been determined to be fair and reasonable to Muzak as determined in good faith by the Board of Directors of Muzak and evidenced by a board resolution delivered to the trustee.

“Acquired Indebtedness” means Indebtedness of a Person including an Unrestricted Subsidiary existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

“Acquisition EBITDA” means, with respect to any Asset Acquisition,

(1)  EBITDA attributable to the assets to be acquired in such Asset Acquisition for the same fiscal quarter utilized in determining “Consolidated Leverage Ratio” or “Consolidated Senior Leverage Ratio”, as applicable, plus

(2)  the projected, quantifiable cost reductions expected to be realized and non-recurring costs and expenses, in each case, in connection with such Asset Acquisition and as a result of, in the case of cost reductions, an established program of cost reductions adopted in good faith by the Board of Directors of Muzak.

For purposes of the foregoing, cost reductions and non-recurring costs and expenses, in each case, will be calculated on a pro forma basis as if such cost reductions and non-recurring costs and expenses, in each case, had been implemented at the beginning of such fiscal quarter. Prior to the consummation of any transaction requiring the inclusion of Acquisition EBITDA in the calculation of Consolidated Leverage Ratio or Consolidated Senior Leverage Ratio, as applicable, Muzak must deliver to the trustee an Officers’ Certificate indicating the cost reductions and non-recurring costs and expenses, in each case, taken into account in determining Acquisition EBITDA and the assumptions underlying such cost reductions and non-recurring costs and expenses.

“Adjusted Net Assets” of any Person at any date means the lesser of:

(1)  the amount by which the fair salable value of the assets of such Person at such date exceeds the total amount of liabilities, including, without limitation, contingent liabilities, after giving effect to all other fixed and contingent liabilities, but excluding liabilities under the Guarantee of such Person at such date, and

(2)  the amount by which the fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person, excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

“Affiliate” means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control”, including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, except that, for purposes of the covenant described under, “—Certain Covenants—Limitation on Transactions with Affiliates” beneficial ownership of at least 10.0% of the voting securities of a Person, either directly or indirectly, will be deemed to be control. However, no Person, other than Muzak or any Subsidiary of Muzak, in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction will be deemed to be an Affiliate of Muzak or any of its Subsidiaries solely by reason of such Investment.

“Asset Acquisition” means:

(1)  an Investment by Muzak or any Restricted Subsidiary of Muzak in any other Person pursuant to which such Person becomes a Restricted Subsidiary of Muzak or any Restricted Subsidiary of Muzak, or is merged with or into Muzak or any Restricted Subsidiary of Muzak or

(2)  the acquisition by Muzak or any Restricted Subsidiary of Muzak of the assets of any Person, other than a Restricted Subsidiary of Muzak, which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition, including any Sale and Lease-Back Transaction, other than in the ordinary course of business or to Muzak or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

(1)  any Capital Stock of or other equity interest in any Restricted Subsidiary of Muzak or

(2)  any other property or assets of Muzak or of any Restricted Subsidiary thereof;

however, Asset Sales do not include

(1)  a transaction or series of related transactions for which Muzak or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million,

(2)  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Muzak as permitted under “—Merger, Consolidation or Sale of Assets” above or any disposition that constitutes a Change of Control,

(3)  the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(4)  the factoring of accounts receivable arising in the ordinary course of business pursuant to customary arrangements,

(5)  the licensing of intellectual property,

(6)  disposals or replacements of obsolete equipment in the ordinary course of business,

(7)  sales of accounts receivable, equipment and related assets including contract rights of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (7), Purchase Money Notes will be deemed to be cash),

(8)  transfers of accounts receivable, equipment and related assets including contract rights of the type specified in the definition of Qualified Securitization Transaction, or a fractional undivided interest therein, by a Securitization Entity in a Qualified Securitization Transaction, and

(9)  any transfer of assets acquired by Muzak or any of its Restricted Subsidiaries to an independent affiliate of Muzak or any of its Restricted Subsidiaries in accordance with the terms of the license agreements between Muzak and its independent affiliates as such agreements were in effect on the date of the indenture and as the same may be amended or restated in a manner which is not more disadvantageous to the holders in any material respect than the terms of such agreements as in effect on the date of the indenture.

“Asset Sale Proceeds” means, with respect to any Asset Sale,

(1)  cash and Cash Equivalents received by Muzak or any Restricted Subsidiary of Muzak from such Asset Sale, including cash and Cash Equivalent received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale, after

(a)  provision for all income or other taxes measured by or resulting from such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

(b)  payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

(c)  provision for minority interest holders in any Restricted Subsidiary of Muzak as a result of such Asset Sale or otherwise required to be repaid in connection with such Asset Sale,

(d)  repayment of Indebtedness that is secured by the assets subject to such Asset Sale and

(e)  deduction of appropriate amounts to be provided by Muzak or a Restricted Subsidiary of Muzak as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Muzak or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and

(2)  promissory notes and other noncash consideration received by Muzak or any Restricted Subsidiary of Muzak from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash or Cash Equivalents.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

(1)  the fair value of the property subject to such arrangement and

(2)  the present value, discounted at the rate of interest implied in such transaction, determined in accordance with GAAP, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction including any period for which such lease has been extended.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of “—Repurchase at the Option of Holders—Asset Sales.”

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents however designated and whether or not voting of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

“Capitalized Lease Obligations” means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equivalents” means

(1)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)  certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 or (b) Brown Brothers Harriman;

(5)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

A “Change of Control” of Muzak will be deemed to have occurred at such time as

(1)  any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), other than a Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, except that a Person will be deemed to have beneficial ownership, of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of Muzak’s Capital Stock, and the Permitted Holders beneficially do not own, in the aggregate, a greater percentage of the total voting power of the Capital Stock of Muzak than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Muzak,

(2)  any consolidation or merger of Muzak is consummated in which Muzak is not the continuing or surviving Person or pursuant to which the Common Stock of Muzak would be converted into cash, securities or other property, other than a merger or consolidation of Muzak in which the holders of the Capital Stock of Muzak outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger,

(3)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Muzak together with any new directors whose election by such Board of Directors or whose nomination for election by the equityholders of Muzak has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved cease to constitute a majority of the Board of Directors of Muzak or

(4)  the approval by the holders of Capital Stock of Muzak of any plan or proposal for the liquidation or dissolution of Muzak whether or not otherwise in compliance with the provisions of the indenture.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to

(1)  vote in the election of directors of such Person, or

(2)  if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

(1)  Redeemable Dividends, whether paid or accrued, on Preferred Stock,

(2)  imputed interest included in Capitalized Lease Obligations,

(3)  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(4)  the net costs associated with Hedging Obligations,

(5)  amortization of other financing fees and expenses,

(6)  the interest portion of any deferred payment obligation,

(7)  amortization of discount or premium, if any, and

(8)  all other non-cash interest expense other than interest amortized to cost of sales plus, without duplication,

(1)  all net capitalized interest for such period,

(2)  all interest incurred or paid under any guarantee of Indebtedness, including a guarantee of principal, interest or any combination thereof, of any Person, and

(3)  the amount of all dividends or distributions paid on Disqualified Capital Stock, other than dividends paid or payable in shares of Capital Stock of Muzak that does not constitute Disqualified Capital Stock.

“Consolidated Leverage Ratio” means, with respect to any Person, the ratio of

(1)  the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Subsidiary issued in accordance with “—Certain Covenants—Limitation on Preferred Stock of Restricted Subsidiaries” as of the date of calculation (the “Transaction Date”) on a consolidated basis determined in accordance with GAAP to

(2)  the product of (a) such Person’s EBITDA for the full fiscal quarter (the “One Quarter Period”) ending on or prior to the date of determination for which financial statements are available and (b) four.

For purposes of this definition, clauses (1) and (2) above will be calculated after giving effect on a pro forma basis to:

(a)  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary and the application of the proceeds thereof giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock, and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be and the application of the proceeds thereof, occurred on the first day of the One Quarter Period; and

(b)  any Asset Sales or Asset Acquisitions occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any Acquired Indebtedness, occurred on the first day of the One Quarter Period as follows:

(x)  with respect to Asset Sales, the EBITDA attributable to the assets which are the subject of Asset Sales that occurred will be excluded; and

(y)  with respect to Asset Acquisitions, the Acquisition EBITDA attributable to the assets which are the subject of the applicable Asset Acquisition will be included.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such

Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; however,

(1)  the Net Income of any Person other than a Restricted Subsidiary of the referent Person will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person,

(2)  the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation,

(3)  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded,

(4)  any net gain or loss (but in the case of any net loss, only to the extent that such determination of Consolidated Net Income is being made in connection with the determination of amounts available for Restricted Payments pursuant to the provisions described under “—Certain Covenants—Limitation on Restricted Payments” above) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded,

(5)  extraordinary gains and losses will be excluded,

(6)  income or loss attributable to discontinued operations including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued will be excluded and

(7)  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

“Consolidated Senior Leverage Ratio” means, with respect to any Person, the ratio of

(1)  the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries (other than Subordinated Indebtedness) as of the date of calculation (the “Consolidated Senior Leverage Ratio Transaction Date”) on a consolidated basis determined in accordance with GAAP to

(2)  the product of (a) such Person’s EBITDA for the full fiscal quarter (the “Consolidated Senior Leverage Ratio One Quarter Period”) ending on or prior to the date of determination for which financial statements are available and (b) four.

For purposes of this definition, clauses (1) and (2) above will be calculated after giving effect on a pro forma basis to:

(a)  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries and the application of the proceeds thereof giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Consolidated Senior Leverage Ratio One Quarter Period or at any time subsequent to the last day of the Consolidated Senior Leverage Ratio One Quarter Period and on or prior to the Consolidated Senior Leverage Ratio Transaction Date, as if such incurrence or repayment and the application of the proceeds thereof, occurred on the first day of the Consolidated Senior Leverage Ratio One Quarter Period; and

(b)  any Asset Sales or Asset Acquisitions occurring during the Consolidated Senior Leverage Ratio One Quarter Period or at any time subsequent to the last day of the Consolidated Senior Leverage Ratio One Quarter Period and on or prior to the Consolidated Senior Leverage Ratio Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any Acquired Indebtedness, occurred on the first day of the Consolidated Senior Leverage Ratio One Quarter Period as follows:

(x)  with respect to Asset Sales, the EBITDA attributable to the assets which are the subject of Asset Sales that occurred will be excluded; and

(y)  with respect to Asset Acquisitions, the Acquisition EBITDA attributable to the assets which are the subject of the applicable Asset Acquisition will be included.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Control Investment Affiliate” means, as to any Person, any other Person which is an Affiliate of such Person and is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Cumulative Consolidated Interest Expense” means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from April 1, 2003 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative EBITDA” means, with respect to any Person, as of any date of determination, EBITDA from April 1, 2003 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Disqualified Capital Stock” means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the notes; except that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer or asset sale offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary or the sale of any assets of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales,” respectively, above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

“EBITDA” means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

(1)  the sum of:

(a)  Consolidated Net Income for such period, plus

(b)  the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

(c)  Consolidated Interest Expense for such period, plus

(d)  depreciation for such period on a consolidated basis, plus

(e)  amortization of intangibles for such period, but excluding any non-cash item to the extent it represents the amortization of a prepaid cash expense that was paid in any prior period, on a consolidated basis, plus

(f)  transaction expenses incurred in connection with the offering of the notes, including without limitation, any charge relating to the early extinguishment of debt as a result of the use of proceeds from the offering of the notes, plus

(g)  any other non-cash items reducing Consolidated Net Income for such period except for any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, minus

(2)  all non-cash items increasing Consolidated Net Income other than any non-cash items representing deferred revenue to the extent that such revenue was not included in Consolidated Net Income in any prior period for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

except that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person will be included only:

(1)  if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

(2)  if the cash income derived from such Investment is attributable to Cash Equivalents.

“Electro Systems” means Electro Systems Corporation, a Florida corporation.

“Electro Systems Acquisition” means the acquisition of Electro Systems pursuant to a Stock Purchase Agreement dated as of February 18, 1999 between Muzak and Carolina Georgia Sound, Inc.

“Equity Offering” means any public or private sale of Common Stock other than Disqualified Capital Stock of Muzak or Holdings pursuant to which Muzak or Holdings, as the case may be, receives net proceeds of at least $20.0 million; except that in the case of an Equity Offering by Holdings, Holdings must have contributed to the capital of Muzak the portion of the net proceeds necessary to redeem the notes pursuant to the first paragraph of “—Optional Redemption” above.

“Existing Notes” means the $115.0 million in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2009 of the Issuers issued pursuant to an indenture dated as of March 18, 1999 by and among the Issuers, the Guarantors and State Street Bank and Trust Company, as trustee.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of Muzak acting reasonably and in good faith and will be evidenced by a resolution of the Board of Directors of Muzak delivered to the trustee.

“Finance Corp.” means Muzak Finance Corp., a Delaware corporation, or any successor corporation that is a co-Issuer of the notes.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of Muzak that is not organized under the laws of the United States or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Hedging Obligations” means, with respect to any Person, the net payment obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

“Holdings” means Muzak Holdings LLC, a Delaware limited liability company.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur, by conversion, exchange or otherwise, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person, and “incurrence,” “incurred,” “incurrable,” and “incurring” have meanings correlative to the foregoing; however, a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

“Indebtedness” means, without duplication, with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money, whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property, excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included

(1)  any Capitalized Lease Obligations of such Person,

(2)  obligations secured by a lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby was assumed,

(3)  guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not such items would appear upon the balance sheet of the guarantor,

(4)  all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(5)  Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and

(6)  hedging obligations of any such Person, if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; however:

(1)  the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(2)  Indebtedness will not include any liability for federal, state, local or other taxes,

(3)  the amount of Indebtedness of a Person which is without recourse to any property or assets of such Person except to the extent of any Lien on property or assets of such Person which secures such Indebtedness will be the lesser of the principal amount of such Indebtedness and the fair market value of the property or assets subject to the Lien, and

(4)  the amount of Indebtedness represented by Disqualified Capital Stock will be the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

For purposes of this definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be “Indebtedness” of Muzak or any of its Restricted Subsidiaries. Furthermore, guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such amount will not also be included.

“Independent Financial Advisor” means an investment banking firm of national reputation in the United States

(1)  which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Muzak and

(2)  which, in the judgment of the Board of Directors of Muzak, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Investments” means, with respect of any Person, directly or indirectly, any advance, account receivable, other than advances and accounts receivable arising in the ordinary course of business of such Person, loan or capital contribution to, by means of transfers of property to others, payments for property or services for the account or use of others or otherwise, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. The term Investments excludes:

(1)  extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and

(2)  the repurchase of securities of any Person by such Person.

If Muzak or any Restricted Subsidiary of Muzak sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Muzak such that such Restricted Subsidiary would no longer constitute a Subsidiary, Muzak will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means May 20, 2003.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Maximum Secured Amount” means, as of any date of determination, the maximum amount of Indebtedness (other than Subordinated Indebtedness) that, as of such date, and after giving effect to the incurrence of such

Indebtedness and the application of the proceeds therefrom on such date, would not cause the Consolidated Senior Leverage Ratio to exceed 4.00 to 1.0.

“Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

“Obligations” means all obligations for principal, premium, interest, penalties, charges, fees, fees and expenses of counsel, indemnities, reimbursement obligations, damages, claims and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that complies with applicable provisions of the indenture.

“Permitted Asset Swap” means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

“Permitted Holders” means each of ABRY Broadcast Partners III, ABRY Broadcast Partners II and each Control Investment Affiliate of ABRY Broadcast Partners III or ABRY Broadcast Partners II.

“Permitted Investments” means

(1)  Investments by Muzak, or by a Restricted Subsidiary thereof, in Muzak, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

(2)  Investments by Muzak, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

(a)  such Person becomes a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor or

(b)  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Muzak, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

(3)  Investments in cash and Cash Equivalents;

(4)  reasonable and customary loans and advances made to employees in the ordinary course of business;

(5)  an Investment that is made by Muzak or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Muzak or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under “—Repurchase at the Option of Holders—Asset Sales” above;

(6)  Hedging Obligations entered into in the ordinary course of Muzak’s or its Restricted Subsidiaries’ business and not for speculative purposes;

(7)  any acquisition of assets to be used in the business of Muzak or any of its Restricted Subsidiaries solely in exchange for the issuance of Capital Stock, other than Disqualified Capital Stock, of Muzak;

(8)  additional Investments not to exceed $5.0 million at any one time outstanding;

(9)  Investments existing on the date of the indenture;

(10)  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(11)  guarantees by Muzak or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of Muzak under the indenture; and

(12)  any Investment by Muzak or a Restricted Subsidiary of Muzak in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction, as long as that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest.

“Permitted Liens” means:

(1)  Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of Muzak or at the time such Person is merged into Muzak or any of its Restricted Subsidiaries, as long as such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Muzak or merging into Muzak or any of its Restricted Subsidiaries,

(2)  Liens securing Indebtedness permitted to be incurred pursuant to clause (1) of the definition of “Permitted Indebtedness”;

(3)  Liens securing Indebtedness (other than Subordinated Indebtedness); provided that the amount of the Indebtedness secured by such Lien does not, at the time of incurrence of such Indebtedness, exceed (x) the Maximum Secured Amount less (y) the maximum amount of Indebtedness then permitted to be incurred under clause (1) of the definition of “Permitted Indebtedness”;

(4)  Liens securing Refinancing Indebtedness, as long as any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,

(5)  Liens in favor of Muzak or any of its Restricted Subsidiaries,

(6)  Liens securing industrial revenue bonds,

(7)  Liens to secure Purchase Money Indebtedness permitted to be incurred pursuant to clause (5) of the definition of “Permitted Indebtedness” as long as:

(a)  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the Property to which such Purchase Money Indebtedness relates, and

(b)  such Lien does not extend to or cover any Property other than such item of Property and any improvements on such Property,

(8)  statutory Liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP must have been made therefor,

(9)  Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings,

(10)  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances or title defects or leases or subleases granted to others in respect of real property not interfering in any material respect with the ordinary conduct of the business of Muzak or any of its Restricted Subsidiaries,

(11)  other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million in the aggregate at any one time outstanding,

(12)  (a) Liens existing on the date of the indenture and (b) Liens securing the notes and the Guarantees and the exchange notes and the guarantees thereof,

(13)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including landlord Liens on leased properties and any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations,

(14)  attachment or judgment Liens not giving rise to an Event of Default,

(15)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods,

(16)  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof,

(17)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Muzak or any of its Restricted Subsidiaries, including rights of offset and set-off,

(18)  Liens securing Hedging Obligations with respect to Indebtedness that is otherwise permitted under the indenture,

(19)  Liens securing Indebtedness of Foreign Restricted Subsidiaries of Muzak incurred in reliance on clause (8) of the definition of “Permitted Indebtedness”,

(20)  Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction,

(21)  Liens arising from filing Uniform Commercial Code financing statements regarding leases,

(22)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods,

(23)  deposits made in the ordinary course of business to secure liability to insurance carriers,

(24)  any interest or title of a lessor or a sublessor under an operating lease,

(25)  Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business,

(26)  Liens imposed by law incurred by Muzak or any of its Restricted Subsidiaries in the ordinary course of business,

(27)  any extensions, substitutions, replacements or renewals of the foregoing, and

(28)  Liens securing Indebtedness incurred in reliance on clause (16) of the definition of “Permitted Indebtedness”.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, including any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Money Indebtedness” means Indebtedness and Capitalized Lease Obligations of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any Property.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Muzak or any Subsidiary of Muzak in connection with a Qualified Securitization Transaction to a Securitization Entity, which note must be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Muzak or any of its Subsidiaries pursuant to which Muzak or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity, in the case of a transfer by Muzak or any of its Subsidiaries, and (b) any other Person, in the case of a transfer by a Securitization Entity, or may grant a security interest in, any accounts receivable or equipment, whether now existing or arising or acquired in the future, of Muzak or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets including contract rights which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

“Redeemable Dividend” means, for any dividend or distribution with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate, expressed as a decimal number between 1 and 0, then applicable to the issuer of such Preferred Stock.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances, modifies, replaces, defers, supplements or extends any Indebtedness outstanding on the date of the indenture or other Indebtedness permitted to be incurred by Muzak or its Restricted Subsidiaries pursuant to the terms of the indenture, other than pursuant to clauses (1), (4), (6) and (8) through (16) of the definition of Permitted Indebtedness, but only to the extent that

(1)  the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended, if at all,

(2)  the Refinancing Indebtedness is scheduled to mature either:

(a)  no earlier than the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended, or

(b)  after the maturity date of the notes,

(3)  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended that is scheduled to mature on or prior to the maturity date of the notes, and

(4)  such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

(a)  the aggregate principal amount of the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended,

(b)  the amount of accrued but unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended and

(c)  the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness.

“Restricted Subsidiary” means a Subsidiary of Muzak other than an Unrestricted Subsidiary. The Board of Directors of Muzak may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action and treating any Indebtedness of such Unrestricted Subsidiary or Person as having been incurred at the time of such action,

(1)  Muzak could have incurred at least $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to “—Certain Covenants—Limitation on Additional Indebtedness” above, and

(2)  no Default or Event of Default will have occurred and be continuing or result therefrom.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Muzak or any Restricted Subsidiary of Muzak of any real or tangible personal property, which property has been or is to be sold or transferred by Muzak or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Securitization Entity” means a Wholly Owned Subsidiary of Muzak or another Person in which Muzak or any Subsidiary of Muzak makes an Investment and to which Muzak or any Subsidiary of Muzak transfers accounts receivable or equipment and related assets which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of Muzak, as provided below, as a Securitization Entity:

(1)  no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(a)  is guaranteed by Muzak or any Subsidiary of Muzak, excluding guarantees of obligations, other than the principal of, and interest on, Indebtedness, pursuant to Standard Securitization Undertakings,

(b)  is recourse to or obligates Muzak or any Subsidiary of Muzak in any way other than pursuant to Standard Securitization Undertakings or

(c)  subjects any property or asset of Muzak or any Subsidiary of Muzak, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2)  with which neither Muzak nor any Subsidiary of Muzak has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Muzak or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Muzak, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

(3)  to which neither Muzak nor any Subsidiary of Muzak has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Muzak must be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Muzak giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Senior Credit Facility” means one or more credit agreements, loan agreements, indentures or similar agreements providing for working capital advances, term loans, debt obligations, letter of credit facilities or similar advances, loans, obligations or facilities to Muzak or any of its Subsidiaries, including the Credit Agreement to be dated as of May 20, 2003, (the “Credit Agreement”) among Muzak, Holdings, Muzak’s subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Lehman Commercial Paper Inc., as Syndication Agent, Bear Stearns Corporate Lending Inc., as Administrative Agent, and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Joint Lead Arrangers, initially providing for a revolving credit facility including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, refinanced, replaced, restructured or otherwise modified from time to time whether or not with the same agents, trustee, representative lenders or group of lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Senior Credit Facility” includes agreements in respect of interest rate agreements and hedging obligations with lenders party to any Senior Credit Facility and their affiliates and also includes any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and any and all refundings, refinancings, in whole or in part, and replacements of any Senior Credit Facility, whether by the same or any other agents, trustee, representative lenders or lenders or group of lenders, including one or more agreements extending the maturity of, or increasing the amount of, any Indebtedness incurred thereunder or contemplated thereby, or adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Muzak and its Restricted Subsidiaries and their respective successors and assigns.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a significant subsidiary, set forth in Rule 1.02(w) of Regulation S-X under the Securities Act of 1933, as amended, as such Rule is in effect on the date of the indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Muzak or any Subsidiary of Muzak which are reasonably customary in an accounts receivable or equipment transaction.

“Subordinated Indebtedness” means Indebtedness of Muzak or any Guarantor that by its terms expressly is subordinated in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

(1)  in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

(2)  in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

However, a charitable trust or foundation organized pursuant to section 501(c)(3) of the Internal Revenue Code of 1986, as amended, will not be a “Subsidiary.”

“Unrestricted Subsidiary” means

(1)  any Subsidiary of an Unrestricted Subsidiary and

(2)  any Subsidiary of Muzak which is classified after the date of the indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Muzak;

provided however, a Subsidiary may be so classified as an Unrestricted Subsidiary only if

(a)  such classification is in compliance with the “Limitation on Restricted Payments” covenant,

(b)  immediately after giving effect to such classification, Muzak could have incurred at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to “—Certain Covenants—Limitation on Additional Indebtedness” above,

(c)  no Default or Event of Default will have occurred and be continuing or result therefrom, and

(d)  neither Muzak nor any Restricted Subsidiary will at any time

•	provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness,

•	be directly or indirectly liable for any Indebtedness of such Subsidiary or

•	be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may, upon notice, lapse of time or both, declare a default thereon, or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, upon the occurrence of a default with respect to any other Indebtedness, other than Indebtedness assumed by such Subsidiary in connection with the Electro Systems Acquisition, that is Indebtedness of such Subsidiary, including any corresponding right to take enforcement action against such Subsidiary, except in the case of the first two bullets of clause (d) to the extent

(x)  that Muzak or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness, other than as Permitted Indebtedness, pursuant to “—Certain Covenants—Limitation on Additional Indebtedness” above and

(y)  the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under “—Certain Covenants—Limitation on Restricted Payments” above.

The trustee will be given prompt notice by Muzak of each resolution adopted by the Board of Directors of Muzak under this provision, together with a copy of each such resolution adopted. Electro Systems will be an Unrestricted Subsidiary as of the date of the indenture.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)  the then outstanding aggregate principal amount of such Indebtedness into

(2)  the sum of the total of the products obtained by multiplying

(a)  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)  the number of years, calculated to the nearest one-twelfth, which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Restricted Subsidiary, all of the outstanding voting securities, other than directors’ qualifying shares, of which are owned, directly or indirectly, by Muzak.

Book-Entry, Delivery and Form

The notes were sold to to qualified institutional buyers (“qualified institutional buyers”) in reliance on Rule 144A under the Securities Act, as amended (“Rule 144A Notes”). The notes were also sold in reliance on Regulation S (“Regulation S Notes”). In addition, the notes may have been subsequently transferred to institutional “accredited investors” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“Institutional Accredited Investors”), in transactions exempt from registration under the Securities Act, not made in reliance on Rule 144A or Regulation S under the Securities Act (“Other Notes”).

The Rule 144A Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). The Rule 144A Global Note will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC ”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Other notes held by Institutional Accredited Investors will be represented by one or more certificated notes bearing the restrictive legend described under “Transfer Restrictions” (“Accredited Investor Certificated Notes”).

The Regulation S Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Rule 144A Global Note, the “Global Notes”). The Regulation S Global Note will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of a nominee of DTC, in each case for credit to the accounts of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). On or prior to the 40th day after the later of the commencement of the offering and the date of the indenture (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Note may be held only through Euroclear or Clearstream, as indirect participants in DTC, unless transferred to a person that takes delivery in the form of an interest in the corresponding Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below. See “—Exchanges between Regulation S Notes and Rule 144A Notes and Other Notes.”

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.”

Global Notes and Other Notes will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clear-stream), which may change from time to time.

The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it, (a) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes and (b) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Rule 144A Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or Clearstream, if they are accountholders in such systems, or indirectly through organizations which are accountholders in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and Clearstream that are Participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Note on behalf of their participants through their respective depositories, which in turn will hold such interests in the Regulation S Global Note customers’ securities accounts in their respective names on the books of DTC. Morgan Guaranty Trust Company of New York, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “—Exchange of Book-Entry Notes for Certificated Notes” and “—Exchanges between Regulation S Notes and Rule 144A Notes and Other Notes.”

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the initial purchasers, the trustee nor any agent of the Issuers, the initial purchasers or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or the Issuers. None of the Issuers or the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream account-holders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under “—Exchange of Book Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the Global Notes for (in the case of the Rule 144A Global Note) legended notes in certificated form and to distribute such notes to its Participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among accountholders in DTC and accountholders of Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the initial purchasers or the trustee nor any agent of the Issuers, the initial purchasers or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers will be issued in registered certificated form. In addition, a Global Note is exchangeable for definitive notes in registered certificated form if (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depository for the Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (ii) there has occurred and is continuing a Default or an Event of Default with respect to the notes. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend described in “Transfer Restrictions” unless the Issuers determine otherwise in compliance with applicable law.

Exchanges between Regulation S Notes and Rule 144A Notes and Other Notes

Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note or in the form of an Accredited Investor Certificated Note only upon receipt by the trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a person whom the transferor reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act, which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

Beneficial interests in the Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Beneficial interests in a Global Note may be transferred to a person who takes delivery in the form of an Accredited Investor Certificated Note only upon compliance with the procedures set forth in “Transfer Restictions.”

Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in the Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by DTC through the DTC/Deposit Withdraw at Custodian (“DWAC ”) system. Accordingly, in connection with such transfer, upon notice from DTC through the DWAC system, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable.

CERTAIN UNITED STATES

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. We recommend that each holder consult such holder’s own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

There will be no federal income tax consequences to holders exchanging the old notes for exchange notes pursuant to the exchange offer, because the issuance of the exchange notes for the old notes will not be considered to be a “significant modification” of the old notes and the exchange notes will be treated as a continuation of the old notes in the hands of the holder.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for outstanding securities where such securities were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale provided a broker-dealer has notified us either in the letter of transmittal or otherwise within 30 days after consummation of the exchange offer that it holds new securities as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a reasonable period after the expiration date of the exchange offer, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Prior to the exchange offer, there has not been any public market for the outstanding securities. The outstanding securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new securities by holders who are entitled to participate in this exchange offer. The holders of outstanding securities, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding securities. The new securities will constitute a new issue of securities with no established trading market. We do not intend to list the new securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new securities or as to the liquidity of the trading market for the new securities. If a trading market does not develop or is not maintained, holders of the new securities may experience difficulty in reselling the new securities or may be unable to sell them at all. If a market for the new securities develops, any such market may be discontinued at any time.

EXPERTS

The financial statements of Muzak LLC and Muzak Holdings LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this prospectus have been so included in reliance on the reports (which, for Muzak Holdings LLC, contains an explanatory paragraph relating to Muzak Holdings LLC revising its financial statements to include the information that is required by Rule 3-10 of Securities and Exchange Commission Regulation S-X) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Muzak LLC and Muzak Finance Corp. are required to file reports and other information with the SEC pursuant to the information requirements of the Exchange Act of 1934, as amended. Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference rooms. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding Muzak LLC and Muzak Finance Corp.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, a partnership that includes professional corporations, will give an opinion as to the validity of the new securities and certain other legal matters on behalf of the Issuers.

Explanatory Note

This prospectus and the registration statement of which it is a part do not include separate quarterly financial statements for Muzak LLC for the quarter ended March 31, 2003. While separate financial statements for Muzak LLC have been filed with the Securities and Exchange Commission in the past, pursuant to Rule 3-10(d) of Regulation S-X promulgated under the Securities Act of 1933, as amended, Muzak LLC is not required to file separate financial statements with the SEC and as of March 31, 2003 has decided not to file such separate financial statements because of the time and expenses involved.

Report of Independent Accountants

To the Board of Directors

of Muzak Holdings LLC:

In our opinion, the consolidated financial statements listed in the index appearing on page F-1 present  fairly, in all material respects, the financial position of Muzak LLC (the “Company”) and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets” on January 1, 2002 and Statement of Financial Accounting Standard No. 133 “Accounting for Derivative Instruments and Hedging Activities” on January 1, 2001.

/s/    PricewaterhouseCoopers LLP

Charlotte, North Carolina

February 21, 2003

MUZAK LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except for units)

	December 31, 2002	December 31, 2001
ASSETS
Current Assets:
Cash	$1,781	$2,583
Accounts receivable, net of allowances of $1,708 and $ 1,943	26,531	24,313
Inventories	11,401	9,402
Prepaid expenses and other assets	1,719	1,441

Total current assets	41,432	37,739
Property and equipment, net	110,889	118,019
Intangible assets, net	270,756	292,546
Deferred subscriber acquisition costs, net	41,410	37,442
Other assets, net	9,708	10,196

Total assets	$474,195	$495,942

LIABILITIES AND MEMBER’S INTEREST
Current liabilities:
Accounts payable	$10,049	$5,192
Accrued expenses	18,304	21,278
Current maturities of other liabilities	2,924	4,115
Current maturities of long term debt	7,855	6,775
Advance billings	1,040	870

Total current liabilities	40,172	38,230
Long-term debt	295,430	298,284
Related party notes	10,000	—
Other liabilities	10,215	12,895
Commitments and Contingencies (See Note 12)
Member’s Interest:
Common units (100 issued and outstanding)	260,082	260,373
Accumulated other comprehensive loss	(290)	(2,455)
Accumulated deficit	(141,414)	(111,385)

Total member’s interest	118,378	146,533

Total liabilities and member’s interest	$474,195	$495,942

The Notes are an integral part of these consolidated financial statements.

MUZAK LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Revenues:
Music and other business services	$162,999	$150,472	$138,167
Equipment and related services	54,757	52,889	53,981

	217,756	203,361	192,148

Cost of revenues:
Music and other business services (excluding $44,581, $37,189, and $30,526 of depreciation and amortization expense)	34,467	31,172	29,756
Equipment and related services	43,754	40,335	39,019

	78,221	71,507	68,775

	139,535	131,854	123,373

Selling, general and administrative expenses	72,023	68,107	63,798
Depreciation and amortization expense	70,109	75,668	63,125

Loss from operations	(2,597)	(11,921)	(3,550)
Other income (expense):
Interest expense	(28,580)	(32,339)	(40,033)
Other, net	192	(481)	(437)
Loss from extinguishment of debt	—	—	(1,418)

Loss before income taxes	(30,985)	(44,741)	(45,438)
Income tax benefit	(956)	(595)	(1,082)

Net loss	$(30,029)	$(44,146)	$(44,356)

The Notes are an integral part of these consolidated financial statements.

MUZAK LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,029)	$(44,146)	$(44,356)
Adjustments to derive cash flow from operating activities:
(Gain) loss on disposal of fixed assets	(27)	109	554
Loss from extinguishment of debt	—	—	1,418
Deferred income tax benefit	(1,365)	(628)	(1,111)
Depreciation and amortization	70,109	75,668	63,125
Amortization of deferred financing fees	1,978	1,581	1,465
Amortization of deferred subscriber acquisition costs	12,387	9,516	5,786
Deferred subscriber acquisition costs	(16,355)	(16,404)	(18,371)
Unearned installment income	(1,384)	(659)	(807)
Change in certain assets and liabilities, net of business acquisitions:
(Increase) decrease in accounts receivable	(2,218)	13,753	(9,723)
(Increase) decrease in inventory	(1,999)	1,685	(135)
(Decrease) increase in accrued expenses	(2,375)	1,770	(8,563)
(Decrease) increase in accounts payable	1,442	(3,984)	6,191
(Decrease) increase in advance billings	170	(1,240)	(3)
Other, net	1,255	1,014	1,074

Net cash provided by (used in) operating activities	31,589	38,035	(3,456)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash	—	(979)	(44,665)
Proceeds from the sale of fixed assets	41	313	239
Capital expenditures for property and equipment and intangible assets	(38,830)	(42,242)	(45,683)

Net cash used in investing activities	(38,789)	(42,908)	(90,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in book overdrafts	2,987	(5,322)	(6,820)
Borrowings under senior credit facility	—	—	10,000
Repayments of senior credit facility	(6,693)	(5,193)	(3,600)
Borrowings under revolving loan	15,000	19,800	39,400
Repayments under revolving loan	(10,000)	(2,500)	(60,400)
Proceeds from contributions by Parent	—	—	118,426
Repayment of notes payable to related parties	—	—	(3,000)
Proceeds from issuance of notes payable to related party	10,000	—	—
Payment of interest rate protection agreement	(372)	—	—
Borrowing of floating rate notes	—	—	36,000
Repayment of floating rate notes	—	—	(36,540)
Proceeds from sale of interest swap	—	—	4,364
Repayments of other debt	(2,600)	(2,341)	(2,038)
Financing fees paid on behalf of member	(70)	—	—
Payment of fees associated with financing	(1,854)	—	(1,490)

Net cash provided by financing activities	6,398	4,444	94,302

INCREASE (DECREASE) IN CASH	(802)	(429)	737
CASH, BEGINNING OF PERIOD	2,583	3,012	2,275

CASH, END OF PERIOD	$1,781	$2,583	$3,012

Significant non-cash activities:
Equity contribution from parent	$—	$33,707	$1,116
Capital lease obligations	2,030	1,691	4,550

The Notes are an integral part of these consolidated financial statements.

MUZAK LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S INTEREST

AND COMPREHENSIVE LOSS

(In thousands, except for units)

	Common Units		Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Member’s Interest
	Units	Dollars
Balance at December 31, 1999	100	$107,124	$(22,883)	$—	$84,241
Net loss			(44,356)	—	(44,356)
Additional capital contributed		119,542			119,542

Balance at December 31, 2000	100	$226,666	$(67,239)	$—	$159,427
Comprehensive loss:
Net loss			(44,146)		(44,146)
Cumulative effect of change in accounting principle				(1,653)	(1,653)
Change in unrealized losses on derivative				(802)	(802)

Total comprehensive loss			(44,146)	(2,455)	(46,601)

Additional capital contributed		33,707			33,707

Balance at December 31, 2001	100	$260,373	$(111,385)	$(2,455)	$146,533
Comprehensive loss:
Net loss			(30,029)		(30,029)
Change in unrealized losses on derivative				2,165	2,165

Total comprehensive loss			(30,029)	2,165	(27,864)

Additional capital contributed		29			29
Financing fees incurred on behalf of member		(320)			(320)

Balance at December 31, 2002	100	$260,082	$(141,414)	$(290)	$118,378

The Notes are an integral part of these consolidated financial statements.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Organization—Muzak LLC (“the Company”), a Delaware limited liability company, is a wholly owned subsidiary of Muzak Holdings LLC (the “Parent”), previously known as ACN Holdings, LLC. The Company provides business music programming to clients through its integrated nationwide network of owned operations and franchises. All of the operating activities are conducted through the Company and its subsidiaries.

As of December 31, 2002, ABRY Partners, LLC and its respective affiliates, collectively own approximately 64.2% of the beneficial interests in the Parent’s voting interests.

Basis of Presentation—The consolidated financial statements include the accounts of the Company and its subsidiaries: Muzak Capital Corporation, Muzak Finance Corporation, Business Sound Inc., Electro Systems Corporation, BI Acquisition LLC, MLP Environmental Music LLC, Audio Environments Inc., Background Music Broadcasters Inc., Telephone Audio Productions Inc., Vortex Sound Communications Company Inc., Music Incorporated, and Muzak Houston Inc. All significant intercompany items have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financials statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Book overdraft—Book overdraft of $3.0 million and $5.3 million as of December 31, 2002 and December 31, 2000, respectively is included in accounts payable. There was no book overdraft as of December 31, 2001.

Concentration of Credit Risk—Concentrations of credit risk with respect to trade accounts receivable are limited as the Company sells its products to clients in diversified industries throughout the United States. The Company does not require collateral from its clients but performs ongoing credit evaluations of its clients’ financial condition and maintains allowances for potential credit losses. Actual losses have been within management’s expectations and estimates.

In addition, the Company leases satellite capacity primarily through three lessors under operating leases. The Company transmits 84% of its music programs via broadcast satellite. Although alternate satellite capacity exists, loss of these suppliers of satellite capacity could temporarily disrupt operations. The Company attempts to mitigate these risks by working closely with the lessors to identify alternate capacity if needed.

Inventories—Inventories consist primarily of electronic equipment and are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis.

Property and Equipment—Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Sound and music equipment installed at client premises under contracts to provide music programming services is transferred from inventory to property and equipment at cost plus an allocation of installation costs and is amortized over 5 years. Impairment losses are recognized if recorded values exceed undiscounted future cash flows, by reducing them to estimated fair value. No impairment losses were recognized by the Company for the periods presented.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible Assets—Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). This standard changes the accounting for goodwill and certain other intangible assets other than goodwill and requires at least an annual test for impairment of goodwill and intangibles with indefinite lives. Note 4 provides additional information concerning goodwill and other identifiable intangible assets.

In connection with the adoption of SFAS No. 142, the Company evaluated the useful lives of its existing intangible assets and concluded that, with the exception of goodwill, all of its intangible assets have definite lives and that the existing useful lives are reasonable. The Company completed its testing of goodwill in accordance with SFAS No. 142 during the quarter ended June 30, 2002. As the fair value of goodwill exceeds the carrying amount of goodwill, the Company did not record an impairment charge.

In June 2001, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), which requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001. All of the Company’s acquisitions have been accounted for under the purchase method of accounting.

Identifiable intangible assets with finite lives continue to be amortized on a straight-line basis over their estimated useful lives and are reviewed for impairment whenever events or circumstances indicated that their carrying amount may not be recoverable.

Deferred Subscriber Acquisition Costs, net—Subscriber acquisition costs are direct sales commissions incurred in connection with acquiring new subscribers, which are amortized as a component of selling, general, and administrative expenses over the life of the client contract or five years, whichever is shorter, on a straight-line basis. Accumulated amortization totaled $30.3 million and $17.9 million as of December 31, 2002 and 2001, respectively. If a client contract terminates early, the unamortized subscriber acquisition cost is typically recovered from the salesperson.

Other Assets, Net—Other assets, net consist primarily of deferred financing costs. Deferred financing costs are charged to interest expense over the term of the related agreements.

Advance Billings—The Company invoices certain clients in advance for contracted music and other business services. Amounts received in advance of the service period are deferred and recognized as revenue in the period services are provided.

Income Taxes—The Company is a Limited Liability Company that is treated as a partnership for income tax purposes. No provision for income taxes is required by the Company, as its income and expenses are taxable to or deductible by its members. The Company’s corporate subsidiaries are subject to income taxes and account for deferred income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Revenue Recognition—Revenues from music and other business services are recognized during the period the service is provided based upon the contract terms. Revenues for equipment sales and related installation are recognized upon delivery or installation. Contracts are typically for a five-year non-cancelable period with renewal options for an additional five years. Fees received for services to franchisees are recognized as revenues in the month services are provided. During 2002, 2001, and 2000, 4%, 3%, and 4%, respectively of our revenues were generated from fees from our franchisees. As of December 31, 2002, 2001 and 2000 the Company had 58, 59, and 61 franchise owners, respectively.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivative Financial Instruments—The Company uses derivative financial instruments to convert variable interest rate debt to fixed interest rate debt to reduce its exposure to fluctuations in interest rates as dictated by the senior credit facility.

The Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, on January 1, 2001. In accordance with SFAS 133, the Company’s derivative is recognized on the balance sheet at its fair value since it is designated as a cash flow hedging instrument. The hedge is 100% effective for exposures to interest rate fluctuations. As a result of the 100% effectiveness of the hedge, changes in the fair value of the derivative are recorded each period in other comprehensive loss. The Company paid a premium of $0.4 million for its interest rate cap in April 2002. The interest rate cap protects the Company against LIBOR increases above 7.25%. The Company is amortizing the premium paid for the cap over the life of the agreement using the caplets approach and any amounts received under the cap will be recorded as a reduction to interest expense. The fair market value of the interest rate cap was $0.1 million as of December 31, 2002.

2.    Acquisitions

The Company did not make any acquisitions during the year ended December 31, 2002.

On May 31, 2001, the Company acquired Sound of Music, LTD (“Sound of Music”), the Company’s independent franchisee operating in Wisconsin for a cash purchase price of $1.0 million. In connection with this acquisition, the Parent issued $0.1 million in common membership units, which has been reflected as a non-cash equity contribution from the Parent to the Company.

The estimated fair value of assets acquired and liabilities assumed relating to the 2001 acquisition, is summarized below (in thousands):

Property, plant and equipment	$235
Other Intangibles	581
Goodwill	284

Total purchase price, including transaction costs	$1,100

The Company made ten acquisitions during the year ended December 31, 2000. These acquisitions were comprised of four in market competitors, one business music provider and three marketing on-hold/or in-store messaging providers, and six franchises, for an aggregate cash purchase price of $34.7 million, excluding transaction costs. During 2000, the Company paid the remaining purchase price of $10.3 million for the 1999 acquisition of MountainWest Audio Inc. The consolidated statement of cash flows for the year ended December 31, 2000 includes this remaining purchase price.

The results of operations of the acquired companies are included in the Company’s consolidated statement of operations for the periods in which they were owned by the Company.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following presents the unaudited pro forma results assuming that the acquisitions discussed above had occurred as of the beginning of fiscal 2001 and 2000. These pro forma results are not necessarily indicative of the results that will occur in future periods (in thousands).

	Fiscal Year Ended
	December 31, 2001	December 31, 2000
	(unaudited)
Revenues	$203,615	$198,065
Loss from operations	(11,849)	(3,177)
Net loss	(44,074)	(44,595)

3.    Property and Equipment

Property and equipment consist of the following (in thousands):

	Useful Life (Years)	December 31, 2002	December 31, 2001
Equipment provided to subscribers	4-6	$140,604	$121,084
Capitalized installation labor	5	62,007	48,802
Equipment	4-7	25,716	21,151
Other	3-30	18,321	16,248

		246,648	207,285
Less accumulated depreciation		(135,759)	(89,266)

		$110,889	$118,019

Included in equipment and other at December 31, 2002 and 2001 is $13.8 million and $11.6 million, respectively of equipment under capital leases, gross of accumulated amortization of $9.5 million and $6.6 million, respectively. Depreciation of property and equipment was $46.9 million, $40.8 million, and $30.8 million for the years ended December 31, 2002, 2001 and 2000, respectively.

4.    Intangible Assets

The Company adopted SFAS No. 142 on January 1, 2002. In connection with the adoption of SFAS No. 142, the Company reclassified other intangibles of $6.4 million, gross of accumulated amortization of $3.5 million, related to trained workforce to goodwill and ceased amortization of goodwill. During the first quarter, the Company evaluated the useful lives of its existing intangible assets and concluded that, with the exception of goodwill, all of its intangible assets have definite lives and that the existing useful lives are reasonable.

The Company completed its testing of goodwill in accordance with SFAS No. 142 during the quarter ended June 30, 2002. As the fair value of goodwill exceeds the carrying amount of goodwill, the Company did not record an impairment charge.

Unamortized intangible assets consist of the following (in thousands):

	December 31, 2002 Carrying Amount	December 31, 2001 Carrying Amount
Goodwill	$140,805	$137,917
Trained workforce	—	2,868

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following presents net loss exclusive of amortization of goodwill and trained workforce (in thousands):

	For the Year Ended December 31,
	2002	2001	2000
Net Loss	$(30,029)	$(44,146)	$(44,356)
Goodwill amortization	—	7,931	7,579
Trained workforce amortization	—	1,275	1,275

Net Loss excluding amortization of goodwill	$(30,029)	$(34,940)	$(35,502)

Amortized intangible assets consist of the following (in thousands):

	Useful Life (years)	December 31, 2002		December 31, 2001
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Income producing contracts	12	$153,956	$(46,617)	$154,048	$(33,786)
License agreements	20	5,082	(953)	5,082	(699)
Deferred production costs	10	5,780	(1,232)	4,437	(701)
Trademarks	5	15,136	(11,242)	14,935	(8,219)
Non-compete agreements	3-5	7,468	(6,211)	23,869	(16,560)
Other	20	10,741	(1,957)	10,778	(1,423)

		$198,163	$(68,212)	$213,149	$(61,388)

Aggregate amortization expense was $23.2 million, $34.9 million, and $32.3 million for the years ended December 31, 2002, 2001, and 2000, respectively.

The estimated future aggregate amortization expense is as follows (in thousands):

Fiscal year ending
2003	$18,413
2004	15,114
2005	14,275
2006	14,224
2007	14,198

5.    Accrued Expenses

Accrued expenses are summarized below (in thousands):

	December 31, 2002	December 31, 2001
Accrued interest	$3,427	$6,493
Accrued compensation and benefits	3,178	3,671
Licensing royalties	3,472	1,851
Other	8,227	9,263

	$18,304	$21,278

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6.    Debt

Debt obligations consist of the following (in thousands):

	December 31, 2002	December 31, 2001
Related party notes	$10,000	$—

Long term debt:
Revolving loan—Senior credit facility	$26,300	$21,300
Senior credit facility	159,514	166,207
Senior subordinated notes	115,000	115,000
Other	2,471	2,552

Total debt obligations	303,285	305,059
Less current maturities	(7,855)	(6,775)

	$295,430	$298,284

Senior Credit Facility

The Company has a senior credit facility (“Senior Credit Facility”) consisting of: (i) a term loan facility in the amount of $30.0 million payable in semi-annual installments until final maturity on December 31, 2005 (“Term Loan A”); (ii) a term loan facility in the amount of $145.0 million payable in semi-annual installments until final maturity on December 31, 2006 (“Term Loan B”) (together with Term Loan A, the “Term Loans”); and (iii) a revolving loan (the “Revolving Loan”) in an aggregate principal amount of up to $55.0 million terminating on December 31, 2005. The Company had $17.9 million of borrowing availability under its revolving loan as of December 31, 2002, with an additional $10.0 million of availability subject to the Company meeting certain financial covenants. Availability under the revolving loan has been reduced by outstanding letters of credit of $0.8 million.

The Senior Credit Facility is guaranteed by the Parent, the Company and certain 100% owned subsidiaries. The non-guarantor subsidiary is considered minor and the consolidated amounts in the Company’s financial statements are representative of the combined guarantor’s financial statements. The Amended Senior Credit Facility contains restrictive covenants including maintenance of interest, senior and total leverage, and fixed charge ratios and various other restrictive covenants, which are customary for such facilities. In addition, the Company is generally prohibited from incurring additional indebtedness, incurring liens, paying dividends or making other restricted payments, consummating asset sales, entering into transactions with affiliates, merging or consolidating with any other person or selling assigning, transferring, leasing, conveying, or otherwise disposing of assets. These conditions were satisfied as of December 31, 2002. The Company believes it will be in compliance with these financial covenants and restrictions during 2003.

Indebtedness under the Term Loan A and the Revolving Loans bear interest at a per annum rate equal to the Company’s choice of (i) the Alternate Base Rate (which is the highest of prime rate and the Federal Funds Rate plus .5%) plus a margin ranging from 2.00% to 3.00% or (ii) the offered rates for Eurodollar deposits (“LIBOR”) of one, two, three, or six months, as selected by the Company, plus a margin ranging from 3.00% to 4.00%. Margins, which are subject to adjustment, based on the changes in the Company’s ratio of consolidated total debt to EBITDA (i.e., earnings before interest, taxes, interest, depreciation, amortization and other non cash charges as defined by the agreement) were 2.25% in the case of Alternate Base Rate and 3.25% in the case of LIBOR as of December 31, 2002.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Indebtedness under the Term Loan B bears interest at a per annum rate equal to the Company’s choice of (i) the Alternate Base Rate (as described above) plus a margin of 3.5% or (ii) LIBOR of one, two, three, or six months, as selected by the Company plus a margin of 4.5%. The weighted average rate of interest on the Senior Credit Facility, including the effects of the interest rate swap, if any, was 5.6% and 8.7% at December 31, 2002 and 2001, respectively.

In March 2002, the Company entered into the sixth amendment under the Senior Credit Facility, which increased its aggregate revolving loan commitment under the Senior Credit Facility by $20.0 million, for a total commitment of $55.0 million, and amended certain financial covenants and applicable margins.

Senior Subordinated Notes

The Company together with its wholly owned subsidiary, Muzak Finance Corp., has $115.0 million in principal amount of 9  7/8% Senior Subordinated Notes (“Senior Subordinated Notes”) which mature on March 15, 2009. Interest is payable semi-annually, in arrears, on March 15 and September 15 of each year. The Senior Subordinated Notes are general unsecured obligations of the Company and Muzak Finance and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company and Muzak Finance. The Senior Subordinated Notes are guaranteed by the Parent, MLP Environmental Music LLC, Business Sound Inc., BI Acquisition LLC, Audio Environments Inc., Background Music Broadcasters Inc., Muzak Capital Corporation, Telephone Audio Productions Inc., Muzak Houston Inc., Vortex Sound Communications Company Inc., and Music Incorporated. The Company’s non-guarantor subsidiary is minor and the consolidated amounts in the Company’s financial statements are representative of the combined guarantors. The indenture governing the Senior Subordinated Notes prohibits the Company from making certain payments such as dividends and distributions of their capital stock; repurchases or redemptions of their capital stock, and investments (other than permitted investments) unless certain conditions are met by the Company. After March 15, 2004, the issuers may redeem all or part of the Notes at a redemption price equal to 104.938% of the principal which redemption price declines to 100% of the principal amount in 2007.

Related Party Notes

In March 2002, the Company borrowed an aggregate amount of $10.0 million from MEM Holdings LLC in the form of junior subordinated unsecured notes (the “sponsor notes”), the proceeds of which were used to repay outstanding revolving loan balances. MEM Holdings is a company that owns 64.2% of the voting interests in the Parent. ABRY Broadcast Partners III and ABRY Broadcast Partners II are the beneficial owners of MEM Holdings.

The sponsor notes accrue interest at 15% per annum; any accrued interest not paid as of March 31, June 30, September 30 or December 31 will bear interest at 15% per annum until such interest is paid or extinguished. The sponsor notes are junior and subordinate to payments for the Senior Credit Facility, and the Senior Subordinated Notes. At any time, the sponsor notes may be converted into Class A-2 units of the Parent at the direction of MEM Holdings. If the sponsor notes have not been repaid in full as of September 2003, the sponsor notes will automatically be converted into Class A-2 units of the Parent.

From July 1, 1999 through November 24, 1999, the Company borrowed an aggregate amount of $30.0 million of sponsor notes from MEM Holdings LLC. The Company repaid $3.0 million of sponsor notes with the proceeds from an equity contribution from the Parent following its preferred membership unit offering in October 2000. The remaining $27.0 million, plus $6.7 million of accrued interest, was converted into Class A units of the Parent in May 2001. Accordingly, the Company recorded a non-cash contribution from the Parent during the second quarter of 2001 totaling $33.7 million.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Debt

The Company assumed $2.4 million of promissory notes in connection with an acquisition in 1999. All of the notes, with the exception of one, bear interest at 9.9% and mature in November 2016. The Company is required to make interest only payments on a monthly basis through October 2006, and principal and interest payments for the remainder of the term. The note terms are the same for all but one of the notes. This note bears interest at 8% with principal and interest payments due monthly until maturity in October 2006.

Liquidity

During 2003, we expect that our primary source of funds will be cash flows from operations and expect funding from borrowings under the senior credit facility to be minimal. As of December 31, 2002, we had outstanding debt of $185.8 million under our senior credit facility, with additional available borrowings of up to $27.9 million. Based upon current and anticipated levels of operations, we believe that our cash flows from operations, combined with availability under the senior credit facility, will be adequate to meet our liquidity needs for at least the next eighteen months. The Company strives to fund both investments in new client locations and interest and principal payments primarily through cash generated from operations rather than through borrowings under the Senior Credit Facility. Currently, the Company is funding investments in new client locations through cash generated from operations and is borrowing under its Senior Credit Facility for partial interest and principal payments. Our future performance is subject to industry based factors such as the level of competition in the business music industry, competitive pricing, concentrations in and dependence on satellite delivery capabilities, rapid technological changes, the impact of legislation and regulation, our dependence on license agreements and other factors that are beyond our control.

Annual Maturities

Annual maturities of long-term debt obligations are as follows (in thousands):

2003	$7,855
2004	27,742
2005	69,233
2006	81,700
2007	118
Thereafter	126,637

Total interest paid by the Company on all indebtedness was $29.0 million, $28.9 million, and $36.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. Interest expense also includes finance charges on past due amounts.

Interest Rate Protection Programs

During April 1999, the Company entered into a four year interest rate swap agreement in which the Company effectively exchanged $100.0 million of floating rate debt at three month LIBOR for 5.59% fixed rate debt. The Company terminated this agreement on January 28, 2000 and received approximately $4.4 million for this agreement. The proceeds were recorded an as adjustment to interest expense over the term of the new interest rate swap agreement.

On January 28, 2000, the Company entered into a new interest rate swap agreement in which the Company effectively exchanged $100.0 million of floating rate debt at three month LIBOR for 7.042% fixed rate debt. The

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest rate swap agreement terminated on April 19, 2002. The effect of this interest rate protection agreement on the operating results of the Company was to increase interest expense by $1.6 million and $2.7 million for the years ended December 31, 2002 and 2001, respectively.

The Company entered into a three year interest rate cap on April 19, 2002, for which it paid a premium of $0.4 million. The interest rate cap protects the Company against LIBOR increases above 7.25% and is designated as a hedge of interest rates. Accordingly, the derivative is recognized on the balance sheet at its fair value. The hedge is considered 100% effective for exposures to interest rate fluctuations. As a result of the 100% effectiveness of the hedge, changes in the fair value of the derivative are recorded in other comprehensive loss. The Company is amortizing the premium paid for the cap over the life of the agreement using the caplets approach and any amounts received under the cap will be recorded as a reduction to interest expense.

Fair Value of Financial Instruments

The estimated fair values of the Company’s debt as of December 31, 2002 and December 31, 2001 were $293.2 million and $291.3 million, respectively. The fair value of the Senior Notes is based upon quoted market price. The fair value of the other long-term debt of the Company approximates the carrying value as it bears interest at variable rates.

The fair value of the interest rate cap was $0.1 million as of December 31, 2002 and the fair value of the interest rate swap agreement was a loss of approximately $2.5 million as of December 31, 2001. The fair values of interest rate protection agreements are obtained from dealer quotes, which represents the estimated amount the Company would receive or pay to terminate agreements taking into consideration current interest rates and creditworthiness of the counter-parties.

7.    Lease Commitments

The Company is the lessee under various long-term operating and capital leases for machinery, equipment, buildings, and vehicles. The Company has also entered into various agreements to lease transponders to transmit music programs via direct broadcast satellite. These agreements range range from 2 to 17 years. The majority of these leases contain renewal provisions.

At December 31, 2002, future minimum lease payments under operating and capital leases are as follows (in thousands):

Fiscal Year Ending	Capital	Operating
2003	$2,188	$8,966
2004	1,588	8,301
2005	1,081	5,051
2006	195	3,907
2007	3	3,658
Later Years	—	23,595
Less Imputed Interest	(448)	—
Less Executory Cost	(383)	—

	$4,224	$53,478

Rental expense under operating leases was $10.5 million, $9.8 million, and $9.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8.    Employee Benefit Plans

The Company maintains a defined contribution plan. Substantially all employees are covered under a plan whereby eligible employees may contribute up to 14% of their compensation per year, subject to certain tax law restrictions. The Company makes matching contributions of 60% of the first 6% of the total base salary contributed by the employee each year. Participants are immediately vested in their contributions as well as the employer’s contributions.

Plan expense was $1.4 million, $1.5 million, and $1.4 million, for the years ended December 31, 2002, 2001 and 2000, respectively.

9.    Income Taxes

The provision (benefit) for income taxes for the Company’s corporate subsidiaries is as follows (in thousands):

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Current tax:
Federal	$—	$—	$—
State	409	33	29

	409	33	29
Deferred tax benefit:
Federal	(1,138)	(550)	(937)
State	(227)	(78)	(174)

	(1,365)	(628)	(1,111)

	$(956)	$(595)	$(1,082)

The Company’s effective tax rate differs from the statutory federal tax rate for the following reasons:

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Federal tax benefit of statutory rates	$(10,535)	$(15,692)	$(15,903)
State income taxes	(152)	(89)	(94)
Goodwill and nondeductible expenses	—	138	96
Loss earned by partnership not subject to corporate income tax	(9,731)	15,048	14,819

	$(956)	$(595)	$(1,082)

Deferred tax liabilities primarily relate to the book tax difference related to income producing contracts acquired in purchase business combinations. Such deferred tax liabilities are reduced over the term of the related income producing contracts.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of the net deferred tax (liability) at December 31 are as follows (in thousands):

	2002	2001
Property and equipment	$(90)	$(73)
Intangible assets	(2,929)	(4,210)
Other	389	288

Net deferred tax liability (included in other long term liabilities)	$(2,630)	$(3,995)

10.    Related Party Transactions

The Company has a Management and Consulting Services Agreement (“Management Agreement”) with ABRY Partners, which provides that the Company will pay a management fee as defined in the Management Agreement. During 2002, 2001, and 2000, the Company incurred fees of $0.4 million, $0.3 million, and $0.3 million, respectively under this agreement. Either the Company or ABRY Partners, with the approval of the Board of Directors of the Parent, may terminate the Management Agreement by prior written notice to the other.

During fiscal 2002 and 1999, the Company borrowed $10.0 million and $30.0 million, respectively, from MEM Holdings under junior subordinated notes. The Company repaid the $3.0 million Sponsor Note during 2000. The remaining $27.0 million, plus $6.7 million of accrued interest, was converted into Class A units of the Parent in May 2001. As of December 31, 2002, $10.0 million of Sponsor Notes remained outstanding.

As of December 31, 2002, the Parent has obligations of $64.5 million of senior discount notes and manditorily redeemable preferred units (“preferred units”) of $109.1 million. These obligations are not reflected in the Company’s accompanying balance sheets or income statements as the Company has no pledge of assets nor guarantee that provides security for the Parent’s obligations. Cash interest on the senior discount notes does not accrue until March 15, 2004. Thereafter, cash interest on the senior discount notes will accrue at a rate of 13% per annum and will be payable in arrears on March 15 and September 15 of each year, commencing on September 15, 2004. The preferred units accrue a preferential return of 15% per annum, which is compounded quarterly. The preferential return is payable in kind through October 2005, and thereafter the 15% preferential return will be payable in cash or in kind at the Parent’s option. The Parent does not have any operations or assets other than its ownership of Muzak. Accordingly, the Parent is dependent on distributions from the Company in order to pay interest beginning in 2004 as discussed above. The Company’s senior credit facility and senior subordinated notes indenture impose restrictions on its ability to make distributions to the Parent. The senior credit facility and the senior subordinated notes indenture permit the Company to make payments and distributions to the Parent after September 15, 2004 in an amount sufficient to permit the Parent to make cash interest payments when due, however the senior credit facility requires that certain financial covenant levels be met in order to make such distributions.

11.    Muzak Finance Corp.

Muzak Finance Corp. is a co-issuer of the Senior Subordinated Notes and had no operating activities during 2002, 2001, and 2000.

12.    Commitments and Contingencies

Litigation

The Company is involved in various claims and lawsuits arising out of the normal conduct of its business. Although the ultimate outcome of these legal proceedings cannot be predicted with certainty, the management of the Company believes that the resulting liability, if any, will not have a material effect upon the Company’s consolidated financial statements or liquidity.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The industry-wide agreement between business music providers and BMI expired in December 1993. Since this time we have been operating under an interim agreement pursuant to which we have continued to pay royalties at the 1993 rates. Business music providers and BMI have been negotiating the terms of a new agreement. We are involved in a rate court proceeding, initiated by BMI in Federal Court in New York. At issue are the music license fees payable to BMI. The period from which such “reasonable” license fees are payable covers the period January 1, 1994 to December 31, 2002, and likely several years thereafter. BMI contends that those fee levels understate reasonable fee levels by as much as 100%. We are vigorously contesting BMI’s assessment. We believe the eventual court ruling setting final fees for the period covered will require retroactive adjustment, upward or downward, likely back to January 1, 1994, and possibly will also entail payment of pre-judgment interest. Discovery in the proceeding has commenced and is not yet completed. As of February 28, 2003, a trial date had not been set.

The industry-wide agreement between business music providers and ASCAP expired in May 1999. We began negotiations with ASCAP in June 1999, and we have continued to pay ASCAP royalties at the 1999 rates. The agreement between business music providers and ASCAP allowed either party to pursue a rate court proceeding in federal court in New York to seek a court determined reasonable rate if a mutually acceptable rate was not obtained by November 29, 2002. ASCAP notified the Company that it would pursue such rate court proceeding and on January 29, 2003 made an application to the court to commence such a proceeding.

We cannot predict what the terms of the new BMI or ASCAP agreements with business music providers will be or when agreements will be reached, although BMI and ASCAP have indicated that they are seeking royalty rate increases and a retroactive royalty rate increase.

In 2002, we paid approximately $8.5.million in royalties to ASCAP, BMI and to SESAC. Increases in the fees we must pay under these agreements could adversely affect our operating margin, and, therefore, our results of operations.

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings. Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings. The Digital Millennium Copyright Act did not specify the rate and terms of the license. As a result, the United States Copyright Office convened a Copyright Arbitration Royalty Panel to recommend an ephemeral royalty rate. In February 2002, the Panel recommended an ephemeral royalty rate of ten percent (10%) of gross proceeds applicable to the use of ephemeral copies. That recommendation was subject to review by the Librarian of Congress, who could have modified or adopted such recommendation.

In June 2002, the Librarian of Congress published his final decision to adopt the Copyright Arbitration Royalty Panel’s recommendation of a ten percent (10%) ephemeral royalty rate, which covers the period from October 1998 through December 31, 2002. As required by such determination, we remitted payment on October 20, 2002 for royalties payable for the period from October 28, 1998 through August 31, 2002. We believe that the United States Copyright Office will once again convene a Copyright Arbitration Royalty Panel, sometime in 2003, to recommend an ephemeral royalty rate for the period from January 1, 2003 through December 31, 2007.

With respect to future revenue subject to such ephemeral royalty rate, we believe our exposure is minimal, as we believe our current satellite technologies do not require use of ephemeral copies. Nonetheless, there can be no assurances that the collective for the copyright owners will refrain from investigating or otherwise challenging the applicability of the statute to our satellite technologies.

MUZAK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Commitments

As of December 31, 2002, the Company has approximately $33.6 million in outstanding capital expenditure commitments covering a five-year period. The Company, as discussed in Note 7 above, is the lessee under various operating and capital leases for equipment, vehicles, satellite capacity, and buildings.

13.    Quarterly Financial Data (Unaudited): (In Thousands)

The quarterly data below is based on the Company’s fiscal periods.

	Fiscal 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$50,963	$54,069	$56,166	$56,558
Cost of revenues, excluding depreciation and amortization(a)	17,318	21,931	19,653	19,319
Income (loss) from operations(b)	(2,276)	(3,121)	1,015	1,785
Net Loss	(9,701)	(9,748)	(5,430)	(5,150)

	Fiscal 2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$49,968	$50,736	$50,526	$52,131
Cost of revenues, excluding depreciation and amortization(c)	16,647	16,910	17,915	20,035
Loss from operations(d)	(2,988)	(1,811)	(3,078)	(4,044)
Net Loss	(11,838)	(9,505)	(10,717)	(12,086)

	Fiscal 2000
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$43,695	$48,016	$49,859	$50,578
Cost of revenues, excluding depreciation and amortization	15,704	18,241	17,963	16,867
Loss from operations	(145)	(2,028)	(357)	(1,020)
Net Loss	(9,788)	(12,807)	(11,019)	(10,742)

(a)	The second quarter of 2002 includes a $3.1 million charge to increase reserves for estimated prior period licensing royalties and related expenses.
(b)	The first quarter of 2002 includes a $0.5 million charge in connection with exploring various financing alternatives.
(c)	The fourth quarter of 2001 includes a $1.2 million charge related to a license fee audit.
(d)	The first quarter of 2001 includes a charge of $0.7 million related to the postponed private placement of Senior Subordinated Notes.

Historically, Muzak has experienced slight seasonality in its equipment and related services revenues and costs of revenues resulting primarily from a significant retail client base which constructs and opens new retail stores in time for the fourth quarter holiday season. Accordingly, Muzak experiences higher equipment and related services revenues and costs of goods in the third and fourth quarters, as opposed to the first half of the year, as a result of the installation and servicing of these new retail locations. However, this seasonality was less of a factor during 2002 due to less capital spending associated with a reduction in new location store build outs among national clients, particularly within the retail sector.

Report of Independent Accountants

To the Board of Directors

of Muzak Holdings LLC:

In our opinion, the consolidated financial statements listed in the index appearing on page F-1 present fairly, in all material respects, the financial position of Muzak Holdings LLC (the “Company”) and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 15 to the consolidated financial statements, the Company has revised its financial statements to include the information that is required by Rule 3-10 of Securities Exchange Commission Regulation S-X regarding the guarantees of the Company’s Senior Subordinated Notes.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets” on January 1, 2002 and Statement of Financial Accounting Standard No. 133 “Accounting for Derivative Instruments and Hedging Activities” on January 1, 2001.

/s/    PricewaterhouseCoopers LLP

Charlotte, North Carolina

February 21, 2003, except for Note 15,  for which the date is May 1, 2003

MUZAK HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2002	December 31, 2001
ASSETS
Current Assets:
Cash	$1,781	$2,583
Accounts receivable, net of allowances of $1,708 and $1,943	26,531	24,313
Inventories	11,401	9,402
Prepaid expenses and other assets	1,719	1,441

Total current assets	41,432	37,739
Property and equipment, net	110,889	118,019
Intangible assets, net	270,756	292,546
Deferred subscriber acquisition costs, net	41,410	37,442
Other assets, net	11,759	12,578

Total assets	$476,246	$498,324

LIABILITIES AND MEMBERS’ INTEREST
Current Liabilities:
Accounts payable	$10,049	$5,192
Accrued expenses	18,304	21,278
Current maturities of other liabilities	2,924	4,115
Current maturities of long term debt	7,855	6,775
Advance billings	1,040	870

Total current liabilities	40,172	38,230
Long-term debt	359,914	355,145
Related party notes	10,000	—
Other liabilities	10,215	12,895
Commitments and Contingencies (See Note 14)
Mandatorily redeemable preferred units	109,114	92,266
Members’ Interest:
Class A units	117,167	133,141
Class B units	97	1,263
Accumulated other comprehensive loss	(290)	(2,455)
Accumulated deficit	(170,143)	(132,161)

Total members’ interest	(53,169)	(212)

Total liabilities and members’ interest	$476,246	$498,324

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Revenues:
Music and other business services	$162,999	$150,472	$138,167
Equipment and related services	54,757	52,889	53,981

	217,756	203,361	192,148

Cost of revenues:
Music and other business services (excluding $44,581, $37,189, and $30,526 of depreciation and amortization expense)	34,467	31,172	29,756
Equipment and related services	43,754	40,335	39,019

	78,221	71,507	68,775

	139,535	131,854	123,373

Selling, general and administrative expenses	72,023	68,107	63,798
Depreciation and amortization expense	70,109	75,668	63,125

Loss from operations	(2,597)	(11,921)	(3,550)
Other income (expense):
Interest expense	(36,533)	(39,390)	(46,288)
Other, net	192	(481)	(437)
Loss from extinguishment of debt	—	—	(1,418)

Loss before income taxes	(38,938)	(51,792)	(51,693)
Income tax benefit	(956)	(595)	(1,082)

Net loss	$(37,982)	$(51,197)	$(50,611)

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,982)	$(51,197)	$(50,611)
Adjustments to derive cash flow from operating activities:
Loss from extinguishment of debt	—	—	1,418
(Gain) Loss on disposal of fixed assets	(27)	109	554
Deferred income tax benefit	(1,365)	(628)	(1,111)
Depreciation and amortization	70,109	75,668	63,125
Amortization of senior discount notes	7,623	6,722	5,925
Amortization of deferred financing fees	2,308	1,910	1,795
Amortization of deferred subscriber acquisition costs	12,387	9,516	5,786
Deferred subscriber acquisition costs	(16,355)	(16,404)	(18,371)
Unearned installment income	(1,384)	(659)	(807)
Change in certain assets and liabilities, net of business acquisitions:
(Increase) decrease in accounts receivable	(2,218)	13,753	(9,723)
(Increase) decrease in inventory	(1,999)	1,685	(135)
(Decrease) increase in accrued expenses	(2,375)	1,770	(8,563)
Increase (decrease) in accounts payable	1,442	(3,984)	6,191
(Decrease) increase in advance billings	170	(1,240)	(3)
Other, net	1,255	1,014	1,074

Net cash provided by (used in) operating activities	31,589	38,035	(3,456)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash	—	(979)	(44,665)
Proceeds from the sale of fixed assets	41	313	239
Capital expenditures for property and equipment and intangibles	(38,830)	(42,242)	(45,683)

Net cash used in investing activities	(38,789)	(42,908)	(90,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdrafts	2,987	(5,322)	(6,820)
Borrowings under revolver	15,000	19,800	39,400
Repayment of revolver	(10,000)	(2,500)	(60,400)
Borrowings from senior credit facility	—	—	10,000
Repayments of senior credit facility	(6,693)	(5,193)	(3,600)
Proceeds from sale of interest rate swap	—	—	4,364
Proceeds from issuance of preferred stock, net of fees	—	—	82,790
Proceeds from issuance of membership units	—	—	35,636
Repayment of floating rate notes	—	—	(36,540)
Borrowing of floating rate notes	—	—	36,000
Repayment of notes payable to related parties	—	—	(3,000)
Proceeds from issuance of notes payable to related party	10,000	—	—
Payment of interest rate protection agreement	(372)	—	—
Repayments of other debt	(2,600)	(2,341)	(2,038)
Payment of fees associated with the financing	(1,924)	—	(1,490)

Net cash provided by financing activities	6,398	4,444	94,302

INCREASE (DECREASE) IN CASH	(802)	(429)	737
CASH, BEGINNING OF PERIOD	2,583	3,012	2,275

CASH, END OF PERIOD	$1,781	$2,583	$3,012

Significant non-cash activities:
Issuances of common stock in connection with acquisitions	—	143	1,258
Issuances of common stock in connection with conversion of sponsor notes	—	35,435	—
Capital lease obligations	2,030	1,691	4,550

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN

MEMBERS’ INTEREST AND COMPREHENSIVE LOSS

(In thousands, except for units)

	Class A		Class B		Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Members’ Interest
	Units	Dollars	Units	Dollars
Balance, December 31, 1999	70,599	$70,599	10,281	$2,822	$(30,353)	$—	$43,068
Net loss					(50,611)		(50,611)
Net Issuance of units	26,311	42,383	2,529				42,383
Vesting of Class B units				4			4
Preferred return on preferred units		(2,302)		(304)			(2,606)

Balance, December 31, 2000	96,910	$110,680	12,810	$2,522	$(80,964)	$—	$32,238
Comprehensive loss:
Net loss					(51,197)		(51,197)
Cumulative effect of change in accounting principle						(1,653)	(1,653)
Change in unrealized losses on derivative						(802)	(802)

Total comprehensive loss					(51,197)	(2,455)	(53,652)

Net Issuance (repurchase) of units	35,512	35,512	(2,284)				35,512
Vesting of Class B units				23			23
Preferred return on preferred units		(13,051)		(1,282)			(14,333)

Balance, December 31, 2001	132,422	$133,141	10,526	$1,263	$(132,161)	$(2,455)	$(212)
Comprehensive loss:
Net loss					(37,982)		(37,982)
Change in unrealized losses on derivative						2,165	2,165

Total comprehensive loss					(37,982)	2,165	(35,817)

Net Issuance of units			893
Vesting of Class B Units				29			29
Preferred return on preferred units		(15,974)		(1,195)			(17,169)

Balance, December 31, 2002	132,422	$117,167	11,419	$97	$(170,143)	$(290)	$(53,169)

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Organization—Muzak Holdings LLC and its subsidiaries (“the Company”), previously known as ACN Holdings, LLC, was formed in September 1998 pursuant to the laws of Delaware. The Company provides business music programming to clients through its integrated nationwide network of owned operations and franchises. All of the operating activities are conducted through the Company and its subsidiaries.

As of December 31, 2002, ABRY Partners, LLC and its respective affiliates, collectively own approximately 64.2% of the beneficial interests in the Company’s voting interests.

Basis of Presentation—The consolidated financial statements include the accounts of the Company and its subsidiaries: Muzak LLC, Muzak Holdings Finance Corporation, Muzak Capital Corporation, Muzak Finance Corporation, Business Sound Inc., Electro Systems Corporation, BI Acquisition LLC, MLP Environmental Music LLC, Audio Environments Inc., Background Music Broadcasters Inc., Telephone Audio Productions Inc., Vortex Sound Communications Company Inc., Music Incorporated, and Muzak Houston Inc. All significant intercompany items have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financials statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Book overdraft—Book overdraft of $3.0 million and $5.3 million as of December 31, 2002 and December 31, 2000, respectively is included in accounts payable. There was no book overdraft as of December 31, 2001.

Concentration of Credit Risk—Concentrations of credit risk with respect to trade accounts receivable are limited as the Company sells its products to clients in diversified industries throughout the United States. The Company does not require collateral from its clients but performs ongoing credit evaluations of its clients’ financial condition and maintains allowances for potential credit losses. Actual losses have been within management’s expectations and estimates.

In addition, the Company leases satellite capacity primarily through three lessors under operating leases. The Company transmits 84% of its music programs via broadcast satellite. Although alternate satellite capacity exists, loss of these suppliers of satellite capacity could temporarily disrupt operations. The Company attempts to mitigate these risks by working closely with the lessors to identify alternate capacity if needed.

Inventories—Inventories consist primarily of electronic equipment and are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis.

Property and Equipment—Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Sound and music equipment installed at client premises under contracts to provide music programming services is transferred from inventory to property and equipment at cost plus an allocation of installation costs and is amortized over 5 years. Impairment losses are recognized if recorded values exceed undiscounted future cash flows, by reducing them to estimated fair value. No impairment losses were recognized by the Company for the periods presented.

Intangible Assets— Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). This standard changes the accounting for goodwill and certain other intangible assets other than goodwill and requires at least an annual test

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for impairment of goodwill and intangibles with indefinite lives. Note 4 provides additional information concerning goodwill and other identifiable intangible assets.

In connection with the adoption of SFAS No. 142, the Company evaluated the useful lives of its existing intangible assets and concluded that, with the exception of goodwill, all of its intangible assets have definite lives and that the existing useful lives are reasonable. The Company completed its testing of goodwill in accordance with SFAS No. 142 during the quarter ended June 30, 2002. As the fair value of goodwill exceeds the carrying amount of goodwill, the Company did not record an impairment charge.

In June 2001, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), which requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001. All of the Company’s acquisitions have been accounted for under the purchase method of accounting.

Identifiable intangible assets with finite lives continue to be amortized on a straight-line basis over their estimated useful lives and are reviewed for impairment whenever events or circumstances indicated that their carrying amount may not be recoverable.

Deferred Subscriber Acquisition Costs, net—Subscriber acquisition costs are direct sales commissions incurred in connection with acquiring new subscribers, which are amortized as a component of selling, general, and administrative expenses over the life of the client contract or five years, whichever is shorter, on a straight-line basis. Accumulated amortization totaled $30.3 million and $17.9 million as of December 31, 2002, and 2001, respectively. If a client contract terminates early, the unamortized subscriber acquisition cost is typically recovered from the salesperson.

Other Assets, Net—Other assets, net consist primarily of deferred financing costs. Deferred financing costs are charged to interest expense over the term of the related agreements.

Advance Billings—The Company invoices certain clients in advance for contracted music and other business services. Amounts received in advance of the service period are deferred and recognized as revenue in the period services are provided.

Income Taxes—The Company is a Limited Liability Company that is treated as a partnership for income tax purposes. No provision for income taxes is required by the Company, as its income and expenses are taxable to or deductible by its members. The Company’s corporate subsidiaries are subject to income taxes and account for deferred income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Revenue Recognition—Revenues from music and other business services are recognized during the period the service is provided based upon the contract terms. Revenues for equipment sales and related installation are recognized upon delivery or installation. Contracts are typically for a five-year non-cancelable period with renewal options for an additional five years. Fees received for services to franchisees are recognized as revenues in the month services are provided. During 2002, 2001, and 2000, 4%, 3%, and 4%, respectively, of our revenues were generated from fees from our franchisees. As of December 31, 2002, 2001, and 2000, the Company had 58, 59, and 61 franchisee owners, respectively.

Derivative Financial Instruments—The Company uses derivative financial instruments to convert variable interest rate debt to fixed interest rate debt to reduce its exposure to fluctuations in interest rates as dictated by the senior credit facility.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, on January 1, 2001. In accordance with SFAS 133, the Company’s derivative is recognized on the balance sheet at its fair value since it is designated as a cash flow hedging instrument. The hedge is 100% effective for exposures to interest rate fluctuations. As a result of the 100% effectiveness of the hedge, changes in the fair value of the derivative are recorded each period in other comprehensive loss. The Company paid a premium of $0.4 million for its interest rate cap in April 2002. The interest rate cap protects the Company against LIBOR increases above 7.25%. The Company is amortizing the premium paid for the cap over the life of the agreement using the caplets approach and any amounts received under the cap will be recorded as a reduction to interest expense. The fair market value of the interest rate cap was $0.1 million as of December 31, 2002.

2.    Acquisitions

The Company did not make any acquisitions during the year ended December 31, 2002.

On May 31, 2001, the Company acquired Sound of Music, LTD (“Sound of Music”), the Company’s independent franchisee operating in Wisconsin for a cash purchase price of $1.0 million. In connection with this acquisition, the Parent issued $0.1 million in common membership units, which has been reflected as a non-cash equity contribution from the Parent to the Company.

The estimated fair value of assets acquired and liabilities assumed relating to the 2001 acquisition, is summarized below (in thousands):

Property, plant and equipment	$235
Other Intangibles	581
Goodwill	284

Total purchase price, including transaction costs	$1,100

The Company made ten acquisitions during the year ended December 31, 2000. These acquisitions were comprised of four in market competitors, one business music provider and three marketing on-hold/or in-store messaging providers, and six franchises, for an aggregate cash purchase price of $34.7 million, excluding transaction costs. During 2000, the Company paid the remaining purchase price of $10.3 million for the 1999 acquisition of MountainWest Audio Inc. The consolidated statement of cash flows for the year ended December 31, 2000 includes this remaining purchase price.

The results of operations of the acquired companies are included in the Company’s consolidated statement of operations for the periods in which they were owned by the Company.

The following presents the unaudited pro forma results assuming that the acquisitions discussed above had occurred as of the beginning of fiscal 2001 and 2000. These pro forma results are not necessarily indicative of the results that will occur in future periods (in thousands).

	Fiscal Year Ended
	December 31, 2001	December 31, 2000
	(unaudited)
Revenues	$203,615	$198,065
Loss from operations	(11,849)	(3,177)
Net loss	(51,125)	(50,850)

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3.    Property and Equipment

Property and equipment consist of the following (in thousands):

	Useful Life (Years)	December 31, 2002	December 31, 2001
Equipment provided to subscribers	4–6	$140,604	$121,084
Capitalized installation labor	5	62,007	48,802
Equipment	4–7	25,716	21,151
Other	3–30	18,321	16,248

		246,648	207,285
Less accumulated depreciation		(135,759)	(89,266)

		$110,889	$118,019

Included in equipment and other at December 31, 2002 and 2001 is $13.8 million and $11.6 million, respectively of equipment under capital leases, gross of accumulated amortization of $9.5 million and $6.6 million, respectively. Depreciation of property and equipment was $46.9 million, $40.8 million, and $30.8 million for the years ended December 31, 2002, 2001 and 2000, respectively.

4.    Intangible Assets

The Company adopted SFAS No. 142 on January 1, 2002. In connection with the adoption of SFAS No. 142, the Company reclassified other intangibles of $6.4 million, gross of accumulated amortization of $3.5 million, related to trained workforce to goodwill and ceased amortization of goodwill. During the first quarter, the Company evaluated the useful lives of its existing intangible assets and concluded that, with the exception of goodwill, all of its intangible assets have definite lives and that the existing useful lives are reasonable.

The Company completed its testing of goodwill in accordance with SFAS No. 142 during the quarter ended June 30, 2002. As the fair value of goodwill exceeds the carrying amount of goodwill, the Company did not record an impairment charge.

Unamortized intangible assets consist of the following (in thousands):

	December 31, 2002 Carrying Amount	December 31, 2001 Carrying Amount
Goodwill	$140,805	$137,917
Trained workforce	—	2,868

The following presents net loss exclusive of amortization of goodwill and trained workforce (in thousands):

	For the Year Ended December 31,
	2002	2001	2000
Net Loss	$(37,982)	$(51,197)	$(50,611)
Goodwill amortization	—	7,931	7,579
Trained workforce amortization	—	1,275	1,275

Net Loss excluding amortization of goodwill	$(37,982)	$(41,991)	$(41,757)

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amortized intangible assets consist of the following (in thousands):

		December 31, 2002		December 31, 2001
	Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Income producing contracts	12	$153,956	$(46,617)	$154,048	$(33,786)
License agreements	20	5,082	(953)	5,082	(699)
Deferred production costs	10	5,780	(1,232)	4,437	(701)
Trademarks	5	15,136	(11,242)	14,935	(8,219)
Non-compete agreements	3-5	7,468	(6,211)	23,869	(16,560)
Other	20	10,741	(1,957)	10,778	(1,423)

		$198,163	$(68,212)	$213,149	$(61,388)

Aggregate amortization expense was $23.2 million, $34.9 million, and $32.3 million for the years ended December 31, 2002, 2001, and 2000, respectively.

The estimated future aggregate amortization expense is as follows (in thousands):

Fiscal Year Ending
2003	$18,413
2004	15,114
2005	14,275
2006	14,224
2007	14,198

5.    Accrued Expenses

Accrued expenses are summarized below (in thousands):

	December 31, 2002	December 31, 2001
Accrued interest	$3,427	$6,493
Accrued compensation and benefits	3,178	3,671
Licensing royalties	3,472	1,851
Other	8,227	9,263

	$18,304	$21,278

6.    Debt

Debt obligations consist of the following (in thousands):

	December 31, 2002	December 31, 2001
Related party notes	$10,000	$—

Long term debt:
Revolving loan—Senior credit facility	$26,300	$21,300
Senior credit facility	159,514	166,207
Senior subordinated notes	115,000	115,000
Senior discount notes	64,484	56,861
Other	2,471	2,552

Total debt obligations	367,769	361,920
Less current maturities	(7,855)	(6,775)

	$359,914	$355,145

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Senior Credit Facility

The Company has a senior credit facility (“Senior Credit Facility”) consisting of: (i) a term loan facility in the amount of $30.0 million payable in semi-annual installments until final maturity on December 31, 2005 (“Term Loan A”); (ii) a term loan facility in the amount of $145.0 million payable in semi-annual installments until final maturity on December 31, 2006 (“Term Loan B”) (together with Term Loan A, the “Term Loans”); and (iii) a revolving loan (the “Revolving Loan”) in an aggregate principal amount of up to $55.0 million terminating on December 31, 2005. The Company had $17.9 million of borrowing availability under its revolving loan as of December 31, 2002, with an additional $10.0 million of availability subject to the Company meeting certain financial covenants. Availability under the revolving loan has been reduced by outstanding letters of credit of $0.8 million.

The Senior Credit Facility is guaranteed by the Company and certain 100% owned subsidiaries. The non-guarantor subsidiary is considered minor and the consolidated amounts in the Company’s financial statements are representative of the combined guarantor’s financial statements. The Amended Senior Credit Facility contains restrictive covenants including maintenance of interest, senior and total leverage, and fixed charge ratios and various other restrictive covenants, which are customary for such facilities. In addition, the Company is generally prohibited from incurring additional indebtedness, incurring liens, paying dividends or making other restricted payments, consummating asset sales, entering into transactions with affiliates, merging or consolidating with any other person or selling assigning, transferring, leasing, conveying, or otherwise disposing of assets. These conditions were satisfied as of December 31, 2002. The Company believes it will be in compliance with these financial covenants and restrictions during 2003.

Indebtedness under the Term Loan A and the Revolving Loans bear interest at a per annum rate equal to the Company’s choice of (i) the Alternate Base Rate (which is the highest of prime rate and the Federal Funds Rate plus .5%) plus a margin ranging from 2.00% to 3.00% or (ii) the offered rates for Eurodollar deposits (“LIBOR”) of one, two, three, or six months, as selected by the Company, plus a margin ranging from 3.00% to 4.00%. Margins, which are subject to adjustment, based on the changes in the Company’s ratio of consolidated total debt to EBITDA (i.e., earnings before interest, taxes, interest, depreciation, amortization and other non cash charges as defined by the agreement) were 2.25% in the case of Alternate Base Rate and 3.25% in the case of LIBOR as of December 31, 2002. Indebtedness under the Term Loan B bears interest at a per annum rate equal to the Company’s choice of (i) the Alternate Base Rate (as described above) plus a margin of 3.5% or (ii) LIBOR of one, two, three, or six months, as selected by the Company plus a margin of 4.5%. The weighted average rate of interest on the Senior Credit Facility, including the effects of the interest rate swap, if any, was 5.6% and 8.7% at December 31, 2002 and 2001, respectively.

In March 2002, the Company entered into the sixth amendment under the Senior Credit Facility, which increased its aggregate revolving loan commitment under the Senior Credit Facility by $20.0 million, for a total commitment of $55.0 million, and amended certain financial covenants and applicable margins.

Senior Subordinated Notes

Muzak LLC together with its wholly owned subsidiary, Muzak Finance Corp., has $115.0 million in principal amount of 9 7/8% Senior Subordinated Notes (“Senior Subordinated Notes”) which mature on March 15, 2009. Interest is payable semi-annually, in arrears, on March 15 and September 15 of each year. The Senior Subordinated Notes are general unsecured obligations of the Muzak and Muzak Finance and are subordinated in right of payment to all existing and future Senior Indebtedness of Muzak and Muzak Finance. The Senior Subordinated Notes are guaranteed by MLP Environmental Music LLC, Business Sound Inc., BI Acquisition LLC, Audio Environments Inc., Background Music Broadcasters Inc., Muzak Capital Corporation, Telephone

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Audio Productions Inc., Muzak Houston Inc., Vortex Sound Communications Company Inc., and Music Incorporated. The Company’s non-guarantor subsidiary is minor and the consolidated amounts in the Company’s financial statements are representative of the combined guarantors. The indenture governing the Senior Subordinated Notes prohibits the Company from making certain payments such as dividends and distributions of their capital stock; repurchases or redemptions of their capital stock, and investments (other than permitted investments) unless certain conditions are met by the Company. After March 15, 2004, the issuers may redeem all or part of the Notes at a redemption price equal to 104.938% of the principal which redemption price declines to 100% of the principal amount in 2007.

Senior Discount Notes

The Company together with its wholly owned subsidiary Muzak Holdings Finance Corp. has $75.0 million in principal amount at maturity, or $39.9 million in accreted value on the issue date, of 13% Senior Discount Notes (the “Senior Discount Notes”) due March 2010. Accreted value on the Senior Discount Notes was $64.5 million and $56.9 million as of December 31, 2002 and 2001, respectively. Cash interest on the Senior Discount Notes does not accrue and is not payable prior to March 15, 2004. The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity. Until March 15, 2004, the Senior Discount Notes will accrete in value such that the accreted value on March 15, 2004 will equal the principal amount at maturity of the Senior Discount Notes. From and after March 15, 2004, interest on the Senior Discount Notes will accrue at a rate of 13% per annum. Interest will be payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2004, to holders of record of the Senior Discount Notes at the close of business on the immediately preceding March 1 and September 1.

Related Party Notes

In March 2002, the Company borrowed an aggregate amount of $10.0 million from MEM Holdings LLC in the form of junior subordinated unsecured notes (the “sponsor notes”), the proceeds of which were used to repay outstanding revolving loan balances. MEM Holdings is a company that owns 64.2% of the voting interests in the Company. ABRY Broadcast Partners III and ABRY Broadcast Partners II are the beneficial owners of MEM Holdings.

The sponsor notes accrue interest at 15% per annum; any accrued interest not paid as of March 31, June 30, September 30 or December 31 will bear interest at 15% per annum until such interest is paid or extinguished. The sponsor notes are junior and subordinate to payments for the Senior Credit Facility, and the Senior Subordinated Notes. At any time, the sponsor notes may be converted into Class A-2 units of the Company at the direction of MEM Holdings. If the sponsor notes have not been repaid in full as of September 2003, the sponsor notes will automatically be converted into Class A-2 units of the Company.

From July 1, 1999 through November 24, 1999, the Company borrowed an aggregate amount of $30.0 million of sponsor notes from MEM Holdings LLC. The Company repaid $3.0 million of sponsor notes with the proceeds from its preferred membership unit offering in October 2000. The remaining $27.0 million, plus $6.7 million of accrued interest, was converted into Class A units of the Company in May 2001.

Other Debt

The Company assumed $2.4 million of promissory notes in connection with an acquisition in 1999. All of the notes, with the exception of one, bear interest at 9.9% and mature in November 2016. The Company is required to make interest only payments on a monthly basis through October 2006, and principal and interest payments for the remainder of the term. The note terms are the same for all but one of the notes. This note bears interest at 8% with principal and interest payments due monthly until maturity in October 2006.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Liquidity

During 2003, we expect that our primary source of funds will be cash flows from operations and expect funding from borrowings under the senior credit facility to be minimal. As of December 31, 2002, we had outstanding debt of $185.8 million under our senior credit facility, with additional available borrowings of up to $27.9 million. Based upon current and anticipated levels of operations, we believe that our cash flows from operations, combined with availability under the senior credit facility, will be adequate to meet our liquidity needs for at least the next eighteen months. The Company strives to fund both investments in new client locations and interest and principal payments primarily through cash generated from operations rather than through borrowings under the Senior Credit Facility. Currently, the Company is funding investments in new client locations through cash generated from operations and is borrowing under its Senior Credit Facility for partial interest and principal payments Our future performance is subject to industry based factors such as the level of competition in the business music industry, competitive pricing, concentrations in and dependence on satellite delivery capabilities, rapid technological changes, the impact of legislation and regulation, our dependence on license agreements and other factors that are beyond our control.

Annual Maturities

Annual maturities of long-term debt obligations are as follows (in thousands):

2003	$7,855
2004	27,742
2005	69,233
2006	81,700
2007	118
Thereafter	191,121

Total interest paid by the Company on all indebtedness was $29.0 million, $28.9 million, and $36.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. Interest expense also includes finance charges on past due amounts.

Interest Rate Protection Programs

During April 1999, the Company entered into a four year interest rate swap agreement in which the Company effectively exchanged $100.0 million of floating rate debt at three month LIBOR for 5.59% fixed rate debt. The Company terminated this agreement on January 28, 2000 and received approximately $4.4 million for this agreement. The proceeds were recorded an as adjustment to interest expense over the term of the new interest rate swap agreement.

On January 28, 2000, the Company entered into a new interest rate swap agreement in which the Company effectively exchanged $100.0 million of floating rate debt at three month LIBOR for 7.042% fixed rate debt. The interest rate swap agreement terminated on April 19, 2002. The effect of this interest rate protection agreement on the operating results of the Company was to increase interest expense by $1.6 million and $2.7 million for the years ended December 31, 2002 and 2001, respectively.

The Company entered into a three year interest rate cap on April 19, 2002, for which it paid a premium of $0.4 million. The interest rate cap protects the Company against LIBOR increases above 7.25% and is designated as a hedge of interest rates. Accordingly, the derivative is recognized on the balance sheet at its fair value. The hedge is considered 100% effective for exposures to interest rate fluctuations. As a result of the 100%

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

effectiveness of the hedge, changes in the fair value of the derivative are recorded in other comprehensive loss. The Company is amortizing the premium paid for the cap over the life of the agreement using the caplets approach and any amounts received under the cap will be recorded as a reduction to interest expense.

Fair Value of Financial Instruments

The estimated fair values of the Company’s debt as of December 31, 2002 and December 31, 2001 were $329.9 million and $331.8 million, respectively. The fair value of the Senior Notes and the Senior Discount Notes are based upon quoted market price. The fair value of the other long-term debt of the Company approximates the carrying value as it bears interest at variable rates.

The fair value of the interest rate cap was $0.1 million as of December 31, 2002 and the fair value of the interest rate swap agreement was a loss of approximately $2.5 million as of December 31, 2001. The fair values of interest rate protection agreements are obtained from dealer quotes, which represents the estimated amount the Company would receive or pay to terminate agreements taking into consideration current interest rates and creditworthiness of the counter-parties.

7.    Mandatorily Redeemable Preferred Units

On October 18, 2000, the Company completed a private placement of 85,000 series A preferred membership units (“preferred units”) and 5,489 Class A common units for a total of $85.0 million.

The $85.0 million in proceeds was allocated as follows: (i) $5.5 million to Class A units, and (ii) $77.1 million to the preferred units, net of commitment fees and transaction costs of $2.4 million. The outstanding preferred units are entitled to receive a preferential return equal to 15% per annum, which accrues and is compounded quarterly, before any distributions are made with respect to any other common units. The discount between the amount allocated to the preferred units of $77.1 million and the $85.0 million in capital value is being amortized over the period from the date of issuance to October 17, 2011. The amortization of the discount and the preferential return on the preferred units is being recorded as an adjustment to members’ interest.

The Company has the option to redeem the preferred units under the terms of the Securities Purchase Agreement, at any time after a qualified initial public offering or change of control or after October 18, 2003, in whole or in part, at an amount equal to the unreturned capital contribution of $85.0 million plus accrued preferential returns plus a prepayment premium. For redemptions upon a qualified initial public offering or change of control, the prepayment premium may be up to 5% of an amount based on the amount distributed in the redemption and for redemptions after October 18, 2003, the prepayment premium may be up to 6% of such amount.

The holders of the preferred units have the option to cause the Company to redeem their preferred units under the terms of the Securities Purchase Agreement at any time after October 17, 2011 or upon a change of control. In addition, upon a change of control, the holders of the preferred units have the option to cause the Company to redeem all or any portion of the purchased Class A Units under the terms of the Securities Purchase Agreement. All of the redemptions at the option of the holders of the preferred units are subject to a prepayment premium of up to 5% based on the amount distributed in the redemption.

For all of the foregoing redemptions, whether at the option of the Company or the holders of the preferred units, the Company may only make such redemption if it does not violate the terms of any debt agreements of the Company or of which the Company is a guarantor, including the indenture governing the Senior Discount Notes, the indenture governing the Senior Notes and the Senior Credit Agreement.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On May 8, 2001, the Company entered into the first amendment to the Securities Purchase Agreement which entitled the holders of the preferred units to receive additional Class A units for anti-dilution purposes upon the conversion of any sponsor notes that were outstanding as of October 18, 2000. In connection with this conversion of $27.0 million sponsor notes plus accrued interest into Class A units in May 2001, the Company issued 1,769 Class A units to the holders of the preferred units.

On March 8, 2002, the Company entered into the second amendment to the Securities Purchase Agreement which amended the consolidated capital expenditure covenant for 2001 and subsequent years and allowed for an increase to consolidated operating cash flow for amounts designated by the Company with respect to license fees up to a certain amount. In connection with this amendment, the Company incurred $0.3 million in fees.

The Securities Purchase Agreement contains certain financial covenants including maintenance of interest, total leverage, adjusted annualized operating cash flow, and maximum consolidated capital expenditures. In addition, the Company is generally prohibited from paying dividends or making other restrictive payments, certain transactions with affiliates, entering into restrictive agreements, and from consolidating with any other person or selling, assigning, transferring, leasing, conveying or otherwise disposing of assets. These conditions were satisfied as of December 31, 2002.

The Company was in violation of unit coverage and total leverage ratio under the Securities Purchase Agreement as of June 30, 2002. As a result of the default, the preferred units accrued at a preferential return of 17% per annum during the quarter ended September 30, 2002. The Company was in compliance as of September 30, 2002, and therefore, the preferred units began accruing at 15% per annum beginning on October 1, 2002.

8.    Lease Commitments

The Company is the lessee under various long-term operating and capital leases for machinery, equipment, buildings, and vehicles. The Company has also entered into various agreements to lease transponders to transmit music programs via direct broadcast satellite. These agreements range range from 2 to 17 years. The majority of these leases contain renewal provisions.

At December 31, 2002, future minimum lease payments under operating and capital leases are as follows (in thousands):

Fiscal Year Ending	Capital	Operating
2003	$2,188	$8,966
2004	1,588	8,301
2005	1,081	5,051
2006	195	3,907
2007	3	3,658
Later Years	—	23,595
Less Imputed Interest	(448)	—
Less Executory Cost	(383)	—

	$4,224	$53,478

Rental expense under operating leases was $10.5 million, $9.8 million, and $9.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.    Employee Benefit Plans

Plan expense was $1.4 million, $1.5 million, and $1.4 million, for the years ended December 31, 2002, 2001 and 2000, respectively.

10.    Income Taxes

The provision (benefit) for income taxes for the Company’s corporate subsidiaries is as follows (in thousands):

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Current tax:
Federal	$—	$—	$—
State	409	33	29

	409	33	29
Deferred tax benefit:
Federal	(1,138)	(550)	(937)
State	(227)	(78)	(174)

	(1,365)	(628)	(1,111)

	$(956)	$(595)	$(1,082)

The Company’s effective tax rate differs from the statutory federal tax rate for the following reasons:

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Federal tax benefit of statutory rates	$(13,239)	$(15,692)	$(15,903)
State income taxes	(152)	(89)	(94)
Goodwill and nondeductible expenses	—	138	96
Loss earned by partnership not subject to corporate income tax	12,435	15,048	14,819

	$(956)	$(595)	$(1,082)

Deferred tax liabilities primarily relate to the book tax difference related to income producing contracts acquired in purchase business combinations. Such deferred tax liabilities are reduced over the term of the related income producing contracts. The components of the net deferred tax (liability) at December 31 are as follows (in thousands):

	2002	2001
Property and equipment	$(90)	$(73)
Intangible assets	(2,929)	(4,210)
Other	389	288

Net deferred tax liability (included in other long term liabilities)	$(2,630)	$(3,995)

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.    Related Party Transactions

The Company has a Management and Consulting Services Agreement (“Management Agreement”) with ABRY Partners, which provides that the Company will pay a management fee as defined in the Management Agreement. During 2002, 2001, and 2000 the Company incurred fees of $0.4 million, $0.3 million, and $0.3 million, respectively, under this agreement. Either the Company or ABRY Partners, with the approval of the Board of Directors of the Company, may terminate the Management Agreement by prior written notice to the other.

During fiscal 2002 and 1999, the Company borrowed $10.0 million and $30.0 million, respectively, from MEM Holdings under junior subordinated notes. The Company repaid the $3.0 million Sponsor Note during 2000. The remaining $27.0 million, plus $6.7 million of accrued interest, was converted into Class A units of the Company in May 2001. As of December 31, 2002, $10.0 million of Sponsor Notes remained outstanding.

12.    Muzak Holdings Finance Corp.

Muzak Holdings Finance Corp. is a co-issuer of the Senior Discount Notes and had no operating activities during 2002, 2001, and 2000.

13.    Members’ Interest

The Company has issued two classes of equity units: Class A units (“Class A units”) and Class B units (“Class B units”) (collectively, the “units”). Each class of units represents a fractional part of the membership units of the Company.

Voting Units

The Company has authorized and issued Class A, Class A-1, and Class A-2 units. The Class A-1 and Class A-2 units represent a class of membership interests in the Company and have the rights and obligations specified in the Company’s Fourth Amended and Restated Limited Liability Company Agreement. Each Class A, A-1 and A-2 unit is entitled to voting rights equal to the percentage that such units represent of the aggregate number of outstanding Class A, Class A-1, and Class A-2 units. Each Class A, Class A-1 and Class A-2 unit accrues a preferred return annually on the capital value of such unit at a rate of 15% per annum. The Company cannot pay distributions (other than tax distributions or distributions related to the mandatorily redeemable preferred stock) in respect of other classes of securities (including distributions made in connection with a liquidation) until the preferred return and capital value of the Class A, Class A-1, and Class A-2 units are paid to each holder thereof. In the event any residual value exists after other classes of membership interests receive their respective priorities, holders of Class A, Class A-1, and Class A-2 units are entitled to participate pro rata with other holders of common units in such residual value. As of December 31, 2002, the Company had 123,494 Class A units outstanding and 8,928 Class A-1 units outstanding. There were no outstanding Class A-2 units as of December 31, 2002.

Non Voting Units

The Class B units are non-voting equity interests in the Company which are divided into four subclasses, Class B-1 units, Class B-2 units, Class B-3 units, and Class B-4 units. Each holder of Class B units is entitled to participate in Last Priority Distributions, if any, provided that Priority Distributions on all voting interests have been paid in full. The Company is authorized to issue Class B-5 units, however no B-5 units are outstanding as of December 31, 2002. The Class B-1 units, B-2 units, and B-3 units have a vesting period of five years, and the Class B-4 units vest immediately upon issuance. Upon a change in control, as defined, all of these units become fully vested and exercisable. As of December 31, 2002 and 2001, the Company had 2,793 and 2,500 B-1 units

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

outstanding, respectively. As of December 31, 2002 and 2001, the Company had 2,805 and 2,508 B-2 units outstanding, respectively. As of December 31, 2002 and 2001 the Company had 2,819 and 2,516 B-3 units outstanding, respectively. As of December 31, 2002 and 2001, the Company had 3,002 B-4 units outstanding. Pursuant to the terms of certain individual employment agreements, the Company has provided key employees with equity units of the Company. In the event of employee termination, the Company retains the right to repurchase unvested units at the original purchase price. Units vest over five years.

14.    Commitments and Contingencies

Litigation

The Company is involved in various claims and lawsuits arising out of the normal conduct of its business. Although the ultimate outcome of these legal proceedings cannot be predicted with certainty, the management of the Company believes that the resulting liability, if any, will not have a material effect upon the Company’s consolidated financial statements or liquidity.

The industry-wide agreement between business music providers and BMI expired in December 1993. Since this time we have been operating under an interim agreement pursuant to which we have continued to pay royalties at the 1993 rates. Business music providers and BMI have been negotiating the terms of a new agreement. We are involved in a rate court proceeding, initiated by BMI in Federal Court in New York. At issue are the music license fees payable to BMI. The period from which such “reasonable” license fees are payable covers the period January 1, 1994 to December 31, 2002, and likely several years thereafter. BMI contends that those fee levels understate reasonable fee levels by as much as 100%. We are vigorously contesting BMI’s assessment. We believe the eventual court ruling setting final fees for the period covered will require retroactive adjustment, upward or downward, likely back to January 1, 1994, and possibly will also entail payment of pre-judgment interest. Discovery in the proceeding has commenced and is not yet completed. As of February 28, 2003, a trial date had not been set.

The industry-wide agreement between business music providers and ASCAP expired in May 1999. We began negotiations with ASCAP in June 1999, and we have continued to pay ASCAP royalties at the 1999 rates. The agreement between business music providers and ASCAP allowed either party to pursue a rate court proceeding in federal court in New York to seek a court determined reasonable rate if a mutually acceptable rate was not obtained by November 29, 2002. ASCAP notified the Company that it would pursue such rate court proceeding and on January 29, 2003 made an application to the court to commence such a proceeding.

We cannot predict what the terms of the new BMI or ASCAP agreements with business music providers will be or when agreements will be reached, although BMI and ASCAP have indicated that they are seeking royalty rate increases and a retroactive royalty rate increase.

In 2002, we paid approximately $8.5 million in royalties to ASCAP, BMI and to SESAC. Increases in the fees we must pay under these agreements could adversely affect our operating margin, and, therefore, our results of operations.

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings. Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings. The Digital Millennium Copyright Act did not specify the rate and terms of the license. As a result, the United States Copyright Office convened a Copyright Arbitration Royalty Panel to recommend an ephemeral royalty rate. In February 2002, the Panel recommended an ephemeral royalty rate of ten percent (10%) of gross proceeds applicable to the use of ephemeral copies. That recommendation was subject to review by the Librarian of Congress, who could have modified or adopted such recommendation.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2002, the Librarian of Congress published his final decision to adopt the Copyright Arbitration Royalty Panel’s recommendation of a ten percent (10%) ephemeral royalty rate, which covers the period from October 1998 through December 31, 2002. As required by such determination, we remitted payment on October 20, 2002 for royalties payable for the period from October 28, 1998 through August 31, 2002. We believe that the United States Copyright Office will once again convene a Copyright Arbitration Royalty Panel, sometime in 2003, to recommend an ephemeral royalty rate for the period from January 1, 2003 through December 31, 2007.

With respect to future revenue subject to such ephemeral royalty rate, we believe our exposure is minimal, as we believe our current satellite technologies do not require use of ephemeral copies. Nonetheless, there can be no assurances that the collective for the copyright owners will refrain from investigating or otherwise challenging the applicability of the statute to our satellite technologies.

Other Commitments

As of December 31, 2002, the Company has approximately $33.6 million in outstanding capital expenditure commitments covering a five-year period. The Company, as discussed in Note 7 above, is the lessee under various operating and capital leases for equipment, vehicles, satellite capacity, and buildings.

15.    Guarantors

The following schedules set forth condensed consolidating financial information as required by Rule 3-10 of Securities and Exchange Commission Regulation S-X for 2002, 2001 and 2000 for (1) Muzak Holdings, LLC, (2) Muzak LLC, a co-issuer of the Senior Subordinated Notes, (3) Muzak Finance Corp., a co-issuer of the Senior Subordinated Notes and a wholly-owned subsidiary of Muzak LLC, and (4) on a combined basis, the subsidiary guarantors of the Senior Subordinated Notes which include MLP Environmental Music, LLC, Business Sound, Inc., BI Acquisition, LLC, Audio Environments, Inc, Background Music Broadcasters, Inc., Muzak Capital Corporation, Telephone Audio Productions, Inc., Muzak Houston, Inc., Vortex Sound Communications Company, Inc., and Music Incorporated, and a subsidiary that is not a guarantor of the Senior Subordinated Notes. The guarantor subsidiaries are direct and indirect wholly-owned subsidiaries of Muzak Holdings, LLC and have fully and unconditionally, jointly and severally, guaranteed the Senior Subordinated Notes of Muzak LLC and Muzak Finance Corp. Muzak Holdings, LLC has also fully and unconditionally, jointly and severally, guaranteed the Senior Subordinated Notes. The subsidiary that does not guarantee the Senior Subordinated Notes represents less than 3% of consolidated total assets, members’ interest, revenues, loss before income taxes and cash flow from operating activities. Therefore, the non-guarantor subsidiary information is not separately presented in the tables below but rather is included in the column labeled “Guarantor Subsidiaries”.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Balance Sheets as of December 31, 2002 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Assets

Current assets:
Cash	$—	$1,781	$—	$—	$—	$1,781
Accounts receivable, net	—	25,298	—	1,233	—	26,531
Inventories	—	11,401	—	—	—	11,401
Prepaid expenses and other assets	—	1,719	—	—	—	1,719

Total current assets	—	40,199	—	1,233	—	41,432
Property and equipment, net	—	109,699	—	1,190	—	110,889
Intangible assets, net	—	244,913	—	25,843	—	270,756
Deferred subscriber acquisition costs and other assets, net	2,050	51,114	2,177	5	(2,177)	53,169
Advances to/from subsidiaries	—	62	—	—	(62)	—
Investment in subsidiaries	118,379	22,333	—	—	(140,712)	—

Total assets	$120,429	$468,320	$2,177	$28,271	$(142,951)	$476,246

Liabilities and Members’ Interest

Current liabilities:
Accounts payable	$—	$10,002	$—	$47	$—	$10,049
Accrued expenses	—	17,267	3,312	1,037	(3,312)	18,304
Current maturity of other liabilities	—	2,924	—	—	—	2,924
Current maturities of long term debt	—	7,769	—	86	—	7,855
Advance billings	—	1,040	—	—	—	1,040

Total current liabilities	—	39,002	3,312	1,170	(3,312)	40,172

Long-term debt	64,484	293,371	115,000	2,059	(115,000)	359,914
Related party notes	—	10,000	—	—	—	10,000
Other liabilities	—	7,568	—	2,647	—	10,215
Advances to/from subsidiaries	—	—	—	62	(62)	—
Mandatorily redeemable preferred units	109,114	—	—	—	—	109,114

Members’ interest/Shareholder equity	(53,169)	118,379	(116,135)	22,333	(24,577)	(53,169)

Total liabilities and members’ interest	$120,429	$468,320	$2,177	$28,271	$(142,951)	$476,246

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Operations for the year ended December 31, 2002 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Revenues:
Music and other business services	$—	$155,910	$—	$7,089	$—	$162,999
Equipment and related services	—	54,757	—	—	—	54,757

	—	210,667	—	7,089	—	217,756

Cost of Revenues:
Music and other business services excluding depreciation and amortization expense	—	32,090	—	2,377	—	34,467
Equipment and related services	—	43,754	—	—	—	43,754

	—	75,844	—	2,377	—	78,221

	—	134,823	—	4,712	—	139,535

Selling, general and administrative expenses	—	70,259	—	1,764	—	72,023
Depreciation and amortization expense	—	65,829	—	4,280	—	70,109
Management fee	—	(1,418)	—	1,418	—	—

Income (loss) from operations	—	153	—	(2,750)	—	(2,597)
Other income (expense):
Interest expense	(7,953)	(28,370)	(11,774)	(210)	11,774	(36,533)
Other, net	—	208	—	(16)	—	192
Equity in earnings of subsidiaries**	(30,029)	(2,020)	—	—	32,049	—

Loss before income taxes	(37,982)	(30,029)	(11,774)	(2,976)	43,823	(38,938)
Income tax benefit	—	—	—	(956)	—	(956)

Net loss	$(37,982)	$(30,029)	$(11,774)	$(2,020)	$43,823	$(37,982)

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.
**	Amount excludes the net loss of Muzak Finance Corp (which is a wholly-owned subsidiary of Muzak LLC) as the interest expense recorded by Muzak Finance Corp, which relates solely to the Senior Subordinated Notes, is also reflected in Muzak LLC’s results of operations due to both of these entities being co-issuers of the Senior Subordinated Notes. Muzak Finance Corp has no results of operations other than the interest expense on the Senior Subordinated Notes.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2002 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Cash Flows from Operating Activities:
Net cash provided by operating activities	$—	$30,757	—	$832	—	$31,589

Cash Flows from Investing Activities:
Proceeds from sale of fixed assets	—	41	—	—	—	41
Capital expenditures for property and equipment and intangibles	—	(38,830)	—	—	—	(38,830)

Net cash used in investing activities	—	(38,789)	—	—	—	(38,789)

Cash Flows from Financing Activities:
Change in book overdrafts	—	2,987	—	—	—	2,987
Borrowings under revolver	—	15,000	—	—	—	15,000
Repayment under revolver	—	(10,000)	—	—	—	(10,000)
Repayments of senior credit facility	—	(6,693)	—	—	—	(6,693)
Proceeds from issuance of note payable to related party	—	10,000	—	—	—	10,000
Repayment of interest rate protection agreement	—	(372)	—	—	—	(372)
Repayments of other debt	—	(2,520)	—	(80)	—	(2,600)
Payment of fees associated with financing	—	(1,924)	—	—	—	(1,924)
Advances to/from subsidiaries	—	752	—	(752)	—	—

Net cash provided by/(used in) financing activities	—	7,230	—	(832)	—	6,398

Decrease in cash	—	(802)	—	—	—	(802)

Cash, beginning of period	—	2,583	—	—	—	2,583

Cash, end of period	$—	$1,781	$—	$—	$—	$1,781

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Balance Sheets as of December 31, 2001 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Assets

Current assets:
Cash	$—	$2,583	$—	$—	$—	$2,583
Accounts receivable, net	—	22,632	—	1,681	—	24,313
Inventories	—	9,402	—	—	—	9,402
Prepaid expenses and other assets	—	1,441	—	—	—	1,441

Total current assets	—	36,058	—	1,681	—	37,739

Property and equipment, net	—	116,338	—	1,681	—	118,019
Intangible assets, net	—	262,914	—	29,632	—	292,546
Deferred subscriber acquisition costs and other assets net	2,382	47,631	2,594	7	(2,594)	50,020
Advances to/from subsidiaries	—	1,008	—	—	(1,008)	—
Investment in subsidiaries	146,533	24,353	—	—	(170,886)	—

Total assets	$148,915	$488,302	$2,594	$33,001	(174,488)	$498,324

Liabilities and Members’ Interest

Current liabilities:
Accounts payable	$—	$4,951	$—	$241	$—	$5,192
Accrued expenses	—	20,333	3,312	945	(3,312)	21,278
Current maturity of other liabilities	—	4,115	—	—	—	4,115
Current maturities of long term debt	—	6,695	—	80	—	6,775
Advance billings	—	870	—	—	—	870

Total current liabilities	—	36,964	3,312	1,266	(3,312)	38,230
Long term debt	56,861	295,923	115,000	2,361	(115,000)	355,145
Other liabilities	—	8,882	—	4,013	—	12,895
Advances to/from subsidiaries	—	—	—	1,008	(1,008)	—
Mandatorily redeemable preferred units	92,266	—	—	—	—	92,266
Members’ interest/Shareholder equity	(212)	146,533	(115,718)	24,353	(55,168)	(212)

Total liabilities and members’ interest	$148,915	$488,302	$2,594	$33,001	$(174,488)	$498,324

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Operations for the year ended December 31, 2001 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Revenues:
Music and other business services	$—	$141,767	$—	$8,705	$—	$150,472
Equipment and related service	—	52,889	—	—	—	52,889

	—	194,656	—	8,705	—	203,361

Cost of Revenues:						—
Music and other business services excluding depreciation and amortization expense	—	29,264	—	1,908	—	31,172
Equipment and related service	—	40,335	—	—	—	40,335

	—	69,599	—	1,908	—	71,507

	—	125,057	—	6,797	—	131,854

Selling, general and administrative expenses	—	67,220	—	887	—	68,107
Depreciation and amortization expense	—	70,990	—	4,678	—	75,668
Management fee	—	(6,754)	—	6,754	—	—

Income (loss) from operations	—	(6,399)	—	(5,522)	—	(11,921)

Other income (expense):
Interest expense	(7,052)	(32,123)	(11,774)	(215)	11,774	(39,390)
Other, net	—	(449)	—	(32)	—	(481)
Equity in earnings of subsidiaries**	(44,145)	(5,174)	—	—	49,319	—

Loss before income taxes	(51,197)	(44,145)	(11,774)	(5,769)	61,093	(51,792)
Income tax benefit	—	—	—	(595)	—	(595)

Net loss	$(51,197)	$(44,145)	$(11,774)	$(5,174)	$61,093	$(51,197)

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.
**	Amount excludes the net loss of Muzak Finance Corp (which is a wholly-owned subsidiary of Muzak LLC) as the interest expense recorded by Muzak Finance Corp, which relates solely to the Senior Subordinated Notes, is also reflected in Muzak LLC’s results of operations due to both of these entities being co-issuers of the Senior Subordinated Notes. Muzak Finance Corp has no results of operations other than the interest expense on the Senior Subordinated Notes.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2001 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Cash Flows from Operating Activities:
Net cash provided by operating activities	$—	$37,475	$—	$560	$—	$38,035

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	—	(979)	—	—	—	(979)
Proceeds from sale of fixed assets	—	313	—	—	—	313
Capital expenditures for property and equipment and intangibles	—	(42,242)	—	—	—	(42,242)

Net cash used in investing activities	—	(42,908)	—	—	—	(42,908)

Cash Flows from Financing Activities:
Change in book overdrafts	—	(5,322)	—	—	—	(5,322)
Borrowings of revolver	—	19,800	—	—	—	19,800
Repayment of revolver	—	(2,500)	—	—	—	(2,500)
Repayments of senior credit facility	—	(5,193)	—	—	—	(5,193)
Repayments of other debt	—	(2,267)	—	(74)	—	(2,341)
Advances to/from subsidiaries	—	490	—	(490)	—	—

Net cash provided by/(used in) financing activities	—	5,008	—	(564)	—	4,444

Decrease in cash	—	(425)	—	(4)	—	(429)

Cash, beginning of period	—	3,008	—	4	—	3,012

Cash, end of period	$—	$2,583	$—	$—	$—	$2,583

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulations S-X.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Operations for the year ended December 31, 2000 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Revenues:
Music and other business services	$—	$130,261	$—	$7,906	$—	$138,167
Equipment and related services	—	53,981	—	—	—	53,981

	—	184,242	—	7,906	—	192,148

Cost of Revenues:
Music and other business services excluding depreciation and amortization expense	—	27,685	—	2,071	—	29,756
Equipment and related services	—	39,019	—	—	—	39,019

	—	66,704	—	2,071	—	68,775

	—	117,538	—	5,835	—	123,373

Selling, general and administrative expenses	—	62,490	—	1,308	—	63,798
Depreciation and amortization expense	—	59,119	—	4,006	—	63,125
Management fee	—	(5,147)	—	5,147	—	—

Income (loss) from operations	—	1,076	—	(4,626)	—	(3,550)

Other income (expense)
Interest expense	(6,255)	(39,813)	(11,774)	(220)	11,774	(46,288)
Other, net	—	(437)	—	—	—	(437)
Loss from extinguishment of debt	—	(1,418)	—	—	—	(1,418)
Equity in earnings of subsidiaries**	(44,356)	(3,764)	—	—	48,120	—

Loss before income taxes	(50,611)	(44,356)	(11,774)	(4,846)	59,894	(51,693)
Income tax benefit	—	—	—	(1,082)	—	(1,082)

Net loss	$(50,611)	$(44,356)	$(11,774)	$(3,764)	$59,894	$(50,611)

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.
**	Amount excludes the net loss of Muzak Finance Corp (which is a wholly-owned subsidiary of Muzak LLC) as the interest expense recorded by Muzak Finance Corp, which relates solely to the Senior Subordinated Notes, is also reflected in Muzak LLC’s results of operations due to both of these entities being co-issuers of the Senior Subordinated Notes. Muzak Finance Corp has no results of operations other than the interest expense on the Senior Subordinated Notes.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2000 (In thousands)

	Muzak Holdings LLC (Parent)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Combined Guarantor Subsidiaries*	Eliminations	Consolidated
Cash Flows from Operating Activities:
Net cash used in operating activities	$—	$(1,439)	$—	$(2,017)	$—	$(3,456)

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	—	(44,665)	—	—	—	(44,665)
Proceeds from sale of fixed assets	—	239	—	—	—	239
Capital expenditures for property, plant and equipment and intangibles	—	(45,683)	—	—	—	(45,683)
Investment in subsidiaries	(118,426)	—	—	—	118,426	—

Net cash used in investing activities	(118,426)	(90,109)	—	—	118,426	(90,109)

Cash Flows from Financing Activities:
Change in book overdrafts	—	(6,820)	—	—	—	(6,820)
Borrowings under revolver	—	39,400	—	—	—	39,400
Repayment under revolver	—	(60,400)	—	—	—	(60,400)
Borrowings from senior credit facility	—	10,000	—	—	—	10,000
Repayments of senior credit facility	—	(3,600)	—	—	—	(3,600)
Proceeds from sale of interest rate swap	—	4,364	—	—	—	4,364
Proceeds from issuance of preferred stock, net of fees	82,790	—	—	—	—	82,790
Proceeds from issuance of membership units	35,636	—	—	—	—	35,636
Repayment of floating rate notes	—	(36,540)	—	—	—	(36,540)
Borrowing of floating rate notes	—	36,000	—	—	—	36,000
Repayment of note payable to related parties	—	(3,000)	—	—	—	(3,000)
Repayments of other debt	—	(1,970)	—	(68)	—	(2,038)
Payment of fees associated with financing	—	(1,490)	—	—	—	(1,490)
Proceeds from contributions by parent	—	118,426	—	—	(118,426)	—
Advances to/from subsidiaries	—	(1,919)	—	1,919	—	—

Net cash provided by/(used in) financing activities	118,426	92,451	—	1,851	(118,426)	94,302

Increase (decrease) in cash	—	903	—	(166)	—	737
Cash, beginning of period	—	2,105	—	170	—	2,275

Cash, end of period	$—	$3,008	$—	$4	$—	$3,012

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X.

MUZAK HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16.    Quarterly Financial Data (Unaudited): (In Thousands)

The quarterly data below is based on the Company’s fiscal periods.

	Fiscal 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$50,963	$54,069	$56,166	$56,558
Cost of revenues, excluding depreciation and amortization(a)	17,318	21,931	19,653	19,319
Income (loss) from operations(b)	(2,276)	(3,121)	1,015	1,785
Net Loss	(11,546)	(11,784)	(7,466)	(7,186)

	Fiscal 2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$49,968	$50,736	$50,526	$52,131
Cost of revenues, excluding depreciation and amortization(c)	16,647	16,910	17,915	20,035
Loss from operations(d)	(2,988)	(1,811)	(3,078)	(4,044)
Net Loss	(13,473)	(11,311)	(12,523)	(13,890)

	Fiscal 2000
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenue	$43,695	$48,016	$49,859	$50,578
Cost of revenues, excluding depreciation and amortization	15,704	18,241	17,963	16,867
Loss from operations	(145)	(2,028)	(357)	(1,020)
Net Loss	(11,241)	(14,409)	(12,621)	(12,340)

(a)	The second quarter of 2002 includes a $3.1 million charge to increase reserves for estimated prior period licensing royalties and related expenses.
(b)	The first quarter of 2002 includes a $0.5 million charge in connection with exploring various financing alternatives.
(c)	The fourth quarter of 2001 includes a $1.2 million charge related to a license fee audit.
(d)	The first quarter of 2001 includes a charge of $0.7 million related to the postponed private placement of Senior Subordinated Notes.

Historically, Muzak has experienced slight seasonality in its equipment and related services revenues and costs of revenues resulting primarily from a significant retail client base which constructs and opens new retail stores in time for the fourth quarter holiday season. Accordingly, Muzak experiences higher equipment and related services revenues and costs of goods in the third and fourth quarters, as opposed to the first half of the year, as a result of the installation and servicing of these new retail locations. However, this seasonality was less of a factor during 2002 due to less capital spending associated with a reduction in new location store build outs among national clients, particularly within the retail sector.

MUZAK HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash	$262	$1,781
Accounts receivable, net of allowances of $2,241 and $1,708	26,647	26,531
Inventory	12,274	11,401
Prepaid expenses and other assets	2,179	1,719

Total current assets	41,362	41,432
Property and equipment, net	107,794	110,889
Intangible assets, net	266,084	270,756
Deferred subscriber acquisition costs	42,310	41,410
Deferred charges and other assets, net	11,326	11,759

Total assets	$468,876	$476,246

LIABILITIES AND MEMBERS’ INTEREST
Current liabilities:
Accounts payable	$9,357	$10,049
Accrued expenses	17,358	18,304
Current portion of other liabilities	2,824	2,924
Current maturities of long term debt	7,855	7,855
Advance billings	1,993	1,040

Total current liabilities	39,387	40,172
Long-term debt	361,844	359,914
Related party notes	10,000	10,000
Other liabilities	9,975	10,215
Commitments and contingencies
Mandatorily redeemable preferred units	113,611	109,114
Members’ Interest:
Class A units	112,769	117,167
Class B units	—	97
Accumulated other comprehensive loss	(321)	(290)
Accumulated deficit	(178,389)	(170,143)

Total members’ interest	(65,941)	(53,169)

Total liabilities and members’ interest	$468,876	$476,246

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Quarter Ended March 31, 2003	Quarter Ended March 31, 2002
Revenues:
Music and other business services	$42,642	$39,540
Equipment and related services	14,048	11,423

	56,690	50,963
Cost of revenues:
Music and other business services (excluding $12,015 and $10,785 of depreciation and amortization expense).	7,784	7,760
Equipment and related services	11,289	9,558

	19,073	17,318

	37,617	33,645
Selling, general and administrative expenses	19,951	18,071
Depreciation and amortization expense	17,534	17,850

Income (loss) from operations	132	(2,276)
Other income (expense):
Interest expense	(8,612)	(9,592)
Other, net	36	19

Loss before income taxes	(8,444)	(11,849)
Income tax benefit	(198)	(303)

Net loss	$(8,246)	$(11,546)

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Quarter Ended March 31, 2003	Quarter Ended March 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,246)	$(11,546)
Adjustments to derive cash flow from continuing operating activities:
Gain on disposal of fixed assets	(6)	(11)
Deferred income tax benefit	(252)	(303)
Depreciation and amortization	17,534	17,850
Amortization of senior discount notes	1,952	1,762
Amortization of deferred financing fees	616	478
Amortization of deferred subscriber acquisition costs	3,617	2,879
Deferred subscriber acquisition costs	(4,517)	(3,479)
Change in unearned installment income	8	(418)
Change in certain assets and liabilities
Decrease (increase) in accounts receivable	(116)	986
Increase in inventory	(873)	(57)
Decrease in accounts payable	(325)	(1,335)
Decrease in accrued expenses	(948)	(2,441)
Increase in advance billings	953	738
Other, net	(233)	(435)

Net Cash Provided by Operating Activities	9,164	4,668

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property and equipment and intangibles	(9,717)	(9,467)
Proceeds from sale of fixed assets	7	13

Net Cash Used in Investing Activities	(9,710)	(9,454)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in book overdrafts	(367)	888
Repayments under revolver	—	(10,000)
Borrowings under revolver	—	4,000
Issuance of notes payable to a related party	—	10,000
Repayments of capital lease obligations and other debt	(606)	(657)
Payment of financing fees	—	(1,514)

Net Cash Provided by/(used in) Financing Activities	(973)	2,717

NET DECREASE IN CASH	(1,519)	(2,069)
CASH, BEGINNING OF PERIOD	1,781	2,583

CASH, END OF PERIOD	$262	$514

Significant non-cash activities:
Capital lease obligations	$51	$665

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN

MEMBERS’ INTEREST AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except for units)

	Class A		Class B		Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Members’ Interest
	Units	Dollars	Units	Dollars
Balance, December 31, 2002	132,422	$117,167	11,419	$97	$(170,143)	$(290)	$(53,169)
Comprehensive loss:
Net loss					(8,246)		(8,246)
Change in unrealized losses on derivative						(31)	(31)

Total comprehensive loss							(8,277)
Preferred return on preferred units		(4,398)		(97)			(4,495)

Balance, March 31, 2003	132,422	$112,769	11,419	$—	$(178,389)	$(321)	$(65,941)

The Notes are an integral part of these consolidated financial statements.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization

Muzak Holdings LLC (the “Company”), previously known as ACN Holdings, LLC, was formed in September 1998 pursuant to the laws of the state of Delaware. The Company, through its subsidiaries, provides business music programming to clients through its integrated nationwide network of owned operations and franchises. All of the operating activities are conducted through the Company’s subsidiaries.

As of March 31, 2003, ABRY Partners, LLC and its respective affiliates, collectively own approximately 64.2% of the beneficial interests in the Company’s voting interests.

2.    Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries: Muzak LLC, Muzak Capital Corporation, Muzak Holdings Finance Corporation, Muzak Finance Corporation, Business Sound Inc., Electro Systems Corporation, BI Acquisition LLC, MLP Environmental Music LLC, Audio Environments Inc., Background Music Broadcasters Inc., Telephone Audio Productions Inc., Vortex Sound Communications Company Inc., Music Incorporated, and Muzak Houston, Inc. All significant intercompany items have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X, and accordingly, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States. For further information, refer to the consolidated financial statements and footnotes thereto included in the Muzak Holdings LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2002 which can be found on the Company’s website, www.muzak.com.

The financial statements as of March 31, 2003 and March 31, 2002 and for the quarters then ended are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair statement of the financial information included herein in accordance with generally accepted accounting principles in the United States. The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Results of operations for interim periods are not necessarily indicative of results for the full year.

3.    Property and Equipment

Property and equipment consists of the following (in thousands):

	Useful Life (years)	March 31, 2003 (Unaudited)	December 31, 2002
Equipment provided to subscribers	4-6	$145,259	$140,604
Capitalized installation labor	5	65,584	62,007
Equipment	5-7	26,649	25,716
Other	3-30	18,578	18,321

		256,070	246,648
Less accumulated depreciation		(148,276)	(135,759)

		$107,794	$110,889

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Included in equipment and other at March 31, 2003 and December 31, 2002 is $13.8 million, respectively of equipment under capital leases, gross of accumulated depreciation of $10.1 million and $9.5 million, respectively. Depreciation of property and equipment was $12.5 million and $11.6 million for the quarters ended March 31, 2003 and 2002, respectively.

4.    Intangible Assets

Unamortized intangible assets consist of the following (in thousands):

	March 31, 2003 Carrying Amount	December 31, 2002 Carrying Amount
	(unaudited)
Goodwill	$140,805	$140,805

Amortized intangible assets consist of the following (in thousands):

	Useful Life (years)	March 31, 2003		December 31, 2002
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
		(unaudited)
Income producing contracts	12	$153,897	$(49,824)	$153,956	$(46,617)
License agreements	20	5,082	(1,016)	5,082	(953)
Deferred production costs	10	6,142	(1,385)	5,780	(1,232)
Trademarks	5	15,142	(11,999)	15,136	(11,242)
Non-compete agreements	3-5	7,376	(6,786)	7,468	(6,211)
Other	20	10,741	(2,091)	10,741	(1,957)

		$198,380	$(73,101)	$198,163	$(68,212)

Aggregate amortization expense was $5.0 million and $6.3 million for the quarters ended March 31, 2003 and 2002, respectively.

The estimated future aggregate amortization expense is as follows (in thousands):

Fiscal year ending
2003 (remaining nine months)	$13,447
2004	15,132
2005	14,293
2006	14,242
2007	14,216

5.    Accrued Expenses

Accrued expenses are summarized below (in thousands):

	March 31, 2003	December 31, 2002
	(Unaudited)
Accrued interest	$594	$3,427
Accrued compensation and benefits	4,326	3,178
Licensing royalties	3,421	3,472
Other	9,017	8,227

	$17,358	$18,304

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6.    Debt

Debt obligations consist of the following (in thousands):

	March 31, 2003	December 31, 2002
	(Unaudited)
Related Party Notes	$10,000	$10,000

Long term debt:
Revolving Loan-Senior Credit Facility	$26,300	$26,300
Senior Credit Facility	159,514	159,514
Senior subordinated notes	115,000	115,000
Senior discount notes	66,436	64,484
Other	2,449	2,471

Total debt obligations	369,699	367,769
Less current maturities	(7,855)	(7,855)

	$361,844	$359,914

Senior Credit Facility

As amended in March 2002, indebtedness under the Term Loan A and the Revolving Loans bear interest at a per annum rate equal to Muzak LLC’s choice of (i) the Alternate Base Rate (which is the highest of prime rate and the Federal Funds Rate plus .5%) plus a margin ranging from 2.00% to 3.00% or (ii) the offered rates for Eurodollar deposits (“LIBOR”) of one, two, three, or six months, as selected by Muzak LLC, plus a margin ranging from 3.00% to 4.00%. Margins, which are subject to adjustment based on the changes in the Muzak LLC’s ratio of consolidated total debt to Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation, amortization, other non cash charges, and certain other items as defined by the agreement) were 2.25% in the case of Alternate Base Rate and 3.25% in the case of LIBOR as of March 31, 2003. Indebtedness under the Term Loan B bears interest at a per annum rate equal to Muzak LLC’s choice of (i) the Alternate Base Rate (as described above) plus a margin of 3.5% or (ii) LIBOR of one, two, three, or six months, as selected by Muzak LLC plus a margin of 4.5%. The weighted average rate of interest on the Senior Credit Facility, including the effects of the interest rate swap, if any, was 5.5% and 9.2% at March 31, 2003 and 2002, respectively. The Amended Senior Credit Facility contains restrictive covenants including maintenance of interest, senior and total leverage, fixed charge ratios, and various other restrictive covenants which are customary for such facilities.

The Senior Credit Facility is guaranteed by the Company and certain 100% owned subsidiaries. The non-guarantor subsidiary is considered minor and the consolidated amounts in the Company’s financial statements are representative of the combined guarantor’s financial statements.

Senior Subordinated Notes

Muzak LLC together with its wholly owned subsidiary, Muzak Finance Corp., has $115.0 million in principal amount of 9 7/8% Senior Subordinated Notes (“Senior Subordinated Notes”) which mature on March 15, 2009. Interest is payable semi-annually, in arrears, on March 15 and September 15 of each year. The Senior Subordinated Notes are general unsecured obligations of the Muzak LLC and Muzak Finance Corp and are subordinated in right of payment to all existing and future Senior Indebtedness of Muzak LLC and Muzak Finance Corp. The indenture governing the Senior Subordinated Notes prohibits Muzak LLC from making certain payments such as dividends and distributions of their capital stock; repurchases or redemptions of their

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

capital stock, and investments (other than permitted investments) unless certain conditions are met by Muzak LLC. After March 15, 2004, the issuers may redeem all or part of the Notes at a redemption price equal to 104.938% of the principal which redemption price declines to 100% of the principal amount in 2007.

Senior Discount Notes

The Company together with its wholly owned subsidiary Muzak Holdings Finance Corp. has $75.0 million in principal amount at maturity, or $39.9 million in accreted value on the issue date, of 13% Senior Discount Notes (the “Senior Discount Notes”) due March 2010. Accreted value on the Senior Discount Notes was $66.4 million and $64.5 million as of March 31, 2003 and December 31, 2002, respectively. Cash interest on the Senior Discount Notes does not accrue and is not payable prior to March 15, 2004. The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity. Until March 15, 2004, the Senior Discount Notes will accrete in value such that the accreted value on March 15, 2004 will equal the principal amount at maturity of the Senior Discount Notes. From and after March 15, 2004, interest on the Senior Discount Notes will accrue at a rate of 13% per annum. Interest will be payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2004, to holders of record of the Senior Discount Notes at the close of business on the immediately preceding March 1 and September 1. Muzak Holdings LLC does not have any operations or assets other than its ownership of Muzak LLC. Accordingly, Muzak Holdings LLC is dependent upon distributions from Muzak LLC in order to pay interest beginning in 2004 as discussed above. Muzak LLC’s senior credit facility and senior subordinated notes indenture impose restrictions on its ability to make distributions to Muzak Holdings LLC. The senior credit facility and the senior subordinated notes indenture permit Muzak LLC to make payments and distributions to Muzak Holdings LLC on and after September 15, 2004 in an amount sufficient to permit Muzak Holdings LLC to make cash interest payments when due, however the senior credit facility requires that certain financial covenant levels be met in order to make such distributions.

Related Party Notes

In March 2002, the Company borrowed an aggregate amount of $10.0 million from MEM Holdings LLC in the form of junior subordinated unsecured notes (the “sponsor notes”), the proceeds of which were used to repay outstanding revolving loan balances. MEM Holdings LLC is a company that owns 64.2% of the voting interests in the Company. ABRY Broadcast Partners III and ABRY Broadcast Partners II are the beneficial owners of MEM Holdings LLC.

The sponsor notes accrue interest at 15% per annum; any accrued interest not paid as of March 31, June 30, September 30 or December 31 will bear interest at 15% per annum until such interest is paid or extinguished. The sponsor notes are junior and subordinate to payments for the Senior Credit Facility, and the Senior Subordinated Notes. At any time, the sponsor notes may be converted into Class A-2 units of the Company at the direction of MEM Holdings. If the sponsor notes have not been repaid in full as of September 2003, the sponsor notes will automatically be converted into Class A-2 units of the Company.

Other Debt

Muzak LLC assumed $2.4 million of promissory notes in connection with an acquisition in 1999. All of the notes, with the exception of one, bear interest at 9.9% and mature in November 2016. Muzak LLC is required to make interest only payments on a monthly basis through October 2006, and principal and interest payments for the remainder of the term. The note terms are the same for all but one of the notes. This note bears interest at 8% with principal and interest payments due monthly until maturity in October 2006.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Liquidity

During 2003, we expect that our primary source of funds will be cash flows from operations and expect net borrowings under the senior credit facility to be minimal. As of March 31, 2003, we had outstanding debt of $185.8 million under our senior credit facility, with additional available borrowings of up to $27.9 million. Based upon current and anticipated levels of operations, we believe that our cash flows from operations, combined with availability under the senior credit facility, will be adequate to meet our liquidity needs for at least the next twelve months. We strive to fund both investments in new client locations and interest and principal payments primarily through cash generated from operations rather than through borrowings under the Senior Credit Facility. Currently, we are funding investments in new client locations through cash generated from operations and are borrowing under our Senior Credit Facility for partial interest and principal payments. Our future performance is subject to industry based factors such as the level of competition in the business music industry, competitive pricing, concentrations in and dependence on satellite delivery capabilities, rapid technological changes, the impact of legislation and regulation, our dependence on license agreements and other factors that are beyond our control.

Annual Maturities

Annual maturities of long-term debt obligations are as follows (in thousands):

2003 (remaining nine months)	$7,834
2004	27,742
2005	69,233
2006	81,700
2007	118
Thereafter	193,072

Total interest paid by the Company on all indebtedness was $8.5 million and $12.3 million for the quarters ended March 31, 2003 and 2002, respectively.

Interest Rate Protection Programs

On January 28, 2000, Muzak LLC entered into a interest rate swap agreement in which Muzak LLC effectively exchanged $100.0 million of floating rate debt at three month LIBOR for 7.042% fixed rate debt. The interest rate swap agreement terminated on April 19, 2002. The effect of this interest rate protection agreement on the operating results of Muzak LLC was to increase interest expense by $1.2 million for the quarter ended March 31, 2002.

Muzak LLC entered into a three year interest rate cap on April 19, 2002, for which it paid a premium of $0.4 million. The interest rate cap protects Muzak LLC against LIBOR increases above 7.25% and is designated as a hedge of interest rates. Accordingly, the derivative is recognized on the balance sheet at its fair value. The hedge is considered 100% effective for exposures to interest rate fluctuations. As a result of the 100% effectiveness of the hedge, changes in the fair value of the derivative are recorded in other comprehensive loss. Muzak LLC is amortizing the premium paid for the cap over the life of the agreement using the caplets approach and any amounts received under the cap will be recorded as a reduction to interest expense.

7.    Muzak Holdings Finance Corp. and Muzak Finance Corp.

Muzak Holdings Finance Corp. and Muzak Finance Corp. had no operating activities during the quarters ended March 31, 2003 and 2002.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8.    Recently Issued Accounting Standards

The Emerging Issues Task Force has issued EITF 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF 00-21) which is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. We are currently assessing the impact of EITF 00-21.

9.    Commitments and Contingencies

Litigation

Muzak LLC is involved in various claims and lawsuits arising out of the normal conduct of its business. Although the ultimate outcome of these legal proceedings cannot be predicted with certainty, the management of Muzak LLC believes that the resulting liability, if any, will not have a material effect upon Muzak LLC’s consolidated financial statements or liquidity.

The industry-wide agreement between business music providers and BMI expired in December 1993. Since this time we have been operating under an interim agreement pursuant to which we have continued to pay royalties at the 1993 rates. Business music providers and BMI have been negotiating the terms of a new agreement. We are involved in a rate court proceeding, initiated by BMI in Federal Court in New York. At issue are the music license fees payable to BMI. The period from which such “reasonable” license fees are payable covers the period January 1, 1994 to March 31, 2003, and likely several years thereafter. BMI contends that those fee levels understate reasonable fee levels by as much as 100%. We are vigorously contesting BMI’s assessment. We believe the eventual court ruling setting final fees for the period covered will require retroactive adjustment, upward or downward, likely back to January 1, 1994, and possibly will also entail payment of pre-judgment interest. Discovery in the proceeding has commenced and is not yet completed. As of the date hereof, a trial date had not been set.

The industry-wide agreement between business music providers and ASCAP expired in May 1999. We began negotiations with ASCAP in June 1999, and we have continued to pay ASCAP royalties at the 1999 rates. The agreement between business music providers and ASCAP allowed either party to pursue a rate court proceeding in federal court in New York to seek a court determined reasonable rate if a mutually acceptable rate was not obtained by November 29, 2002. ASCAP notified the Company that it would pursue such rate court proceeding and on January 29, 2003 made an application to the court to commence such a proceeding.

We cannot predict what the terms of the new BMI or ASCAP agreements with business music providers will be or when agreements will be reached, although BMI and ASCAP have indicated that they are seeking royalty rate increases and a retroactive royalty rate increase. As of March 31, 2003, we have not accrued any amounts in connection with any such potential retroactive rate increases. In the first quarter of 2003, we paid approximately $3.0 million in royalties to ASCAP, BMI and to SESAC. Increases in the fees we must pay under these agreements could adversely affect our operating margin, and, therefore, our results of operations.

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings. Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings. The Digital Millennium Copyright Act did not specify the rate and terms of the license. As a result, the United States Copyright Office convened a Copyright Arbitration Royalty Panel to recommend an ephemeral royalty rate. In February 2002, the Panel recommended an ephemeral royalty rate of ten percent (10%) of gross proceeds applicable to the use of ephemeral copies. That recommendation was subject to review by the Librarian of Congress, who could have modified or adopted such recommendation.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2002, the Librarian of Congress published his final decision to adopt the Copyright Arbitration Royalty Panel’s recommendation of a ten percent (10%) ephemeral royalty rate, which covers the period from October 1998 through December 31, 2002. As required by such determination, we remitted payment on October 20, 2002 for royalties payable for the period from October 28, 1998 through August 31, 2002. We believe that the United States Copyright Office will once again convene a Copyright Arbitration Royalty Panel, sometime in 2003, to recommend an ephemeral royalty rate for the period from January 1, 2003 through December 31, 2007.

With respect to future revenue subject to such ephemeral royalty rate, we believe our exposure is minimal, as we believe our current satellite technologies do not require use of ephemeral copies. Nonetheless, there can be no assurances that the collective for the copyright owners will refrain from investigating or otherwise challenging the applicability of the statute to our satellite technologies.

As of March 31, 2003 our reserve for licensing royalties and related expenses was $2.9 million.

Other Commitments

As of March 31, 2003, Muzak LLC has approximately $30.5 million in outstanding capital expenditure commitments covering a three-year period. Muzak LLC is the lessee under various operating and capital leases for equipment, vehicles, satellite capacity, and buildings.

10.    Guarantors

The following schedules set forth condensed consolidating financial information as required by Rule 3-10 of Securities and Exchange Commission Regulation S-X for the quarters ended March 31, 2003 and 2002 for (1) Muzak Holdings, LLC, (2) Muzak LLC, a co-issuer of the Senior Subordinated Notes, (3) Muzak Finance Corp., a co-issuer of the Senior Subordinated Notes and a wholly-owned subsidiary of Muzak LLC, and (4) on a combined basis, the subsidiary guarantors of the Senior Subordinated Notes which include MLP Environmental Music, LLC, Business Sound, Inc., BI Acquisition LLC, Audio Environments, Inc., Background Music Broadcasters, Inc., Muzak Capital Corporation, Telephone Audio Productions, Inc., Muzak Houston, Inc., Vortex Sound Communications Company, Inc., and Music Incorporated, and a subsidiary that is not a guarantor of the Senior Subordinated Notes. The guarantor subsidiaries are direct and indirect wholly-owned subsidiaries of Muzak Holdings, LLC and have fully and unconditionally, jointly and severally, guaranteed the Senior Subordinated Notes of Muzak LLC and Muzak Finance Corp. Muzak Holdings, LLC has also fully and unconditionally, jointly and severally, guaranteed the Senior Subordinated Notes. The subsidiary that does not guarantee the Senior Subordinated Notes represents less than 3% of consolidated total assets, members’ interest, revenues, loss before income taxes and cash flow from operating activities. Therefore, the non-guarantor subsidiary information is not separately presented in the tables below but rather is included in the column labeled “Guarantor Subsidiaries”.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Operations for the Quarter ended March 31, 2003 (unaudited)  (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
Revenues
Music and other business services	$—	$41,012	$—	$1,630	$—	$42,642
Equipment and related services	—	14,048	—	—	—	14,048

	—	55,060	—	1,630	—	56,690
Cost of Revenues
Music and other business services	—	7,220	—	564	—	7,784
Equipment and related services	—	11,289	—	—	—	11,289

	—	18,509	—	564	—	19,073

	—	36,551	—	1,066	—	37,617

Selling, general & administrative	—	19,549	—	402	—	19,951
Depreciation & amortization expense	—	16,627	—	907	—	17,534

Income (Loss) from Operations	—	375	—	(243)	—	132
Other income (expense)
Interest expense	(2,036)	(6,522)	(2,839)	(54)	2,839	(8,612)
Other, net	—	36	—	—	—	36
Management Fee	—	326	—	(326)	—	—
Equity in earnings of subsidiaries**	(6,210)	(425)	—	—	6,635	—

Loss before income taxes	(8,246)	(6,210)	(2,839)	(623)	9,474	(8,444)
Income tax benefit	—	—	—	(198)	—	(198)

Net loss	$(8,246)	$(6,210)	$(2,839)	$(425)	$9,474	$(8,246)

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of regulation S-X
**	Amount excludes the net loss of Muzak Finance Corp (which is a wholly-owned subsidiary of Muzak LLC) as the interest expense recorded by Muzak Finance Corp, which relates solely to the Senior Subordinated Notes, is also reflected in Muzak LLC’s results of operations due to both of these entities being co-issuers of the Senior Subordinated Notes. Muzak Finance Corp has no results of operations other than the interest expense on the Senior Subordinated Notes.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Balance Sheets as of March 31, 2003 (unaudited) (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
ASSETS
Current assets:
Cash	$—	$262	$—	$—	$—	$262
Accounts receivable, net	—	25,557	—	1,090	—	26,647
Inventories	—	12,274	—	—	—	12,274
Prepaid expenses and other assets	—	2,179	—	—	—	2,179

Total current assets	—	40,272	—	1,090	—	41,362
Property and equipment, net	—	106,723	—	1,071	—	107,794
Intangible assets, net	—	241,029	—	25,055	—	266,084
Deferred subscriber acquisition costs and other assets, net	1,969	51,660	2,073	7	(2,073)	53,636
Advances to/from subsidiaries	—	—	—	662	(662)	—
Investment in subsidiaries	112,138	21,908	—	—	(134,046)	—

Total assets	$114,107	$461,592	$2,073	$27,885	$(136,781)	$468,876

LIABILITIES AND MEMBERS’ INTEREST
Current liabilities:
Accounts payable	$—	$9,137	$—	$220	$—	$9,357
Accrued expenses	—	16,170	473	1,188	(473)	17,358
Current portion of other liabilities	—	2,824	—	—	—	2,824
Current maturities of long term debt	—	7,769	—	86	—	7,855
Advanced billings	—	1,993	—	—	—	1,993

Total current liabilities	—	37,893	473	1,494	(473)	39,387
Long-term debt	66,437	293,368	115,000	2,039	(115,000)	361,844
Related party notes	—	10,000	—	—	—	10,000
Other liabilities	—	7,531	—	2,444	—	9,975
Advances to/from subsidiaries	—	662	—	—	(662)	—
Mandatorily redeemable preferred units	113,611	—	—	—	—	113,611
Members’ interest/Shareholders equity	(65,941)	112,138	(113,400)	21,908	(20,646)	(65,941)

Total liabilities and members’ interest	$114,107	$461,592	$2,073	$27,885	$(136,781)	$468,876

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Cash Flows for the Quarter ended March 31, 2003 (unaudited)  (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$—	$8,366	$—	$798	$—	$9,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed assets	—	7	—	—	—	7
Capital expenditures (for property, plant & equipment and intangibles)	—	(9,717)	—	—	—	(9,717)

Net cash used in investing activities	—	(9,710)	—	—	—	(9,710)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdrafts	—	(367)	—	—	—	(367)
Repayment of other debt	—	(585)	—	(21)	—	(606)
Advances to/from subsidiaries	—	777	—	(777)	—	—

Net cash used in financing activities	—	(175)	—	(798)	—	(973)

NET DECREASE IN CASH	—	(1,519)	—	—	—	(1,519)
CASH, BEGINNING OF PERIOD	—	1,781	—	—	—	1,781

CASH, END OF PERIOD	$—	$262	$—	$—	$—	$262

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Operations for the Quarter ended March 31, 2002 (unaudited)  (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
Revenues
Music and other business services	$—	$37,584	$—	$1,956	$—	$39,540
Equipment and related services	—	11,423	—	—	—	11,423

	—	49,007	—	1,956	—	50,963
Cost of Revenues
Music and other business services	—	7,417	—	343	—	7,760
Equipment and related services	—	9,558	—	—	—	9,558

	—	16,975	—	343	—	17,318

	—	32,032	—	1,613	—	33,645

Selling, general & administrative	—	17,847	—	224	—	18,071
Depreciation & amortization expense	—	16,513	—	1,337	—	17,850

Income (Loss) from Operations	—	(2,328)	—	52	—	(2,276)
Other income (expense)
Interest expense	(1,845)	(7,690)	(2,839)	(57)	2,839	(9,592)
Other, net	—	20	—	(1)	—	19
Management Fee	—	1,518	—	(1,518)	—	—
Equity in earnings of subsidiaries**	(9,701)	(1,221)	—	—	10,922	—

Loss before income taxes	(11,546)	(9,701)	(2,839)	(1,524)	13,761	(11,849)
Income tax benefit	—	—	—	(303)	—	(303)

Net loss	$(11,546)	$(9,701)	$(2,839)	$(1,221)	$13,761	$(11,546)

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of regulation S-X
**	Amount excludes the net loss of Muzak Finance Corp (which is a wholly-owned subsidiary of Muzak LLC) as the interest expense recorded by Muzak Finance Corp, which relates solely to the Senior Subordinated Notes, is also reflected in Muzak LLC’s results of operations due to both of these entities being co-issuers of the Senior Subordinated Notes. Muzak Finance Corp has no results of operations other than the interest expense on the Senior Subordinated Notes.

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Balance Sheets as of December 31, 2002 (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
Assets

Current assets:
Cash	$—	$1,781	$—	$—	$—	$1,781
Accounts receivable, net	—	25,298	—	1,233	—	26,531
Inventories	—	11,401	—	—	—	11,401
Prepaid expenses and other assets	—	1,719	—	—	—	1,719

Total current assets	—	40,199	—	1,233	—	41,432

Property and equipment, net	—	109,699	—	1,190	—	110,889
Intangible assets, net	—	244,913	—	25,843	—	270,756
Deferred subscriber acquisition costs and other assets, net	2,050	51,114	2,177	5	(2,177)	53,169
Advance to/from subsidiary	—	62	—	—	(62)	—
Investment in Subsidiary	118,379	22,333	—	—	(140,712)	—

Total assets	$120,429	$468,320	$2,177	$28,271	$(142,951)	$476,246

Liabilities and Members’ Interest

Current liabilities:
Accounts payable	$—	$10,002	$—	$47	$—	$10,049
Accrued expenses	—	17,267	3,312	1,037	(3,312)	18,304
Current portion of other liabilities	—	2,924	—	—	—	2,924
Current maturities of long term debt	—	7,769	—	86	—	7,855
Advanced billings	—	1,040	—	—	—	1,040

Total current liabilities	—	39,002	3,312	1,170	(3,312)	40,172

Long-term debt	64,484	293,371	115,000	2,059	(115,000)	359,914
Related party notes	—	10,000	—	—	—	10,000
Other liabilities	—	7,568	—	2,647	—	10,215
Advance to/ from subsidiary	—	—	—	62	(62)	—
Mandatorily redeemable preferred units	109,114	—	—	—	—	109,114
Members’ interest/Shareholders equity	(53,169)	118,379	(116,135)	22,333	(24,577)	(53,169)

Total liabilities and members’ interest	$120,429	$468,320	$2,177	$28,271	$(142,951)	$476,246

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statements of Cash Flows for the Quarter ended March 31, 2002 (unaudited)  (In thousands)

	Muzak Holdings LLC (“Parent”)	Muzak LLC (Co-issuer)	Muzak Finance Corp (Co-issuer)	Guarantor Subsidiaries*	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by/(used in) operating activities	$—	$4,987	$—	$(319)	$—	$4,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed assets	—	13	—	—	—	13
Capital expenditures (for property, plant & equipment and intangibles)	—	(9,467)	—	—	—	(9,467)

Net cash used in investing activities	—	(9,454)	—	—	—	(9,454)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdrafts	—	888	—	—	—	888
Repayment under revolver	—	(10,000)	—	—	—	(10,000)
Borrowing from senior credit facility	—	4,000	—	—	—	4,000
Proceeds from issuance of note payable to related party	—	10,000	—	—	—	10,000
Repayments of other debt	—	(638)	—	(19)	—	(657)
Payment of fees associated with financing	—	(1,514)	—	—	—	(1,514)
Advances to/from subsidiaries	—	(338)	—	338	—	—

Net cash provided by financing activities	—	2,398	—	319	—	2,717

NET DECREASE IN CASH	—	(2,069)	—	—	—	(2,069)
CASH, BEGINNING OF PERIOD	—	2,583	—	—	—	2,583

CASH, END OF PERIOD	$—	$514	$—	$—	$—	$514

*	Includes a non-guarantor subsidiary which is considered to be “minor” as defined by Rule 3-10 of Regulation S-X

MUZAK HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.    Subsequent Events

On May 5, 2003, Muzak LLC announced that it has commenced a private placement to raise proceeds of approximately $200 million from the issuance of Senior Notes due 2009 to be guaranteed by Muzak Holdings and certain of its subsidiaries. The Notes will be co-issued with Muzak Finance Corp. Subject to the successful completion of the offering, Muzak LLC will use the proceeds to repay its existing revolving credit facility, senior term loans, and certain other debt.

The Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933. The Notes will not be registered under the Securities Act of 1933. Therefore, the Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                 , 2003, all dealers that effect transactions in these securities, whether or not participating in this exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$220,000,000

Muzak LLC

Muzak Finance Corp.

10% Senior Notes

due 2009

PROSPECTUS

            2003

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20:    Indemnification of Directors and Officers.

(a)  Muzak LLC

Section 7.5 of the Muzak LLC’s Amended and Restated Limited Liability Company Agreement provides that Muzak LLC shall indemnify the directors and officers for damages to Muzak LLC from and against all claims liabilities and expenses arising out of any management of Muzak LLC’s affairs to the fullest extent allowed by law and consistent with the Delaware General Corporation Law but to the extent Muzak LLC’s assets are sufficient; provided that the director or officer acted in good faith and his or her conduct did not constitute gross negligence.

(b)  Muzak Finance Corp.

Article Eight of Muzak Finance Corp.’s (“Muzak Finance”) Certificate of Incorporation provides that Muzak Finance shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss.

(c)  Audio Environments, Inc.

Audio Environments, Inc. is a California corporation. Section III and IV of the Amended and Restated Articles of Incorporation of Audio Environments, Inc. provides that liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

Section 5 of the Bylaws of Audio Environments, Inc. provides that the corporation may indemnify any director, officer agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the General Corporation Law of California.

(d)  Background Music Broadcasters, Inc.

Background Music Broadcasters, Inc. is a California corporation. The Articles of Incorporation do not provide any indemnification provisions. Article VIII of the Bylaws of Background Music Broadcasters, Inc. provides that the corporation may indemnify any directors, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the General Corporation Law of California.

(e)  BI Acquisition, LLC

BI Acquisition, LLC is a Delaware limited liability company. The Certificate of Formation does not provide any indemnification provisions. Article 7 of the Limited Liability Company Agreement dated as of August 18, 1999 provides that the company shall indemnify any director or officer in his capacity as such acting at the request or on behalf of the company for reasonable attorney fees and expenses; provided that such director and officer acted in good faith and in the best interest of the company and such conduct was not gross negligence or willful misconduct. The indemnification is permitted to the extent permitted by Delaware General Corporation Law.

(f)  Business Sound, Inc. (formerly Music Acquisition, Inc.)

Business Sound, Inc. is an Ohio corporation. The Articles of Incorporation do not provide any indemnification provisions. The Article V of the Code of Regulations provides that the company shall indemnify, with the approval of the board of directors or shareholders, any officer or director in his capacity as such acting at the request or on behalf of the company for fees, expenses, settlement and damages related to civil, criminal or investigative, threatened, pending or completed action; provided that, such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the company; in the case of criminal actions, provided that, the officer or director had no reasonable cause to believe that his actions were unlawful; in the case of a derivative action, provided that, in addition to the above mentioned provisos, provided that, the officer or director is not adjudged to be liable for negligence or misconduct in the performance of his duty to the company and only to the extent a court determines such officer or director is entitled to such indemnity.

(g)  MLP Environmental Music, LLC

MLP Environmental Music, LLC is a Washington limited liability company. The Certificate of Formation does not provide any indemnification provisions. Section 5 of the Amended and Restated Limited Liability Company Agreement, dated as of March 18, 1999, provides that the company shall indemnify the manager or his affiliate, and any director, officer, partner, employee or agent thereof, against any liability, loss, damage, cost or expense incurred by them on behalf of the company or in furtherance of the company’s interest; provided that, such act or omission did not involve intentional misconduct or a knowing violation of law, conduct violating RCW 25.15.235 or any transaction from which such person will, without the approval of members holding a majority interest of the company, receive a benefit in money, property or services to which such person is not legally entitled.

(h)  Music Incorporated

Music Incorporated is a Delaware corporation. Section 9 of the Certificate of Incorporation provides that the personal liability of the directors of the company is limited to the fullest extent as allowed by Section 102 of the Delaware General Corporation Law. Section 10 of the Certificate of Incorporation provides that the company may indemnify any person as it deems appropriate to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Such indemnification does not affect indemnification rights or obligations provided in the Bylaws, if any.

(i)  Muzak Capital Corporation

Muzak Capital Corporation is a Delaware corporation. The Certificate of Incorporation does not provide any indemnification provisions. Article VI of the Bylaws provides that each director and officer, who is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director or officer of the corporation or was at such time a was serving at the request of the company as director or officer, shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss actually and reasonably incurred or suffered by such director or officer; in the case of third-party proceedings, provided that, the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the company and with respect to any criminal action such director or officer had no reasonable cause to believe the conduct was unlawful; in the case of proceedings by the company or by in the right of company, further provided that, the indemnity shall be qualified by the amount a court of chancery shall deem appropriate. Indemnification must be authorized by the board of directors, by independent legal counsel opinion, by the stockholders or as the Delaware General Corporation Law shall permit.

(j)  Muzak Holdings LLC

Muzak Holdings LLC is a Delaware limited liability company. The Certificate of Formation does not provide any indemnification provisions. Article 3 of the Fourth Amended and Restated Limited Liability Company Agreement, dated as of March 15, 2002, provides that each director and officer shall be indemnified and held harmless by the company, including advancement of attorneys’ fees and other expenses, but only to the extent that the company’s assets are sufficient therefore, from and against all claims, liabilities, and expenses arising out of any management of company affairs; provided that, (a) such director’s or officer’s course of conduct was pursued in good faith and believed by him to be in the best interests of the company was reasonably believed by him to be within the scope of authority conferred on such director or officer and (b) such course of conduct did not constitute gross negligence or willful misconduct. The indemnification rights are intended to provide indemnification to the fullest extent permitted by Delaware General Corporation Law.

(k)  Muzak Houston, Inc. (formerly known as Taft Broadcasting Systems, Inc.)

Muzak Houston, Inc. is a Texas corporation. The Articles of Incorporation do not provide any indemnification provisions. Article IV of the Bylaws provide that each director or officer shall be indemnified by the company from and against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claims, action, suit or proceeding to which he is a party by reason of his being, or having been such director or officer, and against such sums as independent counsel selected by the board of directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding; provided that, no director or officer shall be indemnified with respect to matters as to which it is determined that he was liable for negligence or misconduct in performance of his duty or to the extent the settlement payment is deemed by the board of directors not reasonable or against public policy.

(l)  Telephone Audio Productions, Inc.

Telephone Audio Productions, Inc. is a Texas corporation. Article 10 of the Articles of Incorporation provides that company shall indemnify any director or former director who is or is threatened to be made a defendant or respondent in a proceeding because such person is or was a director, against all judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding, but if the proceeding was brought by the or on behalf of the company the indemnification is limited to reasonable expenses actually incurred in connection with the proceeding; provided that, the director (a) conducted himself in good faith (b) reasonably believed that his conduct was in or not opposed to the company’s best interest, or (c) in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. The company shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A determination of indemnification must be made by a majority of the board of directors, by a majority of a committee of the board of directors, by special legal counsel or by the majority of shareholders.

(m)  Vortex Sound Communications Company, Inc.

Vortex Sound Communications Company, Inc. is a Delaware corporation. Article 10 of the Certificate of Incorporation provides that the company shall indemnify all persons it may indemnify as allowed under Section 145 of the Delaware General Corporation Law.

ITEM 21.    Exhibits.

(a)	The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

3.1	Certificate of Formation of Muzak LLC(1)

3.2	Certificate of Amendment of the Certificate of Formation of Muzak LLC(1)

3.3	Certificate of Merger merging Muzak Limited Partnership into Audio Communications Network, LLC.(1)

3.4	Certificate of Incorporation of Muzak Finance Corp.(1)

3.5	Articles of Incorporation of Audio Environments, Inc. with amendments attached thereto*

3.6	Articles of Incorporation of Background Music Broadcasters, Inc.*

3.7	Certificate of Formation of BI Acquisition, LLC with amendments attached thereto*

3.8	Articles of Incorporation of Music Acquisition, Inc. (Business Sound, Inc.)(1)

3.9	Certificate of Amendment by Shareholders of Music Acquisition, Inc. to the Articles of Incorporation of Music Acquisition, Inc.*

3.10	Certificate of Formation of MLP Environmental Music, LLC(1)

3.11	Certificate of Incorporation of Music Incorporated with amendments attached thereto*

3.12	Certificate of Formation of Muzak Holdings LLC(1)

3.13	Articles of Incorporation of Muzak Houston, Inc. with amendments attached thereto*

3.14	Certificate of Incorporation of Muzak Capital Corporation with amendments attached thereto*

3.15	Articles of Incorporation of Telephone Audio Productions, Inc. with amendments attached thereto*

3.16	Certificate of Incorporation of Vortex Sound Communications Company, Inc. with amendments attached thereto*

3.17	Amended and Restated Limited Liability Company Agreement of Muzak LLC with amendments attached thereto*

3.18	By-Laws of Muzak Finance Corp.(1)

3.19	By-Laws of Audio Environments, Inc. with amendments attached thereto*

3.20	By-Laws of Background Music Broadcasters, Inc. with amendments attached thereto*

3.21	Limited Liability Company Agreement of BI Acquisition, LLC*

3.22	Code of Regulations of Business Sound, Inc.(1)

3.23	Amended and Restated Limited Liability Company Agreement of MLP Environmental Music, LLC(1)

3.24	By-Laws of Music Incorporated*

3.25	By-Laws of Muzak Capital Corporation*

3.26	Fourth Amended and Restated Limited Liability Company Agreement of Muzak Holdings LLC(2)

3.27	By-Laws of Muzak Houston, Inc.*

3.28	By-Laws of Telephone Audio Productions, Inc.*

3.29	By-Laws of Vortex Sound Communications Company, Inc.*

4.1	Indenture, dated as of May 20, 2003, by and among Muzak LLC, Muzak Finance Corp., the guarantors named therein and U.S. Bank National Association.*

Exhibit No.	Description

4.2

Registration Rights Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Finance Corp., the guarantors named therein Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Fleet Securities, Inc.*

4.3

Indenture, dated as of March 18, 1999 by and among Muzak LLC and Muzak Finance Corp., as Issuers, Muzak Capital Corporation, MLP Environmental Music, LLC, Business Sound, Inc. and ACN Holding LLC, as Guarantors and State Street Bank and Trust Company, as Trustee.(4)

4.4	Form of 9 7/8% Senior Subordinated Notes due 2009 (included in Exhibit 4.3 above as Exhibit A).(4)

4.5

Registration Rights Agreement, dated as of March 18, 1999 by and among Muzak LLC and Muzak Finance Corp., the Guarantors named therein and CIBC Oppenheimer Corp. and Goldman, Sachs & Co., as Initial Purchasers.(4)

4.6

Supplemental Indenture, dated as of August 30, 1999 by and among Muzak LLC, Muzak Finance Corp., Muzak Capital Corporation, MLP Environmental Music, LLC, Business Sound, Inc., Muzak Holdings LLC and BI Acquisition, LLC, as Guarantors and State Street Bank and Trust Company, as Trustee.(4)

4.7	Indenture, dated as of March 18, 1999 by and among Muzak Holdings LLC and Muzak Holdings Finance Corp., as Issuers and State Street Bank and Trust Company, as Trustee.(5)

4.8	Form of Series A 13% Senior Discount Notes due 2010 (included in Exhibit 4.7 above as Exhibit A).(5)

4.9

Supplemental Indenture, dated as of February 24, 2000 by and among Telephone Audio Productions, Inc., Muzak LLC, and Subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.10

Supplemental Indenture, dated as of March 24, 2000 by and among Vortex Sound Communications Company, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.11

Supplemental Indenture, dates as of March 31, 2000 by and among Muzak Incorporated, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.12

Supplemental Indenture, dated as of March 31, 2000 by and among Muzak Houston, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.13	Muzak LLC 15% Junior Unsecured Promissory Note due 2007.(9)

4.14	Form of Series B 10% Senior Notes due 2009.**

5.1	Opinion of Kirkland & Ellis regarding the validity of new securities.**

10.1	Credit Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Holdings LLC and the Agents (as defined in the Credit Agreement).*

10.2	Guarantee and Collateral Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Holdings LLC and the subsidiary guarantors named therein.*

10.3

Amended and Restated Members Agreement, dated as of March 18, 1999, by and among Muzak Holdings LLC (f/k/a ACN Holdings, LLC), MEM Holdings LLC, David Unger, Joseph Koff, William Boyd and Music Holdings Corp.(4)

10.4	Management and Consulting Services Agreement dated as of October 6, 1998 by and between ABRY Partners, Inc. and ACN Operating, LLC.(4)

10.5	Form of Employment Agreement by and between Muzak LLC and each of the executive officers of Muzak other than William A. Boyd and David Unger.(4)

10.6	Amended and Restated Executive Employment Agreement, dated as of March 16, 2001, among Muzak Holdings LLC, Muzak LLC, and William A. Boyd.(8)

10.7	Securities Repurchase Agreement dated as of October 6, 1998 by and among ACN Holdings, LLC, David Unger and ABRY Broadcast Partners III, L.P.(5)

Exhibit No.	Description

10.8	Amended and Restated Securityholders Agreement dated as of October 18, 2000 by and among Muzak Holdings LLC and the various parties named therein.(7)

10.9	Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(7)

10.10	Investor Securities Purchase Agreement dated as of October 6, 1998 by and among ACN Holdings, LLC and the investors named therein.(5)

10.11	Form of Incentive Unit Agreement by and among Muzak Holdings LLC, each of the Name Executives and ABRY Broadcast Partners III, L.P.(5)

10.12

First Amendment dated as of May 8, 2001 to the Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(9)

10.13

Second Amendment dated as of March 8, 2002 to the Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(9)

10.14	Amended and Restated Securityholders Agreement dated as of March 15, 2002 by and among Muzak Holdings LLC and the various parties named therein.(10)

10.15(3)	Executive Employment Agreement dated as of November 5, 2002, among Muzak Holdings LLC, Muzak LLC, and Stephen P. Villa.(11)

12.1	Computation of Ratios of Earnings to Fixed Charges.*

21.1	List of Subsidiaries.**

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1	Power of Attorney.*

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association relating to the Indenture and the issuance of the Issuers’ securities.*

99.1	Form Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Tender Instructions.**

*	Filed previously.
**	Filed herewith.
(1)	Incorporated by reference to the registrants’ Registration Statement on Form S-4, File 333-78571.
(2)	Incorporated by reference to the registrants’ annual report of Form 10-K for the quarter ended December 31, 2002 (File No. 333-78571 and 333-78571-01).
(3)	Management contract or compensatory plan or arrangement.
(4)	Incorporated by reference to the Company’s Registration Statement on Form S-4, File No. 333-78571.
(5)	Incorporated by reference to the Parent’s Registration Statement on Form S-4, File No. 333-78573.
(6)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended March 31, 2000.
(7)	Incorporated by reference to the Parent’s Report on Form 10-Q for the fiscal quarter ended September 30, 2000.
(8)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2001.
(9)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended December 31, 2000.
(10)	Incorporated by reference to the Parent’s Report on Form 10-Q for the fiscal quarter ended March 31, 2002.
(11)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2002.

ITEM 22.    Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such registration statement;

1.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.	That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

6.	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MUZAK LLC MUZAK FINANCE CORP.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MLP ENVIRONMENTAL MUSIC, LLC
*
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA
By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA
Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

BUSINESS SOUND, INC.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA
Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MUZAK CAPITAL CORPORATION

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

AUDIO ENVIRONMENTS, INC.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of July, 2003.

BI ACQUISITION, LLC

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director
* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

BACKGROUND MUSIC BROADCASTERS, INC.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA
Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

TELEPHONE AUDIO PRODUCTIONS, INC.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff

Title:  Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

VORTEX SOUND COMMUNICATIONS COMPANY, INC.

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff

Title:  Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA
Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MUSIC INCORPORATED

*
By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer and Director (Principal Executive Officer)

/S/ STEPHEN P. VILLA By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MUZAK HOUSTON, INC.

* By: William A. Boyd
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By: William A. Boyd
Title: Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN P. VILLA
By: Stephen P. Villa
Title: Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

*
By: Royce Yudkoff
Title: Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Mill, South Carolina, on the 5th day of August, 2003.

MUZAK HOLDINGS LLC

*

By:	William A. Boyd
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2003.

*
By:	William A. Boyd
Title:	Chief Executive Officer and Director (Principal Executive Officer)

/S/ STEPHEN P. VILLA
By:	Stephen P. Villa
Title:	Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)

*
By:	Peni A. Garber
Title:	Director

By:	David W. Unger
Title:	Director

*
By:	Royce Yudkoff
Title:	Director

*
By:	Andrew Banks
Title:	Director

*
By:	Juliana F. Hill
Title:	Director

*
By:	Randall T. Mays
Title:	Director

* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to Powers of Attorney.

/S/ STEPHEN P. VILLA Stephen P. Villa, Attorney-in-Fact

ITEM 21.    Exhibits.

(a)	The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

3.1	Certificate of Formation of Muzak LLC(1)

3.2	Certificate of Amendment of the Certificate of Formation of Muzak LLC(1)

3.3	Certificate of Merger merging Muzak Limited Partnership into Audio Communications Network, LLC.(1)

3.4	Certificate of Incorporation of Muzak Finance Corp.(1)

3.5	Articles of Incorporation of Audio Environments, Inc. with amendments attached thereto*

3.6	Articles of Incorporation of Background Music Broadcasters, Inc.*

3.7	Certificate of Formation of BI Acquisition, LLC with amendments attached thereto*

3.8	Articles of Incorporation of Music Acquisition, Inc. (Business Sound, Inc.)(1)

3.9	Certificate of Amendment by Shareholders of Music Acquisition, Inc. to the Articles of Incorporation of Music Acquisition, Inc.*

3.10	Certificate of Formation of MLP Environmental Music, LLC(1)

3.11	Certificate of Incorporation of Music Incorporated with amendments attached thereto*

3.12	Certificate of Formation of Muzak Holdings LLC(1)

3.13	Articles of Incorporation of Muzak Houston, Inc. with amendments attached thereto*

3.14	Certificate of Incorporation of Muzak Capital Corporation with amendments attached thereto*

3.15	Articles of Incorporation of Telephone Audio Productions, Inc. with amendments attached thereto*

3.16	Certificate of Incorporation of Vortex Sound Communications Company, Inc. with amendments attached thereto*

3.17	Amended and Restated Limited Liability Company Agreement of Muzak LLC with amendments attached thereto*

3.18	By-Laws of Muzak Finance Corp.(1)

3.19	By-Laws of Audio Environments, Inc. with amendments attached thereto*

3.20	By-Laws of Background Music Broadcasters, Inc. with amendments attached thereto*

3.21	Limited Liability Company Agreement of BI Acquisition, LLC*

3.22	Code of Regulations of Business Sound, Inc.(1)

3.23	Amended and Restated Limited Liability Company Agreement of MLP Environmental Music, LLC(1)

3.24	By-Laws of Music Incorporated*

3.25	By-Laws of Muzak Capital Corporation*

3.26	Fourth Amended and Restated Limited Liability Company Agreement of Muzak Holdings LLC(2)

3.27	By-Laws of Muzak Houston, Inc.*

3.28	By-Laws of Telephone Audio Productions, Inc.*

3.29	By-Laws of Vortex Sound Communications Company, Inc.*

4.1	Indenture, dated as of May 20, 2003, by and among Muzak LLC, Muzak Finance Corp., the guarantors named therein and U.S. Bank National Association.*

Exhibit No.	Description

4.2

Registration Rights Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Finance Corp., the guarantors named therein Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Fleet Securities, Inc.*

4.3

Indenture, dated as of March 18, 1999 by and among Muzak LLC and Muzak Finance Corp., as Issuers, Muzak Capital Corporation, MLP Environmental Music, LLC, Business Sound, Inc. and ACN Holding LLC, as Guarantors and State Street Bank and Trust Company, as Trustee.(4)

4.4	Form of 9 7/8% Senior Subordinated Notes due 2009 (included in Exhibit 4.3 above as Exhibit A).(4)

4.5

Registration Rights Agreement, dated as of March 18, 1999 by and among Muzak LLC and Muzak Finance Corp., the Guarantors named therein and CIBC Oppenheimer Corp. and Goldman, Sachs & Co., as Initial Purchasers.(4)

4.6

Supplemental Indenture, dated as of August 30, 1999 by and among Muzak LLC, Muzak Finance Corp., Muzak Capital Corporation, MLP Environmental Music, LLC, Business Sound, Inc., Muzak Holdings LLC and BI Acquisition, LLC, as Guarantors and State Street Bank and Trust Company, as Trustee.(4)

4.7	Indenture, dated as of March 18, 1999 by and among Muzak Holdings LLC and Muzak Holdings Finance Corp., as Issuers and State Street Bank and Trust Company, as Trustee.(5)

4.8	Form of Series A 13% Senior Discount Notes due 2010 (included in Exhibit 4.7 above as Exhibit A).(5)

4.9

Supplemental Indenture, dated as of February 24, 2000 by and among Telephone Audio Productions, Inc., Muzak LLC, and Subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.10

Supplemental Indenture, dated as of March 24, 2000 by and among Vortex Sound Communications Company, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.11

Supplemental Indenture, dates as of March 31, 2000 by and among Muzak Incorporated, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.12

Supplemental Indenture, dated as of March 31, 2000 by and among Muzak Houston, Inc., Muzak LLC, and subsidiaries, as Guarantors and State Street Bank and Trust Company, as Trustee (Senior Subordinated Notes).(6)

4.13	Muzak LLC 15% Junior Unsecured Promissory Note due 2007.(9)

4.14	Form of Series B 10% Senior Notes due 2009.**

5.1	Opinion of Kirkland & Ellis regarding the validity of new securities.**

10.1	Credit Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Holdings LLC and the Agents (as defined in the Credit Agreement).*

10.2	Guarantee and Collateral Agreement, dated as of May 20, 2003, by and among Muzak LLC, Muzak Holdings LLC and the subsidiary guarantors named therein.*

10.3

Amended and Restated Members Agreement, dated as of March 18, 1999, by and among Muzak Holdings LLC (f/k/a ACN Holdings, LLC), MEM Holdings LLC, David Unger, Joseph Koff, William Boyd and Music Holdings Corp.(4)

10.4	Management and Consulting Services Agreement dated as of October 6, 1998 by and between ABRY Partners, Inc. and ACN Operating, LLC.(4)

10.5	Form of Employment Agreement by and between Muzak LLC and each of the executive officers of Muzak other than William A. Boyd and David Unger.(4)

10.6	Amended and Restated Executive Employment Agreement, dated as of March 16, 2001, among Muzak Holdings LLC, Muzak LLC, and William A. Boyd.(8)

10.7	Securities Repurchase Agreement dated as of October 6, 1998 by and among ACN Holdings, LLC, David Unger and ABRY Broadcast Partners III, L.P.(5)

Exhibit No.	Description

10.8	Amended and Restated Securityholders Agreement dated as of October 18, 2000 by and among Muzak Holdings LLC and the various parties named therein.(7)

10.9	Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(7)

10.10	Investor Securities Purchase Agreement dated as of October 6, 1998 by and among ACN Holdings, LLC and the investors named therein.(5)

10.11	Form of Incentive Unit Agreement by and among Muzak Holdings LLC, each of the Name Executives and ABRY Broadcast Partners III, L.P.(5)

10.12

First Amendment dated as of May 8, 2001 to the Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(9)

10.13

Second Amendment dated as of March 8, 2002 to the Securities Purchase Agreement between Muzak Holdings LLC as Issuer and BancAmerica Capital Investors I, L.P. and various investors as purchasers dated as of October 18, 2000.(9)

10.14	Amended and Restated Securityholders Agreement dated as of March 15, 2002 by and among Muzak Holdings LLC and the various parties named therein.(10)

10.15(3)	Executive Employment Agreement dated as of November 5, 2002, among Muzak Holdings LLC, Muzak LLC, and Stephen P. Villa.(11)

12.1	Computation of Ratios of Earnings to Fixed Charges.*

21.1	List of Subsidiaries.**

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1	Power of Attorney.*

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association relating to the Indenture and the issuance of the Issuers’ securities.*

99.1	Form Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Tender Instructions.**

*	Filed previously.
**	Filed herewith.
(1)	Incorporated by reference to the registrants’ Registration Statement on Form S-4, File 333-78571.
(2)	Incorporated by reference to the registrants’ annual report of Form 10-K for the quarter ended December 31, 2002 (File No. 333-78571 and 333-78571-01).
(3)	Management contract or compensatory plan or arrangement.
(4)	Incorporated by reference to the Company’s Registration Statement on Form S-4, File No. 333-78571.
(5)	Incorporated by reference to the Parent’s Registration Statement on Form S-4, File No. 333-78573.
(6)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended March 31, 2000.
(7)	Incorporated by reference to the Parent’s Report on Form 10-Q for the fiscal quarter ended September 30, 2000.
(8)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2001.
(9)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended December 31, 2000.
(10)	Incorporated by reference to the Parent’s Report on Form 10-Q for the fiscal quarter ended March 31, 2002.
(11)	Incorporated by reference to the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2002.